As filed with the Securities and Exchange Commission on
                                February 28, 2006

                                                     Registration No. 333-130390



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                         04-3310019
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)             identification number)

                                 60 Wall Street
                            New York, New York 10005
                                 (212) 250-2500

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 894-8400

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

----------------------------------------------------------------------
        Anna H. Glick, Esq.               Kevin C. Blauch, Esq.
 Cadwalader, Wickersham & Taft LLP        Latham & Watkins LLP
    One World Financial Center              885 Third Avenue
     New York, New York 10281           New York, New York 10022
          (212) 504-6309                     (212) 906-1241
----------------------------------------------------------------------

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only certificates being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]


                                                    CALCULATION OF REGISTRATION FEE
                                                         Proposed Maximum      Proposed Maximum        Amount of
    Title of Securities being         Amount being      Offering Price Per    Aggregate Offering      Registration
          Registered(1)               Registered(2)          Unit(3)               Price(3)              Fee(4)
          -------------               -------------          -------               --------              ------
     Mortgage Pass-Through
           Certificates             $24,000,000,000            100%          $24,000,000,000        $2,568,000

-----------------------------
(1) This Registration Statement and the registration fee pertain to the initial offering of the Mortgage Pass-Through Certificates registered hereunder by the Registrant.

(2) Includes $15,718,489,000 of unsold Mortgage Pass-Through Certificates registered on the Registrant's Registration Statement on Form S-3 (Registration No. 333-125499) which initially was filed with the Securities and Exchange Commission on June 3, 2005, as amended by that certain Pre-Effective Amendment No. 1, which was filed on June 30, 2005 (which $15,718,489,000 amount includes $1,718,489,000 of Mortgage Pass-Through Certificates initially registered on the Registrant's Registration Statement on Form S-3 (Registration No. 333-112636), which initially was filed with the Securities and Exchange Commission on February 9, 2004, as amended by that certain Pre-Effective Amendment No. 1, which was filed on March 25, 2004, which Mortgage Pass-Through Certificates were carried forward on Registration No. 333-125499 pursuant to Rule 429). Such $15,718,489,000 of unsold Mortgage Pass-Through Certificates is being carried forward in this Registration Statement pursuant to Rule 429. Registration Statement No. 333-125499 and Registration Statement No. 333-112636 are collectively referred to herein as the "Prior Registration Statements."

(3)  Estimated solely for purposes of calculating the registration fee.

(4) In accordance with Rule 457(o) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended. $107 of the registration fee was paid in connection with the initial filing of this Registration Statement. The registration fee of $1,850,066.15 in connection with the unsold amount of $15,718,489,000 of Mortgage Pass-Through Certificates carried forward from the Prior Registration Statements has been previously paid by the Registrant under the Prior Registration Statements. Pursuant to Rule 457 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, such filing fee is offset against the filing fee currently due in connection with this registration statement.

   Pursuant to Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus and Prospectus Supplement contained in this Registration Statement also relate to the Prior Registration Statements and to $15,718,489,000 of unsold Mortgage Pass-Through Certificates registered on the Prior Registration Statements.

The information in this prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated __________, 200__
PROSPECTUS SUPPLEMENT(1)
(To Prospectus dated ___, 200_)

                             $[______] (Approximate)

                                 COMM 200[_]-[_]

                  Commercial Mortgage Pass-Through Certificates

                       German American Capital Corporation

                                  [and] [____]

                                   Sponsor[s]

                 Deutsche Mortgage & Asset Receiving Corporation

                                    Depositor

                               [Name of the Trust]

                                 Issuing Entity

                     [____________________________________]
                             Mortgage Loan Seller[s]


                            ------------------------

     The COMM 200[_]-[_] Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in a trust fund. The trust's assets will primarily be [_] fixed-rate mortgage loans secured by first liens on [_] commercial, multifamily and manufactured housing community properties. The COMM 200[_]-[_] Commercial Mortgage Pass-Through Certificates will represent interests in [and the obligations of] the issuing entity only and will not represent the obligations of Deutsche Mortgage & Asset Receiving Corporation, German American Capital Corporation [or any other sponsor], the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

     Each class of certificates will receive distributions of interest, principal or both, on the [10th] day of each month, commencing _____, 20__. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this prospectus supplement under "Description of the Certificates--Distributions--Subordination; Allocation of Collateral Support Deficit." [Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will be providing [identify credit enhancement, liquidity support or derivatives instrument] with respect to the Class [___] Certificates, as described herein under "Description of the Certificates-- [identify credit enhancement, liquidity support or derivatives instrument]."

                            ------------------------

     Certain characteristics of the certificates offered in this prospectus supplement include:

                                      Initial
                                    Certificate         Approximate         Assumed Final        Rated Final        [____]
                                    Balance or            Initial           Distribution        Distribution      Anticipated
                                Notional Balance(1)  Pass-Through Rate         Date(2)             Date(2)         Ratings(9)
                                -------------------  -----------------      -------------       -------------     ----------
Class [A-1](4)............                                    % (7)
Class [A-2](4)............                                    % (7)
Class [A-3](4)............                                    % (7)
Class [A-4](4)............                                    % (7)
Class [A-AB](4)...........                                    % (7)
Class [A-5A](4)...........                                    % (7)
Class [A-5B](4)...........                                    % (7)
Class [A-1A](4)...........                                    % (7)
Class [X-P](6)............                                    % (6)
Class [A-J]...............                                    % (7)
Class [B] ................                                    % (8)
Class [C] ................                                    % (8)
Class [D].................                                    % (8)

------------------
(Footnotes to table to begin on page S-4)

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus are truthful or complete.

     Any representation to the contrary is a criminal offense. Investing in the certificates offered in this prospectus supplement involves risks. See "Risk Factors" beginning on page S-[__] of this prospectus supplement and page [__] of the prospectus.

     Deutsche Bank Securities Inc. [_____________] is acting as lead manager and underwriter of the offering, and [_____________] and [_____________] are acting as co-managers of the offering. [_____________] is sole bookrunner of all the certificates offered in this prospectus supplement. The underwriters will offer the certificates offered in this prospectus supplement to the public in negotiated transactions at varying prices to be determined at the time of sale.

     [_____________], [_____________] and [_____________] are required to purchase the certificates offered in this prospectus supplement (in the amounts set forth in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the certificates offered in this prospectus supplement approximately [___]% of the initial aggregate certificate balance of the certificates offered in this prospectus supplement, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the certificates offered in this prospectus supplement to purchasers on or about [________], 2005.


--------

(1) This form of Prospectus Supplement is a form of prospectus supplement that may be used in a particular transaction. The provisions in this form may change from transaction to transaction, whether or not the provisions are bracketed in the form, to reflect the specific parties, the structure of the certificates, servicing provisions, asset pool, provisions of the pooling and servicing agreement and other matters. In all cases, the provisions in the prospectus supplement will be consistent in material respects with the provisions in the prospectus.

                             [Names of Underwriters]

     The date of this prospectus supplement is [_____________]

              Important Notice About Information Presented In This Prospectus Supplement And The Accompanying Prospectus

     Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered in this prospectus supplement; and (b) this prospectus supplement, which describes the specific terms of the certificates offered in this prospectus supplement. The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered in this prospectus supplement. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered in this prospectus supplement and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page S-[__] in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page [__] in the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Deutsche Mortgage & Asset Receiving Corporation.

                                EXECUTIVE SUMMARY

     This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and the prospectus relating to the certificates offered in this prospectus supplement and the underlying mortgage loans.

                                     Initial
                       Anticipated  Certificate   Approximate                  Description     Assumed
                         Ratings     Balance or    Percent of                       of          Final       Rated Final
                          (S&P)       Notional       Total       Approximate   Pass-Through  Distribution  Distribution
        Class            Moody's     Balance(1)   Certificates  Credit Support     Rate        Date(2)        Date(2)
        -----            -------     ----------   ------------  --------------     ----        -------        -------

Certificates Offered                                                                 (7)
Class [A-1](4) ...                                                    (5)            (7)
Class [A-2](4)....                                                    (5)            (7)
Class [A-3](4)....                                                    (5)            (7)
Class [A-4](4)....                                                    (5)            (7)
Class [A-AB](4)...                                                    (5)            (7)
Class [A-5A](4)...                                                    (5)            (7)
Class [A-5B](4)...                                                    (5)            (7)
Class [A-1A](4) ..                                                    (5)            (7)
Class [X-P] (6)...                                                                   (6)
Class [A-J] (4)...                                                    (5)            (7)
Class [B].........                                                                   (8)
Class [C].........                                                                   (8)
Class [D].........                                                                   (8)
Non--Offered
Certificates
Class [E]                                                                            (8)
Class [F]                                                                            (8)
Class [G]                                                                            (8)
Class [H]                                                                            (8)
Class [J]                                                                            (7)
Class [K]                                                                            (7)
Class [L]                                                                            (7)
Class [M]                                                                            (7)
Class [N]                                                                            (7)
Class [O]                                                                            (7)
Class [P]                                                                            (7)
Class [X-C]                                                                          (6)



                        Approximate     Weighted
                          Initial       Average
                        Pass-Through      Life        Principal
        Class               Rate       (Yrs.)(3)      Window(3)
        -----               ----       ---------      ---------

Certificates Offered
Class [A-1](4) ...
Class [A-2](4)....
Class [A-3](4)....
Class [A-4](4)....
Class [A-AB](4)...
Class [A-5A](4)...
Class [A-5B](4)...
Class [A-1A](4) ..
Class [X-P] (6)...
Class [A-J] (4)...
Class [B].........
Class [C].........
Class [D].........
Non--Offered
Certificates
Class [E]
Class [F]
Class [G]
Class [H]
Class [J]
Class [K]
Class [L]
Class [M]
Class [N]
Class [O]
Class [P]
Class [X-C]

------------------

(1)  Approximate; subject to a variance of plus or minus 5%.

(2) The assumed final distribution date with respect to any class of certificates offered in this prospectus supplement is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The rated final distribution date for each class of certificates offered in this prospectus supplement is the distribution date in [_____________]. See "Yield and Maturity Considerations" and "Ratings" in this prospectus supplement.

(3) The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates.

(4) For purposes of making distributions to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B] and Class [A-1A] Certificates, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of [____] mortgage loans, representing approximately [____]% of the outstanding pool balance. Loan Group 2 will consist of [____] mortgage loans, representing approximately [____]% of the outstanding pool balance. Loan Group 2 will include approximately [____]% of all the mortgage loans secured by multifamily properties and approximately [____]% of all the mortgage loans secured by manufactured housing community properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-1A], Class [X-C] and Class [X-P] Certificates, interest distributions on the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] Certificates will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class [A-1A] Certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1, and after the certificate principal balance of the Class [A-1A] Certificates has been reduced to zero, Loan Group 2, and the Class [A-1A] Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2, and after the certificate principal balance of the Class [A-5B] Certificates has been reduced to zero, Loan Group 1. However, on and after any distribution date on which the certificate principal balances of the Class [A-J] and Class [B] through Class [P] Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5] and Class [A-1A] Certificates, pro rata, provided that amounts distributed to the Class [A-5] Certificates will be applied first to the Class [A-5A] Certificates and then to the Class [A-5B] Certificates as described in this prospectus supplement.

(5) Represents the approximate credit support for the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B] and Class [A-1A] Certificates in the aggregate. Additionally, the credit support for the Class [A-5A] Certificates reflects the credit support provided by the Class [A-5B] Certificates. References in this prospectus supplement to the Class [A-5] Certificates means the Class [A-5A] Certificates and the Class [A-5B] Certificates.

(6) The Class [X-C] and Class [X-P] Certificates will not have a certificate balance. The interest accrual amounts on each of the Class [X-C] and Class [X-P] Certificates will be calculated by reference to a notional amount equal to the aggregate of the class principal balances of all or some of the classes of certificates, as applicable. The pass-through rates on the Class [X-C] and Class [X-P] Certificates in the aggregate will be based on the weighted average of the interest strip rates of the components of the Class [X-C] and Class [X-P] Certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Offered Certificates--General" and "--Distributions" in this prospectus supplement.

(7) The pass-through rates on each of the Class [A-1], Class [A-2], Class [A-3] and Class [A-4] Certificates will be the fixed rate set forth on the cover page. The pass-through rates on the Class [A-5A], Class [A-5B], Class [A-1A], Class [A-J], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates will, at all times, be equal to the lesser of (i) the weighted average net mortgage pass-through rate, and (ii) the fixed rate set forth on the cover page.

 (8) The pass-through rate applicable to the Class [B] Certificates will, at all times, equal the weighted average net mortgage pass-through rate minus [____]%. The pass through rate applicable to the Class [C] Certificates will, at all times, equal the weighted average net mortgage pass through rate minus [___]%. The pass-through rate applicable to the Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates will, at all times, equal the weighted average net mortgage pass through rate.

(9) It is a condition to issuance of the Certificates that the Certificates receive the ratings set forth above.

     The Class [R] and Class [LR] Certificates are not represented in this table.

     The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

                                The Mortgage Pool

Outstanding Pool Balance as of the Cut-off Date(1)                    [_______]
Number of Mortgage Loans                                              [_______]
Number of Mortgaged Properties                                        [_______]
Average Mortgage Loan Balance                                         [_______]
Weighted Average Mortgage Rate                                        [_______]
Weighted Average Remaining Term to Maturity (in months)               [_______]
Weighted Average Debt Service Coverage Ratio                          [_______]
Weighted Average Loan-to-Value Ratio                                  [_______]

------------------

(1) Subject to a permitted variance of plus or minus [___]%.

                                TABLE OF CONTENTS


EXECUTIVE SUMMARY ...........................................................S-3
SUMMARY OF THE PROSPECTUS SUPPLEMENT ........................................S-9
THE MORTGAGE POOL ..........................................................S-21
     Characteristics of the Mortgage Pool ..................................S-21
RISK FACTORS ...............................................................S-31
     Risks Related to the Mortgage Loans ...................................S-31
     Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed ......S-31
     Commercial Lending Is Dependent Upon Net Operating Income .............S-31
     Some Mortgaged Properties May Not Be Readily
         Convertible to Alternative Uses ...................................S-33
     Property Value May Be Adversely Affected Even
         When Current Operating Income Is Not ..............................S-33
     Tenant Concentration Entails Risk .....................................S-34
     Mortgaged Properties Leased to Multiple Tenants Also Have Risks .......S-34
     Mortgaged Properties Leased to Borrowers
         or Borrower Affiliated Entities Also Have Risks ...................S-34
     Risks Related to Loan Concentration ...................................S-34
     Risks Related to Borrower Concentration ...............................S-35
     Risks Relating to Property Type Concentration .........................S-35
     Geographic Concentration Entails Risks ................................S-36
     Multifamily Properties Have Special Risks .............................S-37
     Office Properties Have Special Risks ..................................S-39
     Retail Properties Have Special Risks ..................................S-39
     Hotel Properties Have Special Risks ...................................S-40
     Self Storage Properties Have Special Risks ............................S-42
     Industrial Properties Have Special Risks ..............................S-42
     Properties With Condominium Ownership Have Special Risks ..............S-42
     Certain Additional Risks Related To Tenants ...........................S-43
     Tenant Bankruptcy Entails Risks .......................................S-44
     The Sellers Of The Mortgage Loans Are Subject To
         Bankruptcy Or Insolvency Laws That May Affect The
         Trust's Ownership Of The Mortgage Loans ...........................S-44
     Environmental Laws Entail Risks .......................................S-44
     Potential Trust Liability Related to a
         Materially Adverse Environmental Condition ........................S-45
     Borrower May Be Unable to Repay the Remaining
         Principal Balance on the Maturity Date ............................S-46
     Risks Related to Modification of Mortgage
         Loans with Balloon Payments .......................................S-46
     Risks Relating to Borrowers' Organization or Structure ................S-47
     Risks Related to Additional Debt ......................................S-47
     Bankruptcy Proceedings Entail Certain Risks ...........................S-48
     Lack of Skillful Property Management Entail Risks .....................S-49
     Risks of Inspections Relating to Property .............................S-49
     Risks to the Mortgaged Properties Relating
         to Terrorist Attacks ..............................................S-49
     Recent Developments May Increase the
         Risk of Loss on the Mortgage Loans ................................S-50
     Recent Hurricanes .....................................................S-50
     Property Insurance ....................................................S-50
     Appraisals and Market Studies Have
         Certain Limitations ...............................................S-53
     Tax Considerations Related to Foreclosure .............................S-53
     Increases in Real Estate Taxes Due to
         Termination of a PILOT Program or Other
         Tax Abatement Arrangements May Reduce
         Payments to Certificateholders ....................................S-53
     Risks Related to Enforceability .......................................S-54
     State Law Limitations Entail Certain Risks ............................S-54
     Leasehold Interests Entail Certain Risks ..............................S-54
     Potential Absence of Attornment
         Provisions Entails Risks ..........................................S-55
     Risks Related to Zoning Laws ..........................................S-55
     Risks Related to Litigation ...........................................S-55
     Risks Related to Compliance with Americans
         With Disabilities Act .............................................S-55
     Conflicts of Interest .................................................S-56
     Directing Certificateholder May Direct
         Special Servicer Actions ..........................................S-56
     Related Parties May Acquire Certificates
         or Experience Other Conflicts .....................................S-56
     Conflicts Between Managers and the
         Mortgage Loan Borrowers ...........................................S-57
     Risks Related to the Offered Certificates .............................S-57
     Risks Related to Prepayments and Repurchases ..........................S-57
     Risks Related to Enforceability of Prepayment
         Premiums, Yield Maintenance Charges
         and Defeasance Provisions .........................................S-58
     Yield Considerations ..................................................S-59
     Risks Related to Borrower Default .....................................S-59
     Risks Related to Certain Payments .....................................S-60
     Risks of Limited Liquidity and Market Value ...........................S-60

     Subordination of Subordinate Offered Certificates .....................S-60
     Risk of Limited Assets ................................................S-61
     Risks Relating to Lack of Certificateholder
         Control Over Trust ................................................S-61
     Different Timing of Mortgage Loan Amortization
         Poses Certain Risks ...............................................S-61
     Other Risks ...........................................................S-61
THE SPONSOR[S], MORTGAGE LOAN SELLER[S] AND ORIGINATOR[S] ..................S-61
     German American Capital Corporation ...................................S-61
     [Name of Other Sponsor[s]] ............................................S-61
     [Additional Mortgage Loan Sellers] ....................................S-62
     [Additional Originators] ..............................................S-62
     Underwriting Standards ................................................S-62
THE DEPOSITOR ..............................................................S-62
THE ISSUING ENTITY .........................................................S-63
THE MASTER SERVICER ........................................................S-64
     The Master Servicer ...................................................S-64
PRIMARY SERVICING ..........................................................S-65
[AFFILIATED SUB-SERVICERS] .................................................S-65
[SIGNIFICANT SUB-SERVICERS] ................................................S-65
THE SPECIAL SERVICER .......................................................S-65
THE TRUSTEE ................................................................S-66
     General ...............................................................S-66
     Duties of the Trustee .................................................S-67
     Certain Matters Regarding the Trustee .................................S-67
     Resignation and Removal of the Trustee ................................S-67
[PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT] .............S-68
[THE FISCAL AGENT ..........................................................S-68
[CERTAIN LEGAL PROCEEDINGS] ................................................S-69
DESCRIPTION OF THE MORTGAGE POOL ...........................................S-69
     General ...............................................................S-69
     Security for the Mortgage Loans .......................................S-70
     [[Prefunding].[Revolving] Period] .....................................S-70
     Significant Mortgage Loans and Significant Obligors ...................S-70
     Sale of the Mortgage Loans ............................................S-71
     Certain Underwriting Matters ..........................................S-72
     Additional Loan Information ...........................................S-74
     Certain Terms and Conditions of the Mortgage Loans ....................S-86
     Changes in Mortgage Pool Characteristics ..............................S-91
DESCRIPTION OF THE OFFERED CERTIFICATES ....................................S-92
     General ...............................................................S-92
     Distributions .........................................................S-96
         Fees and Expenses ................................................S-101
     Class [A-AB] Planned Principal Balance ...............................S-109
     Prepayment Premiums, Yield Maintenance Charges .......................S-110
     Assumed Final Distribution Date;
         Rated Final Distribution Date ....................................S-110
     Realized Losses ......................................................S-111
     Prepayment Interest Shortfalls .......................................S-112
     Subordination ........................................................S-113
     Appraisal Reductions .................................................S-114
     Delivery, Form and Denomination ......................................S-115
     Book-Entry Registration ..............................................S-116
     Definitive Certificates ..............................................S-118
     Retention of Certain Certificates by
         [an Affiliate of] the [Sponsor] [Depositor]
         [Issuing Entity] [Entity Described in
         Item 1119(a) of Regulation AB] ...................................S-119
[THE [IDENTIFY CREDIT ENHANCEMENT, LIQUIDITY SUPPORT
     OR DERIVATIVES INSTRUMENT] ...........................................S-119
YIELD AND MATURITY CONSIDERATIONS .........................................S-119
     Yield Considerations .................................................S-119
     Weighted Average Life ................................................S-121
     Certain Price/Yield Tables ...........................................S-127
     Weighted Average Life and Yield Sensitivity
         of the Class [X-P] Certificates ..................................S-131
THE POOLING AND SERVICING AGREEMENT .......................................S-132
     General ..............................................................S-132
     Servicing of the Mortgage Loans; Collection
         of Payments ......................................................S-133
     Advances .............................................................S-134
     Accounts .............................................................S-137
     Enforcement of "Due-On-Sale" and "Due-On-Encumbrance"
         Clauses ..........................................................S-138
     Inspections ..........................................................S-140
     Insurance Policies ...................................................S-140
     Assignment of the Mortgage Loans .....................................S-143
     Representations and Warranties; Repurchase;
         Substitution .....................................................S-143
     Certain Matters Regarding the Depositor,
         the Master Servicer and the Special Servicer .....................S-147
     Events of Default ....................................................S-148
     Rights Upon Event of Default .........................................S-149
     Amendment ............................................................S-150
     Evidence of Compliance ...............................................S-151
     Voting Rights ........................................................S-151
     Sale of Defaulted Mortgage Loans .....................................S-151
     Realization Upon Defaulted Mortgage Loans ............................S-152
     Modifications ........................................................S-154
     [Trigger Events ......................................................S-155
     Optional Termination .................................................S-155
     Servicing Compensation and Payment of Expenses .......................S-156
     Special Servicing ....................................................S-157
     Master Servicer and Special Servicer
         Permitted to Buy Certificates ....................................S-161

     Reports to Certificateholders;
         Available Information ............................................S-162
     Trustee Reports ......................................................S-162
     Master Servicer Reports ..............................................S-164
     Other Information ....................................................S-165
     Exchange Act Filings .................................................S-166
USE OF PROCEEDS ...........................................................S-166
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...................................S-166
ERISA CONSIDERATIONS ......................................................S-168
LEGAL INVESTMENT ..........................................................S-170
METHOD OF DISTRIBUTION ....................................................S-171
LEGAL MATTERS .............................................................S-172
RATINGS ...................................................................S-172
LEGAL ASPECTS OF MORTGAGE LOANS IN [STATE] ................................S-173
INDEX OF DEFINED TERMS ....................................................S-174
ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS .....................A-1
ANNEX A-2 CERTAIN CHARACTERISTICS OF THE MULTIFAMILY
     AND MANUFACTURED HOUSING LOANS .........................................A-2
ANNEX A-3 RATES USED IN DETERMINATION OF THE CLASS X-C
     AND CLASS X-P PASS-THROUGH RATES .......................................A-3
ANNEX A-4 CLASS A-AB PLANNED PRINCIPAL BALANCE ..............................A-4
ANNEX B DESCRIPTIONS OF TOP TEN MORTGAGE LOANS ..............................B-1
ANNEX C GLOBAL CLEARANCE, SETTLEMENT
     AND TAX DOCUMENTATION PROCEDURES .......................................C-1

--------------------------------------------------------------------------------

                      SUMMARY OF THE PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

Title of Certificates.....................  COMM 200[_]-C[_] Commercial Mortgage
                                            Pass-Through Certificates.

                           RELEVANT PARTIES AND DATES

Issuing Entity............................  The issuing entity is [____], a common law trust fund to be formed
                                            on the closing date under the laws
                                            of the State of New York pursuant to
                                            a pooling and servicing agreement by
                                            and among the depositor, the
                                            trustee, the master servicer, the
                                            special servicer, the paying agent
                                            [and the fiscal agent]. See "The
                                            Issuing Entity" in this prospectus
                                            supplement.

Depositor.................................  Deutsche Mortgage & Asset Receiving
                                            Corporation, a Delaware Corporation.
                                            See "The Depositor" in the
                                            prospectus. Our principal offices
                                            are located at 60 Wall Street, New
                                            York, New York 10005. Our telephone
                                            number is (212) 250-2500. See "The
                                            Depositor" in this prospectus
                                            supplement and the prospectus.

Sponsor[s]................................  [German American Capital
                                            Corporation] [and ______,] each has
                                            acted as the sponsor with respect to
                                            the issuance of the certificates.
                                            The sponsor is the entity that will
                                            organize and initiate the issuance
                                            of the certificates by transferring
                                            or causing the transfer of the
                                            mortgage loans to the depositor. The
                                            depositor in turn will transfer the
                                            mortgage loans to the trust fund and
                                            the trust fund will issue the
                                            certificates. See "The Sponsor[s],
                                            Mortgage Loan Seller[s] and
                                            Originator[s]" in this prospectus
                                            supplement and "The Sponsor" in the
                                            prospectus.

Mortgage Loan Sellers.....................  [German American Capital
                                            Corporation], [a] [the] sponsor and
                                            an affiliate of (a) [Deutsche Bank
                                            Securities Inc., an underwriter, and
                                            (b) Deutsche Mortgage & Asset
                                            Receiving Corporation, the
                                            Depositor]. [Identify other mortgage
                                            loan sellers.] See "Description of
                                            the Mortgage Pool--The Mortgage Loan
                                            Sellers" in this prospectus
                                            supplement.

                                            The mortgage loans were originated
                                            or purchased by the mortgage loan
                                            sellers (or an affiliate of such
                                            mortgage loan seller) as follows:


                                              Initial          % of Cut-off                           % of Initial
   Mortgage Loan          Number of       Outstanding Pool    Date Principal    % of Initial Loan     Loan Group 2
      Sellers          Mortgage Loans         Balance             Balance        Group 1 Balance         Balance
   -------------       --------------     ----------------    --------------    -----------------     ------------





Originator[s].............................  Each mortgage loan seller or its affiliate originated the loans as to
                                            which it is acting as mortgage loan
                                            seller[; except that ___% of the
                                            loans as to which ___ is acting as
                                            mortgage loan seller were originated
                                            by ___ and acquired from __ by such
                                            mortgage loan seller.] [German

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            American Capital Corporation] [and]
                                            ____ each originated more than 10%
                                            of the mortgage loans in the trust
                                            fund. See "The Sponsor[s], Mortgage
                                            Loan Seller[s] and Originator[s]" in
                                            this prospectus supplement.

Master Servicer...........................  [____], a [specify entity type and jurisdiction of organization], will
                                            act as master servicer with respect
                                            to the mortgage pool. See "The
                                            Master Servicer" in this prospectus
                                            supplement. The master servicer will
                                            be primarily responsible for
                                            servicing and administering,
                                            directly or through sub-servicers,
                                            the mortgage loans: (a) as to which
                                            there is no default or reasonably
                                            foreseeable default that would give
                                            rise to a transfer of servicing to
                                            the special servicer; and (b) as to
                                            which any such default or reasonably
                                            foreseeable default has been
                                            corrected, including as part of a
                                            work-out. In addition, the master
                                            servicer will be the primary party
                                            responsible for making principal and
                                            interest advances and property
                                            advances under the pooling and
                                            servicing agreement. The fee of the
                                            master servicer will be payable
                                            monthly on a loan-by-loan basis from
                                            amounts received in respect of
                                            interest on each mortgage loan
                                            (prior to application of such
                                            interest payments to make payments
                                            on the certificates), and will be
                                            equal ______% per annum of the
                                            stated principal balance of the
                                            related mortgage loan. The master
                                            servicer will also be entitled to
                                            receive income from investment of
                                            funds in certain accounts and
                                            certain fees paid by the borrowers.

Special Servicer..........................  [____], a [specify entity type and jurisdiction of organization], will
                                            be responsible for the servicing and
                                            administration of the specially
                                            serviced mortgage loans. See "The
                                            Pooling and Servicing
                                            Agreement--Special Servicing" in
                                            this prospectus supplement. The
                                            principal compensation to be paid to
                                            the special servicer in respect of
                                            its special servicing activities
                                            will be the special servicing fee,
                                            the workout fee and the liquidation
                                            fee.

                                            The special servicing fee will equal
                                            ____% per annum of the stated
                                            principal balance of the related
                                            specially serviced mortgage loan,
                                            and will be payable monthly.

                                            The workout fee will generally be
                                            payable with respect to each
                                            specially serviced mortgage loan
                                            which has become a "corrected
                                            mortgage loan" (which will occur (i)
                                            with respect to a specially serviced
                                            mortgage loan as to which there has
                                            been a payment default, when the
                                            borrower has brought the mortgage
                                            loan current and thereafter made
                                            three consecutive full and timely
                                            monthly payments, including pursuant
                                            to any workout and (ii) with respect
                                            to any other specially serviced
                                            mortgage loan, when the related
                                            default is cured or the other
                                            circumstances pursuant to which it
                                            became a specially serviced mortgage
                                            loan cease to exist in the good
                                            faith judgment of the Special
                                            Servicer. The workout fee will be
                                            calculated by application of a
                                            workout fee rate of ____% to each
                                            collection of interest and principal
                                            (including scheduled payments,
                                            prepayments, balloon payments, and
                                            payments at maturity) received on
                                            the related mortgage loan for so
                                            long as it remains a corrected
                                            mortgage loan.

                                            A liquidation fee will be payable
                                            with respect to each specially
                                            serviced mortgage loan as to which
                                            the special servicer obtains a full
                                            or discounted payoff with respect
                                            thereto from the related borrower or
                                            which is repurchased by the related
                                            mortgage loan seller outside the
                                            applicable cure period and, except
                                            as otherwise described herein, with

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            respect to any specially serviced
                                            mortgage loan or REO property as to
                                            which the special servicer receives
                                            any liquidation proceeds. The
                                            liquidation fee for each specially
                                            serviced mortgage loan will be
                                            payable from, and will be calculated
                                            by application of a liquidation fee
                                            rate of ____% to the related payment
                                            or proceeds. The special servicer
                                            will also be entitled to receive
                                            income from investment of funds in
                                            certain accounts and certain fees
                                            paid by the borrowers.

                                            The foregoing compensation to the
                                            special servicer will be paid from
                                            the applicable distributions on the
                                            mortgage loans prior to application
                                            of such distributions to make
                                            payments on the certificates, and
                                            may result in shortfalls in payments
                                            to certificateholders.

[Primary Servicer[s]].....................  [_______, a _______ _______, will act as primary servicer with respect
                                            to [__ of] the underlying mortgage
                                            loans[, representing __ % of the
                                            initial mortgage pool balance] [,
                                            which were originated by __]. See
                                            "The Master Servicer--Primary
                                            Servicing" in this prospectus
                                            supplement. The master servicer will
                                            pay the fees of the primary servicer
                                            or servicers.]

[Affiliated Sub-Servicers.................  Each of the following entities will be or is expected to be a sub
                                            servicer of mortgage loans and is
                                            affiliated with the Depositor, [one
                                            of] the sponsor[s], [one of] the
                                            [other] mortgage loan seller[s] or
                                            [one of] the underwriter[s]:

                                                                                            % of
                                                                                          Initial
                                                                          Number of       Mortgage
                                                      Sub-Servicer     Mortgage Loans   Pool Balance    Affiliate
                                                      ------------     --------------   ------------    ---------

                                            1.
                                            2.
                                            3.
                                            4.

                                            The master servicer will pay the
                                            fees of each subservicer.

                                            See "Affiliated Sub-Servicers" in
                                            this prospectus supplement.]

[Significant Sub-Servicers................  Each of the following entities will be or is expected to be a
                                            sub-servicer of 10% or more of the
                                            initial aggregate principal balance
                                            of the mortgage loans:

                                                                                         % of Initial
                                                                         Number of      Mortgage Pool
                                                      Sub-Servicer     Mortgage Loans      Balance
                                                      ------------     --------------   -------------
                                            1.
                                            2.
                                            3.
                                            4.


                                            The master servicer will pay the
                                            fees of each subservicer.


                                            See "Significant Sub-Servicers" in
                                            this prospectus supplement.]

Trustee...................................  [_______] [specify entity type and jurisdiction of organization]. The
                                            Trustee's address is [_______].
                                            Following the transfer of the
                                            underlying mortgage loans into the
                                            trust, the trustee, on behalf of the
                                            trust, will become the holder of
                                            each mortgage loan transferred to
                                            the trust. The trustee will also
                                            have additional duties with respect
                                            to tax administration. In addition,
                                            the trustee will be primarily
                                            responsible for


--------------------------------------------------------------------------------
                                            back-up advancing. The fee of the
                                            trustee will be payable monthly from
                                            amounts received in respect of
                                            interest on each mortgage loan, and
                                            will be equal to __% per annum of
                                            the stated principal balance of the
                                            related mortgage loan.

[Fiscal Agent.............................  [_________] will act as fiscal agent. The fiscal agent will be
                                            responsible for back-up advancing if
                                            the trustee fails to perform its
                                            back-up advancing obligations. See
                                            "The Fiscal Agent" in this
                                            prospectus supplement.]

Affiliates................................  All the shares of capital stock of
                                            Deutsche Mortgage & Asset Receiving
                                            Corporation, which is the depositor,
                                            are held by DB U.S. Financial
                                            Markets Holding Corporation. [German
                                            American Capital Corporation, which
                                            is the sponsor, is an affiliate of
                                            Deutsche Bank Securities, Inc., one
                                            of the underwriters and an affiliate
                                            of the depositor.]

The [Credit Enhancement
     Facility] [Liquidity Facility].......  [Name of Credit Enhancement
                                            Provider, Liquidity Provider or
                                            Derivatives Provider] will be
                                            providing a [identify credit
                                            enhancement, liquidity support or
                                            derivatives instrument] with respect
                                            to the Class _ Certificates, as
                                            described herein under "Description
                                            of the Certificates--The [identify
                                            credit enhancement, liquidity
                                            support or derivatives instrument]."

[Other Significant Parties]...............  The mortgage loan borrowers related to the underlying mortgage loans
                                            identified on Annex A-1 to this
                                            prospectus supplement as
                                            ____________, _____________ and
                                            ____________, [are affiliated and]
                                            represent [__]% of the initial
                                            mortgage pool balance. See
                                            "Description of the Mortgage
                                            Pool--Significant Mortgage Loans" in
                                            this prospectus supplement.

                                            The mortgaged real properties
                                            related to the underlying mortgage
                                            loans identified on Annex A-I to
                                            this prospectus supplement as
                                            ____________, _____________ and
                                            ____________, [are related and]
                                            represent [__]% of the initial
                                            mortgage pool balance. See
                                            "Description of the Mortgage
                                            Pool--Significant Mortgage Loans" in
                                            this prospectus supplement.

                                            Certain of the lessees occupying all
                                            or a portion of the mortgaged real
                                            properties related to the underlying
                                            mortgage loans identified on Annex
                                            A-I to this prospectus supplement as
                                            ____________, _____________ and
                                            ____________, [are affiliated and]
                                            and represent [__]% of the [cash
                                            flow of the] initial mortgage pool.
                                            See "Description of the Mortgage
                                            Pool--Significant Mortgage Loans" in
                                            this prospectus supplement.

The Directing Certificateholder...........  With respect to each mortgage loan, other than the [__________] Loan and
                                            [___________] Loan, the directing
                                            certificateholder will be the
                                            controlling class representative.
                                            With respect to the [__________]
                                            Loan and [___________] Loan, (a)
                                            prior to a control appraisal event,
                                            the holder of the related
                                            subordinate mortgage loan and (b) so
                                            long as a control appraisal event
                                            exists, the Controlling Class
                                            Representative.

The Controlling Class Representative......  Generally, the controlling class certificateholder selected by more
                                            than 50% of the controlling class
                                            certificateholders, by certificate
                                            balance.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Underwriters..............................  [Deutsche Bank Securities Inc.]
                                            [and] [___________]. [Deutsche Bank
                                            Securities Inc. is an affiliate of
                                            German American Capital Corporation,
                                            [one of] the sponsor[s], and of the
                                            depositor.] [Set forth any other
                                            affiliations between an underwriter
                                            and other transaction parties.] The
                                            underwriters are required to
                                            purchase the certificates offered in
                                            this prospectus supplement from the
                                            Depositor (in the amounts set forth
                                            in this prospectus supplement under
                                            "Method of Distribution"), subject
                                            to certain conditions. See "Method
                                            of Distribution" in this prospectus
                                            supplement.

Cut-off Date..............................  With respect to each mortgage loan, the later of [_____________] and the
                                            date of origination of the mortgage
                                            loan.

Closing Date..............................  On or about [_____________].

Distribution Date.........................  The [10th] day of each month, or if the [10th] day is not a business
                                            day, the business day immediately
                                            following that [10th] day,
                                            commencing in [_____________].

Record Date...............................  With respect to any distribution date, the close of business on the
                                            last business day of the preceding
                                            month.

Determination Date........................  The earlier of (i) the [sixth] day of the month in which the related
                                            distribution date occurs, or if the
                                            [sixth] day is not a business day,
                                            then the immediately preceding
                                            business day, and (ii) the [fourth]
                                            business day prior to the related
                                            distribution date.

Collection Period.........................  With respect to any distribution date, the period that begins
                                            immediately following the
                                            determination date in the calendar
                                            month preceding the month in which
                                            that distribution date occurs (or,
                                            in the case of the initial
                                            distribution date, immediately
                                            following the cut-off date) and ends
                                            on the determination date in the
                                            calendar month in which that
                                            distribution date occurs, provided,
                                            that with respect to the payment by
                                            a borrower of a balloon payment on
                                            its related due date or during its
                                            related grace period, the collection
                                            period will extend up to and
                                            including the business day prior to
                                            the business day preceding the
                                            related distribution date.

Interest Accrual Period...................  With respect to any distribution date, the calendar month immediately
                                            preceding the month in which the
                                            distribution date occurs.
                                            Calculations of interest due in
                                            respect of the certificates will be
                                            made on the basis of a 360-day year
                                            consisting of twelve 30-day months.

                              CERTIFICATES OFFERED

General...................................  The Depositor is offering hereby the following [___] classes of
                                            commercial mortgage pass-through
                                            certificates:

                                            o   Class [A-1]

                                            o   Class [A-2]

                                            o   Class [A-3]

                                            o   Class [A-4]

                                            o   Class [A-AB]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            o   Class [A-5A]

                                            o   Class [A-5B]

                                            o   Class [A-1A]

                                            o   Class [X-P]

                                            o   Class [A-J]

                                            o   Class [B]

                                            o   Class [C]

                                            o   Class [D]

                                            The trust created by the Depositor
                                            will consist of a total of [___]
                                            classes, the following [___] of
                                            which are not being offered through
                                            this prospectus supplement and the
                                            accompanying prospectus: Class
                                            [X-C], Class [E], Class [F], Class
                                            [G], Class [H], Class [J], Class
                                            [K], Class [L], Class [M], Class
                                            [N], Class [O], Class [P], Class [R]
                                            and Class [LR].

                                            The certificates will represent
                                            beneficial ownership interests in
                                            the trust. The trust's assets will
                                            primarily consist of [___] mortgage
                                            loans secured by first liens on
                                            [___] commercial, multifamily and
                                            manufactured housing community
                                            properties.

Certificate Balances......................  Your certificates have the approximate aggregate initial
                                            certificate balance/notional balance
                                            set forth below, subject to a
                                            permitted variance of plus or minus
                                            5%.


                                            Class [A-1]........................      $[__________] principal balance
                                            Class [A-2]........................      $[__________] principal balance
                                            Class [A-3]........................      $[__________] principal balance
                                            Class [A-4]........................      $[__________] principal balance
                                            Class [A-AB].......................      $[__________] principal balance
                                            Class [A-5A].......................      $[__________] principal balance
                                            Class [A-5B].......................      $[__________] principal balance
                                            Class [A-1A].......................      $[__________] principal balance
                                            Class [X-P]........................      $[__________] principal balance
                                            Class [A-J]........................      $[__________] principal balance
                                            Class [B]..........................      $[__________] principal balance
                                            Class [C]..........................      $[__________] principal balance
                                            Class [D]..........................      $[__________] principal balance

                                            The certificates that are not
                                            offered in this prospectus
                                            supplement (other than the Class [R]
                                            and Class [LR] Certificates) will
                                            have the initial aggregate
                                            certificate balances or notional
                                            balance, as applicable, as set forth
                                            under "Executive Summary--The
                                            Certificates" in this prospectus
                                            supplement.

                                            The Class [X-C] and Class [X-P]
                                            Certificates will not have
                                            certificate balances or entitle
                                            their holders to distributions of
                                            principal. The Class [X-C] and Class
                                            [X-P] Certificates will, however,
                                            represent the right to receive
                                            distributions of interest accrued as
                                            described in this prospectus
                                            supplement on a notional balance.
                                            The notional balance of the Class
                                            [X-C] Certificates will be based on
                                            the aggregate of the certificate


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            balances of all of the certificates
                                            (other than the Class [X-C], Class
                                            [X-P], Class [R] and Class [LR]
                                            Certificates). The notional balance
                                            of the Class [X-P] Certificates, for
                                            any distribution date, will equal
                                            the sum of the principal balances of
                                            one or more classes of principal
                                            balance certificates or designated
                                            components of those classes, and
                                            those classes and components and
                                            their principal balances will vary
                                            over time. The classes of
                                            certificates and designated
                                            components of those classes that
                                            will form part of the total notional
                                            balance of the Class [X-P]
                                            Certificates for each distribution
                                            date are described under
                                            "Description of the Offered
                                            Certificates-General" in this
                                            prospectus supplement.

                                            See "Description of the Offered
                                            Certificates--General" and
                                            "--Distributions" in this prospectus
                                            supplement.

Pass-Through Rates........................  The certificates will accrue interest at an annual rate called a
                                            pass-through rate which is set forth
                                            below:

                                            o   The pass-through rates
                                                applicable to the Class [A-1],
                                                Class [A-2], Class [A-3], Class
                                                [A-4] and Class [A-AB]
                                                Certificates are fixed at
                                                [____]%,[____]%,[____]%,[____]%
                                                and [____]%, respectively.

                                            o   The Pass-Through Rate applicable
                                                to the Class [A-5A], Class
                                                [A-5B], Class [A-1A] and Class
                                                [A-J] will, at all times, be
                                                equal to the lesser of (i) the
                                                Weighted Average Net Mortgage
                                                Pass-Through Rate and (ii) (a)
                                                [____]%, with respect to the
                                                Class [A-5A] Certificates, (b)
                                                [____]%, with respect to the
                                                Class [A-5B] Certificates, (c)
                                                [____]%, with respect to the
                                                Class [A-1A] Certificates and
                                                (d) [____]%, with respect to the
                                                Class [A-J] Certificates.

                                            o   The pass-through rate applicable
                                                to the Class [B] and Class [C]
                                                Certificates will, at all times,
                                                equal the weighted average net
                                                mortgage pass-through rate less
                                                [________]% and [________]%,
                                                respectively.

                                            o   The pass-through rate applicable
                                                to the Class [D], Class [E],
                                                Class [F], Class [G] and Class
                                                [H] Certificates will, at all
                                                times, equal the weighted
                                                average net mortgage
                                                pass-through rate.

                                            o   The pass-through rates
                                                applicable to the Class [J],
                                                Class [K], Class [L], Class [M],
                                                Class [N], Class [O] and Class
                                                [P] Certificates will, at all
                                                times, will be equal to [____]%
                                                per annum subject to a cap of
                                                the weighted average net
                                                mortgage pass-through rate.

                                            o   The Class [R] and Class [LR]
                                                Certificates will not have
                                                pass-through rates. See
                                                "Description of the Offered
                                                Certificates--Distributions--
                                                Method, Timing and Amount" and
                                                "--Payment Priorities" in this
                                                prospectus supplement.

                                            o   The pass-through rate applicable
                                                to the Class [X-C] Certificates
                                                for the initial distribution
                                                date will equal approximately
                                                [________]% per annum. The
                                                pass-through rate for the Class
                                                [X-C] Certificates for each
                                                distribution date subsequent to
                                                the initial distribution date
                                                will equal the weighted average
                                                of certain strip rates
                                                applicable to the respective
                                                classes of principal balance
                                                certificates or to designated
                                                components of those classes,
                                                with the relevant

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                weighting to be done based upon
                                                the relative sizes of those
                                                classes or components. In that
                                                regard, although the outstanding
                                                principal balance of each class
                                                of principal balance
                                                certificates is represented in
                                                the total notional amount of the
                                                Class [X-C] Certificates, in the
                                                case of one or more classes of
                                                principal balance certificates,
                                                that principal balance is
                                                divided into two or more
                                                components for purposes of the
                                                calculation of the pass-through
                                                rate for the Class [X-C]
                                                Certificates from time to time.

                                            o   The pass-through rate applicable
                                                to the Class [X-P] Certificates
                                                for the initial distribution
                                                date will be [____]% per annum.
                                                The pass-through rate for the
                                                Class [X-P] Certificates, for
                                                each distribution date
                                                subsequent to the initial
                                                distribution date through and
                                                including the [_____________]
                                                distribution date, will equal
                                                the weighted average of certain
                                                respective strip rates
                                                applicable to certain classes of
                                                principal balance certificates
                                                or designated components of
                                                those classes that in either
                                                case form a part of the total
                                                notional amount of the Class
                                                [X-P] Certificates outstanding
                                                immediately prior to the related
                                                distribution date, with the
                                                relevant weighting to be done
                                                based upon the relative sizes of
                                                those classes or components. The
                                                strip rates applicable to the
                                                calculation of the pass-through
                                                rates for the Class [X-C] and
                                                X-P Certificates are described
                                                under "Description of the
                                                Offered Certificates--Payment
                                                Priorities--Distributions" in
                                                this prospectus supplement.

Assumed Final Distribution
     Date; Rated Final Distribution
     Date ................................  The Assumed Final Distribution Dates
                                            of the Offered Certificates are set
                                            below. Such dates were calculated
                                            based on numerous assumptions as
                                            described herein under "Description
                                            of the Offered Certificates--Assumed
                                            Final Distribution Date; Rated Final
                                            Distribution Date." Accordingly, in
                                            the event of defaults on the
                                            mortgage loans, the actual final
                                            Distribution Date for one or more
                                            classes of the Offered Certificates
                                            may be later, and could be
                                            substantially later, than the
                                            related Assumed Final Distribution
                                            Date(s).

                                                     Class Designation            Assumed Final Distribution Date
                                                     -----------------            -------------------------------
                                            Class [A-1]....................
                                            Class [A-2]....................
                                            Class [A-3]....................
                                            Class [A-4]....................
                                            Class [A-AB]...................
                                            Class [A-5A]...................
                                            Class [A-5B]...................
                                            Class [A-1A]...................
                                            Class [X-P]....................
                                            Class [A-J]....................
                                            Class [B]......................
                                            Class [C]......................
                                            Class [D]......................

                                            The "Rated Final Distribution Date"
                                            of the Offered Certificates will be
                                            _____________, the first
                                            Distribution Date after the [ ]th
                                            month following the end of the
                                            amortization term for the mortgage
                                            loan that, as of the Cut-off Date,
                                            will have the longest remaining
                                            amortization term.


Distributions.............................  On each distribution date, you will be entitled to receive interest and
                                            principal distributions from
                                            available funds in an amount equal
                                            to your certificate's interest and
                                            principal entitlement, subject to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            (i) payment of the respective
                                                interest entitlement for any
                                                class of certificates bearing an
                                                earlier alphabetical designation
                                                (except in respect of the
                                                distribution of interest among
                                                the Class [A-1], Class [A-2],
                                                Class [A-3], Class [A-4], Class
                                                [A-AB], Class [A-5], Class
                                                [A-1A], Class [X-C] and Class
                                                [X-P] Certificates, which will
                                                have the same senior priority
                                                and except that distributions to
                                                the Class [A-J] Certificates are
                                                paid after distributions to the
                                                foregoing classes, provided that
                                                if any interest is distributed
                                                to the Class [A-5] Certificates
                                                it will be applied first to the
                                                Class [A-5A] Certificates up to
                                                its interest entitlement and
                                                then to the Class [A-5B]
                                                Certificates up to its interest
                                                entitlement), and

                                            (ii)if applicable, payment of the
                                                respective principal entitlement
                                                for such distribution date to
                                                outstanding classes of
                                                certificates having an earlier
                                                alphanumeric designation;
                                                provided, however, that the
                                                Class [A-AB] Certificates have
                                                certain priority with respect to
                                                reducing the principal balance
                                                of those certificates to their
                                                planned principal balance, as
                                                described in this prospectus
                                                supplement, and provided, that
                                                the Class [A-J] Certificates
                                                receive distributions only after
                                                distributions are made to the
                                                Class [A-1], Class [A-2], Class
                                                [A-3], Class [A-4], Class
                                                [A-AB], Class [A-5] and Class
                                                [A-1A] Certificates; and
                                                provided, further, that
                                                principal distributed to the
                                                Class [A-5] Certificates will be
                                                applied first to the Class
                                                [A-5A] Certificates until
                                                reduced to zero and then to the
                                                Class [A-5B] Certificates until
                                                reduced to zero.

                                            For purposes of making distributions
                                            to the Class [A-1], Class [A-2],
                                            Class [A-3], Class [A-4], Class
                                            [A-AB], Class [A-5] and Class [A-1A]
                                            Certificates, the pool of mortgage
                                            loans will be deemed to consist of
                                            two distinct groups, Loan Group 1
                                            and Loan Group 2. Loan Group 1 will
                                            consist of [____] mortgage loans,
                                            representing approximately [____]%
                                            of the outstanding pool balance, and
                                            Loan Group 2 will consist of [____]
                                            mortgage loans, representing
                                            approximately [____]% of the
                                            outstanding pool balance. Loan Group
                                            2 will include approximately [____]%
                                            of all the mortgage loans secured by
                                            multifamily properties and
                                            approximately [____]% of all the
                                            mortgage loans secured by
                                            manufactured housing community
                                            properties. Annex A-1 to this
                                            prospectus supplement will set forth
                                            the Loan Group designation with
                                            respect to each of these mortgage
                                            loans.

                                            The Class [A-1], Class [A-2], Class
                                            [A-3], Class [A-4], Class [A-AB],
                                            Class [A-5A] and Class [A-5B]
                                            Certificates will have priority to
                                            payments received in respect of
                                            mortgage loans included in Loan
                                            Group 1. The Class [A-1A]
                                            Certificates will have priority to
                                            payments received in respect of
                                            mortgage loans included in Loan
                                            Group 2. A description of the
                                            principal and interest entitlement
                                            of each class of certificates
                                            offered in this prospectus
                                            supplement for each distribution
                                            date can be found in "Description of
                                            the Offered
                                            Certificates--Distributions--Method,
                                            Timing and Amount," "--Payment
                                            Priorities" and "--Distribution of
                                            Available Funds" in this prospectus
                                            supplement. The Class [X-C] and
                                            Class [X-P] certificates will not be
                                            entitled to any distributions of
                                            principal.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Prepayment Premiums;
     Yield Maintenance Charges............  Prepayment premiums and yield maintenance charges will be
                                            allocated as described in
                                            "Description of the Offered
                                            Certificates--Prepayment Premiums
                                            and Yield Maintenance Charges" in
                                            this prospectus supplement.

Prepayment and Yield
     Considerations.......................  The yield to investors will be sensitive to the timing of
                                            prepayments, repurchases or
                                            purchases of mortgage loans, and the
                                            magnitude of losses on the mortgage
                                            loans due to liquidations. The yield
                                            to maturity on each class of
                                            certificates offered in this
                                            prospectus supplement will be
                                            sensitive to the rate and timing of
                                            principal payments (including both
                                            voluntary and involuntary
                                            prepayments, defaults and
                                            liquidations) on the mortgage loans
                                            and payments with respect to
                                            repurchases thereof that are applied
                                            in reduction of the certificate
                                            balance of that class. See "Risk
                                            Factors--Risks Related to the
                                            Offered Certificates-- Risks Related
                                            to Prepayments and Repurchases" and
                                            "--Yield Considerations" and "Yield
                                            and Maturity Considerations" in this
                                            prospectus supplement and "Yield and
                                            Maturity Considerations" in the
                                            prospectus.

Subordination; Allocation of
     Losses and Certain Expenses..........  The chart below describes the manner in which the rights of various
                                            classes will be senior to the rights
                                            of other classes. This subordination
                                            will be effected in two ways:
                                            entitlement to receive principal and
                                            interest on any distribution date is
                                            in descending order and loan losses
                                            are allocated in ascending order.
                                            (However, no principal payments or
                                            principal losses will be allocated
                                            to the Class [X-C] or Class [X-P]
                                            Certificates, although mortgage loan
                                            losses will reduce the notional
                                            balances of the Class [X-C]
                                            Certificates and may reduce the
                                            notional balance of the Class [X-P]
                                            Certificates and, therefore, the
                                            amount of interest those classes
                                            accrue.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                ---------------------------------------------------
                                                Class [A-1], Class [A-2], Class [A-3], Class [A-4],
                                                    Class [A-AB]*, Class [A-5], Class [A-1A]**,
                                                         Class [X-C]*** and Class [X-P]***
                                                ---------------------------------------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                    Class [A-J]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [B]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [C]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [D]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [E]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [F]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [G]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [H]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [I]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [J]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [K]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [L]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [M]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [N]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [O]
                                                                 ------------------
                                                                          |
                                                                          |
                                                                 ------------------
                                                                     Class [P]
                                                                 ------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                            *   The Class [A-AB] Certificates
                                                have certain priority with
                                                respect to reducing the
                                                principal balance of those
                                                certificates to their planned
                                                principal balance, as described
                                                in this prospectus supplement.

                                            **  The Class [A-1A] Certificates
                                                have a priority entitlement to
                                                principal payments received in
                                                respect of mortgage loans
                                                included in Loan Group 2. The
                                                Class [A-1], Class [A-2], Class
                                                [A-3], Class [A-4], Class [A-AB]
                                                and Class [A-5] Certificates
                                                have a priority entitlement to
                                                principal payments received in
                                                respect of mortgage loans
                                                included in Loan Group 1.
                                                Principal payments allocated to
                                                Class A-5 Certificates will be
                                                applied first to the Class
                                                [A-5A] Certificates up to their
                                                principal entitlement and then
                                                to the Class [A-5B] Certificates
                                                up to their principal
                                                entitlement. See "Description of
                                                the Offered Certificates--
                                                Distributions--Method,
                                                Timing and Amount" in this
                                                prospectus supplement.

                                            *** The Class[X-C] Certificates are
                                                not offered by this prospectus
                                                supplement and the Class [X-C]
                                                and Class [X-P] Certificates are
                                                not entitled to distributions of
                                                principal.

                                            [No other form of credit enhancement
                                            will be available for the benefit of
                                            the holders of the certificates
                                            offered in this prospectus
                                            supplement.]

                                            Losses allocated to the Class [A-5]
                                            Certificates will be applied first
                                            to the Class [A-5B] Certificates
                                            until reduced to zero and then to
                                            the Class [A-5A] Certificates until
                                            reduced to zero.

                                            In certain circumstances, shortfalls
                                            in mortgage loan interest that are
                                            the result of the timing of
                                            prepayments and that are in excess
                                            of the sum of (x) all or a portion
                                            of the servicing fee payable to the
                                            applicable servicer and (y) the
                                            amount of mortgage loan interest
                                            that accrues and is collected with
                                            respect to any principal prepayment
                                            that is made after the date on which
                                            interest is due will be allocated
                                            to, and be deemed distributed to,
                                            each class of certificates (other
                                            than the Class [X-C], Class [X-P],
                                            Class [R] and Class [LR]
                                            Certificates), pro rata, based upon
                                            amounts distributable in respect of
                                            interest to each class. See
                                            "Description of the Offered
                                            Certificates--Prepayment Interest
                                            Shortfalls" in this prospectus
                                            supplement.

Shortfalls in Available Funds.............  The following types of shortfalls in available funds will be allocated in
                                            the same manner as mortgage loan
                                            losses:

                                            o   shortfalls resulting from
                                                additional servicing
                                                compensation which the master
                                                servicer or special servicer is
                                                entitled to receive;

                                            o   shortfalls resulting from
                                                interest on advances made by the
                                                master servicer, the special
                                                servicer or the trustee [or
                                                fiscal agent] (to the extent not
                                                covered by default interest and
                                                late payment fees paid by the
                                                related borrower);

                                            o   shortfalls resulting from
                                                unanticipated expenses of the
                                                trust (including, but not
                                                limited to, expenses relating to
                                                environmental assessments,
                                                appraisals, any administrative
                                                or judicial proceeding,
                                                management of REO properties,
                                                maintenance of insurance
                                                policies, and permissible
                                                indemnification); and

                                            o   shortfalls resulting from a
                                                reduction of a mortgage loan's
                                                interest rate by a bankruptcy
                                                court or from other
                                                unanticipated or default-related
                                                expenses of the trust.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A. General...............................   For a more complete description of
                                            the mortgage loans, see the
                                            following sections in this
                                            prospectus supplement:

                                            o   Description of the Mortgage
                                                Pool;

                                            o   Annex A-1 (Certain
                                                Characteristics of the Mortgage
                                                Loans); and

                                            o   Annex A-2 (Certain
                                                Characteristics of the
                                                Multifamily and Manufactured
                                                Housing Loans).

                                            All numerical information provided
                                            in this prospectus supplement with
                                            respect to the mortgage loans is
                                            approximate. All weighted average
                                            information regarding the mortgage
                                            loans reflects weighting of the
                                            mortgage loans by their respective
                                            principal balances as of the cut-off
                                            date.

                                            When information with respect to
                                            mortgaged properties is expressed as
                                            a percentage of the outstanding pool
                                            balance, the Loan Group 1 balance or
                                            the Loan Group 2 balance, the
                                            percentages are based upon the
                                            outstanding principal balance as of
                                            the cut-off date of the related
                                            mortgage loan or allocated loan
                                            amount attributed to such mortgaged
                                            property.

                                                    All Mortgage Loans   Loan Group 1    Loan Group 2
                                                    ------------------   ------------    ------------
Number of Mortgage Loans.......................
Number of Mortgaged Properties.................
Number of Balloon Mortgage Loans...............
Number of Hyper-Amortizing Loans...............
Number of Fully Amortizing Mortgage Loans......
Number of Interest-Only Mortgage Loans.........
Number of Partial Interest-Only Balloon
   Mortgage Loans..............................
Aggregate initial Principal Balance
   (plus or minus 5%)..........................
Range of Mortgage Loan Principal Balances......
Average Mortgage Loan Principal Balance........
Range of Mortgage Rates........................
Weighted Average Mortgage Rate.................
Range of Original Terms to Maturity............
Weighted Average Original Term to Maturity.....
Range of Remaining Terms to Maturity...........
Weighted Average Remaining Terms to Maturity...
Range of Remaining Amortization Term...........
Weighted Average Remaining Amortization Term...
Range of Loan-to-Value Ratios..................
Weighted Average Loan-to-Value Ratio...........
Range of Debt Service Coverage Ratios..........
Weighted Average Debt Service Coverage Ratio...

B. Nonrecourse...........................   Substantially all of the mortgage
                                            loans are or should be considered
                                            nonrecourse obligations. No mortgage
                                            loan will be insured or guaranteed
                                            by any governmental entity or
                                            private insurer, or by any other
                                            person.

C. Fee Simple/Leasehold Estate...........   Each mortgage loan is secured by,
                                            among other things, a first mortgage
                                            lien on the fee simple estate in an
                                            income-producing real property (or
                                            in the case of [_____] mortgaged
                                            properties, securing mortgage loans
                                            which represent [_____]% of the
                                            outstanding pool balance and
                                            [_____]% of the Loan Group [1][2]
                                            balance as of the cut-off date,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            either (a) a leasehold estate in a
                                            portion of the mortgaged property
                                            and a fee estate in a portion of the
                                            mortgaged property or (b) a
                                            leasehold (or subleasehold) estate
                                            in the mortgaged property and no
                                            mortgage on the related fee estate).

D. Property Purpose......................   The number of mortgaged properties,
                                            and the approximate percentage of
                                            the outstanding pool balance (as
                                            well as the approximate percentage
                                            of the applicable Loan Group
                                            balance) as of the cut-off date of
                                            the mortgage loans secured thereby,
                                            for each indicated purpose are:

                                                          Aggregate
                                                          Principal
                                            No. of        Balance of                   % of Initial     % of  Initial
                                          Mortgaged      the Mortgage         % of      Loan Group 1     Loan Group 2
            Property Type                 Properties       Loans(1)      Initial Pool      Balance         Balance
            -------------                 ----------     ------------    ------------  -------------    -------------
Multifamily.........................
  Multifamily.......................
  Manufactured Housing..............
Office..............................
Retail..............................
  Anchored..........................
  Unanchored........................
  Single Tenant.....................
Hotel...............................
Mixed Use...........................
Self Storage........................
Industrial..........................
Total...............................

                                          -----------

                                            (1)  Because this table presents
                                                 information relating to the
                                                 mortgaged properties and not
                                                 the mortgage loans, the
                                                 information for mortgage loans
                                                 secured by more than one
                                                 mortgaged property is based on
                                                 allocated loan amounts (which
                                                 amounts, if not specified in
                                                 the related mortgage loan
                                                 documents, are based on the
                                                 appraised value or square
                                                 footage of each mortgaged
                                                 property and/or each mortgaged
                                                 property's underwritten net
                                                 cash flow).

E. Property Locations....................   The tables below show the number of
                                            mortgaged properties, aggregate
                                            principal balance of the related
                                            mortgage loans, and percentage of
                                            initial pool balance, Loan Group 1
                                            balance and Loan Group 2 balance, as
                                            applicable, secured by mortgaged
                                            properties that are located in the
                                            top five jurisdictions of (i) the
                                            outstanding pool balance, (ii) Loan
                                            Group 1 balance and (iii) Loan Group
                                            2 balance, respectively, in each
                                            case, as of the cut-off date:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                               All Mortgaged Properties(1)

                                                                                         Aggregate
                                                                                         Principal
                                                                           No. of        Balance of
                                                                          Mortgaged     the Mortgage
                                                      State              Properties        Loans         % of Pool
                                            ------------------------     ----------     ------------     ---------
                                           [___________]............
                                           [___________]............
                                           [___________]............
                                           [___________]............
                                           [___________]............
                                           Other....................
                                           Total....................

                                           --------------

                                            (1)  Because this table presents
                                                 information relating to the
                                                 mortgaged properties and not
                                                 the mortgage loans, the
                                                 information for mortgage loans
                                                 secured by more than one
                                                 mortgaged property is based on
                                                 allocated loan amounts (which
                                                 amounts, if not specified in
                                                 the related mortgage loan
                                                 documents, are based on the
                                                 appraised value or square
                                                 footage of each mortgaged
                                                 property and/or each mortgaged
                                                 property's underwritten net
                                                 cash flow).

                                                        Loan Group 1(1)

                                                                                         Aggregate
                                                                                         Principal
                                                                           No. of        Balance of      % of Initial
                                                                          Mortgaged     the Mortgage     Loan Group 1
                                                      State              Properties        Loans            Balance
                                            ------------------------     ----------     ------------     ------------
                                           [___________]............
                                           [___________]............
                                           [___________]............
                                           [___________]............
                                           [___________]............
                                           Other....................
                                           Total....................

                                           --------------

                                            (1)  Because this table presents
                                                 information relating to the
                                                 mortgaged properties and not
                                                 the mortgage loans, the
                                                 information for mortgage loans
                                                 secured by more than one
                                                 mortgaged property is based on
                                                 allocated loan amounts (which
                                                 amounts, if not specified in
                                                 the related mortgage loan
                                                 documents, are based on the
                                                 appraised value or square
                                                 footage of each mortgaged
                                                 property and/or each mortgaged
                                                 property's underwritten net
                                                 cash flow).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                        Loan Group 2(1)

                                                                                         Aggregate
                                                                                         Principal
                                                                           No. of        Balance of      % of Initial
                                                                          Mortgaged     the Mortgage     Loan Group 1
                                                      State              Properties        Loans            Balance
                                            ------------------------     ----------     ------------     ------------
                                           [___________]............
                                           [___________]............
                                           [___________]............
                                           [___________]............
                                           [___________]............
                                           Other....................
                                           Total....................

                                           --------------

                                            (1)  Because this table presents
                                                 information relating to the
                                                 mortgaged properties and not
                                                 the mortgage loans, the
                                                 information for mortgage loans
                                                 secured by more than one
                                                 mortgaged property is based on
                                                 allocated loan amounts (which
                                                 amounts, if not specified in
                                                 the related mortgage loan
                                                 documents, are based on the
                                                 appraised value or square
                                                 footage of each mortgaged
                                                 property and/or each mortgaged
                                                 property's underwritten net
                                                 cash flow).

                                            See "Description of the Mortgage
                                            Pool--Additional Loan Information"
                                            in this prospectus supplement.

F. Amortization Types....................   The mortgage loans have the
                                            amortization characteristics set
                                            forth in the following table:

                                                                                         Aggregate
                                                                                         Principal
                                                                           No. of        Balance of
                                                                          Mortgage      the Mortgage   % of Initial
                                              Type of Amortization          Loans          Loans       Pool Balance
                                              --------------------       ---------      ------------   ------------
                                            Partial Interest-only
                                              Balloon Loans..........
                                            Interest-only loans......
                                            Balloon Loans............
                                            Fully Amortizing Loans...
                                            Total.....................


G. Prepayment Provisions;
     Defeasance Loans.....................  As of the cut-off date, all of the mortgage loans prohibit voluntary
                                            prepayment or defeasance until at
                                            least two years after the closing
                                            date. See "Description of the
                                            Mortgage Pool--Certain Terms and
                                            Conditions of the Mortgage
                                            Loans--Prepayment Provisions" and
                                            "--Property Releases" in this
                                            prospectus supplement.

                                            [___] of the mortgage loans,
                                            representing [___]% of the
                                            outstanding pool balance, [___]% of
                                            the Loan Group 1 balance and [___]%
                                            of the Loan Group 2 balance as of
                                            the cut-off date, permit defeasance
                                            following a lock-out period of at
                                            least two years from the closing
                                            date.

                                            [___] of the mortgage loans,
                                            representing [___]% of the
                                            outstanding pool balance, [___]% of
                                            the Loan Group 1 balance and [___]%
                                            of the Loan Group 2 balance as of
                                            the cut-off date, permit, following
                                            a lock-out period, prepayment with a
                                            yield maintenance charge (which
                                            charge is at least [___]% of the
                                            prepaid amount), but do not permit
                                            defeasance.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            [___] of the mortgage loans,
                                            representing [___]% of the
                                            outstanding pool balance and [___]%
                                            of the Loan Group 1 balance as of
                                            the cut-off date, permits defeasance
                                            or prepayment with a yield
                                            maintenance charge (which charge is
                                            at least [___]% of the prepaid
                                            amount) following a lock-out period
                                            of [___] months from the closing
                                            date.

                                            The mortgage loans generally provide
                                            for a period prior to maturity
                                            (generally 1 to 7 months) during
                                            which prepayments may be made
                                            without penalty or yield maintenance
                                            charge.

                                            All of the mortgage loans that
                                            permit prepayments or defeasances
                                            require that the prepayment or
                                            defeasance be made on the due date
                                            or, if on a different date, that any
                                            prepayment or defeasance be
                                            accompanied by the interest that
                                            would be due on the next due date.

H. Mortgage Loans with
     Related Borrowers....................  Several mortgage loans have related borrowers that are affiliated with
                                            one another through partial or
                                            complete direct or indirect common
                                            ownership, with the three largest of
                                            these groups representing [___]%,
                                            [___]% and [___]%, respectively, of
                                            the outstanding pool balance. See
                                            Annex A-1 for additional
                                            information.

[I  [Prefunding].[Revolving] Period.......  [Insert disclosure required by Item
                                            1103(a)(5) of Regulation AB.]


Significant Loans(1)

      Ten Largest Mortgage Loans or [Cross-Collateralized] [Related] Groups

                                                       Weighted Averages
                                              ----------------------------------
            Aggregate                           Stated
Property  Cut-off Date              Mortgage  Remaining  Original        LTV at
  Name       Balance    Percentage    Rate       Term      DSCR    LTV  Maturity
--------  ------------  ----------  --------  ---------  --------  ---  --------






Total/Weighted Average.......


With respect to each of the above mortgage loans or [cross-collateralized] [related] groups that represents 10% or more of the outstanding pool balance, additional information is set forth on Annex B-1 hereto.

(1) This listing must include any loans as to which the related obligor would constitute a "significant obligor" as defined in Item 1101(k) of Regulation AB.

Advances

A. General...............................   The master servicer is required to
                                            advance delinquent monthly mortgage
                                            loan payments if the servicer
                                            determines that the advance will be
                                            recoverable from proceeds of the
                                            related mortgage loan. A principal
                                            and interest advance will generally
                                            equal the delinquent portion of the
                                            monthly mortgage loan payment. The
                                            master servicer will not be required
                                            to advance interest in excess of a
                                            mortgage loan's regular


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            interest rate (i.e., not including
                                            any default rate). The master
                                            servicer is not required to advance,
                                            among other things, prepayment
                                            premiums or yield maintenance
                                            charges, or balloon payments. If an
                                            advance is made, the master servicer
                                            will defer (rather than advance)
                                            servicing fees, but will advance the
                                            trustee's fees. Neither the master
                                            servicer nor the trustee [or fiscal
                                            agent] will make an advance if the
                                            special servicer determines that
                                            such advance is not recoverable from
                                            proceeds of the related mortgage
                                            loan.

                                            If a borrower fails to pay amount
                                            due on the maturity date of the
                                            related mortgage loan, the master
                                            servicer will be required on and
                                            after such date and until final
                                            liquidation thereof, to advance only
                                            an amount equal to the interest (at
                                            the mortgage loan's regular interest
                                            rate, as described above) and
                                            principal portion of the constant
                                            mortgage loan payment due
                                            immediately prior to the maturity
                                            date, subject to a recoverability
                                            determination.

                                            In addition to principal and
                                            interest advances, the master
                                            servicer will also be obligated to
                                            make advances to pay delinquent real
                                            estate taxes, assessments and hazard
                                            insurance premiums and to cover
                                            other similar costs and expenses
                                            necessary to preserve the priority
                                            of the related mortgage, enforce the
                                            terms of any mortgage loan or to
                                            protect, manage and maintain each
                                            related mortgaged property. In
                                            addition, the special servicer may
                                            under certain circumstances make
                                            property advances on an emergency
                                            basis with respect to the mortgage
                                            loans that have been transferred to
                                            special servicing.

                                            If the servicers fail to make any
                                            required advance, the trustee will
                                            be required to make the advance. [If
                                            the trustee fails to make a required
                                            advance, the fiscal agent will be
                                            required to make the advance,
                                            subject to the same limitations and
                                            with the same rights as the
                                            trustee.] The obligation of the
                                            servicers and the trustee [and
                                            fiscal agent] to make an advance
                                            will also be subject to a
                                            determination of recoverability. The
                                            trustee [and fiscal agent] will be
                                            entitled to conclusively rely on the
                                            determination of recoverability made
                                            by the servicers.

                                            Principal and interest advances are
                                            intended to maintain a regular flow
                                            of scheduled interest and principal
                                            payments to the certificateholders
                                            and are not intended to guarantee or
                                            insure against losses. Advances
                                            which cannot be reimbursed out of
                                            collections on, or in respect of,
                                            the related mortgage loans will be
                                            generally reimbursed directly from
                                            any other collections on the
                                            mortgage loans as provided in this
                                            prospectus supplement and thus will
                                            cause losses to be borne by
                                            certificateholders in the priority
                                            specified in this prospectus
                                            supplement. The servicers and the
                                            trustee [and fiscal agent] will be
                                            entitled to interest on any advances
                                            made.

                                            This interest will accrue at the
                                            rate and is payable under the
                                            circumstances described in this
                                            prospectus supplement. Interest
                                            accrued on outstanding advances may
                                            result in reductions in amounts
                                            otherwise available for payment on
                                            the certificates.

                                            See "The Pooling and Servicing
                                            Agreement--Advances" in this
                                            prospectus supplement.

B. Appraisal Reduction Event.............   Certain adverse events affecting a
                                            mortgage loan, called appraisal
                                            reduction events, will require the
                                            special servicer to obtain a new


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            appraisal (or, with respect to
                                            mortgage loans having a principal
                                            balance under $[__________], at the
                                            special servicer's option, an
                                            estimate of value prepared by the
                                            special servicer or with the consent
                                            of the directing certificateholder
                                            (which is generally the holder of
                                            the majority interest of the most
                                            subordinate class then outstanding),
                                            an appraisal on the related
                                            mortgaged property. Based on the
                                            estimate of value or appraised value
                                            in such appraisal, as applicable, it
                                            may be necessary to calculate an
                                            appraisal reduction amount. The
                                            amount required to be advanced in
                                            respect of a mortgage loan that has
                                            been subject to an appraisal
                                            reduction event will be reduced so
                                            that the master servicer will not be
                                            required to advance interest to the
                                            extent of the appraisal reduction
                                            amount. Due to the payment
                                            priorities described above, this
                                            will reduce the funds available to
                                            pay interest on the most subordinate
                                            class or classes of certificates
                                            then outstanding.

                            ADDITIONAL CONSIDERATIONS

                                            See "Description of the Offered
                                            Certificates--Appraisal Reductions"
                                            in this prospectus supplement.

Optional Termination......................  On any distribution date on which the remaining aggregate principal
                                            balance of the mortgage loans is
                                            less than [ ]% of the outstanding
                                            pool balance as of the cut-off date,
                                            each of (i) the holder of the
                                            majority interest of the most
                                            subordinate class then outstanding,
                                            (ii) the master servicer, or (iii)
                                            the special servicer, in that order,
                                            may exercise an option to purchase
                                            all of the mortgage loans (and all
                                            property acquired through the
                                            exercise of remedies in respect of
                                            any mortgage loan). Exercise of this
                                            option will effect the termination
                                            of the trust and retirement of the
                                            then outstanding certificates. The
                                            trust could also be terminated in
                                            connection with an exchange by a
                                            sole remaining certificateholder of
                                            all the then outstanding
                                            certificates (including the Class [X
                                            C] and Class [X P] Certificates),
                                            excluding the Class [R] and Class
                                            [LR] Certificates (provided,
                                            however, that the Class A through
                                            Class [D] Certificates are no longer
                                            outstanding) for the mortgage loans
                                            remaining in the trust.

                                            See "The Pooling and Servicing
                                            Agreement--Optional Termination" in
                                            this prospectus supplement and
                                            "Description of the
                                            Certificates--Termination" in the
                                            prospectus.

[Trigger Events...........................  [If applicable to any transaction, insert disclosure required by Item
                                            1103(a)(3)(vii) of Regulation AB.]]

Repurchase Obligation.....................  Each mortgage loan seller will make certain representations and
                                            warranties with respect to the
                                            mortgage loans sold by such mortgage
                                            loan seller, as described herein
                                            under "The Pooling and Servicing
                                            Agreement--Representations and
                                            Warranties; Repurchase;
                                            Substitution." If a mortgage loan
                                            seller has been notified of a
                                            material breach of any of its
                                            representations and warranties or a
                                            material defect in the documentation
                                            of any mortgage loan, then that
                                            mortgage loan seller will be
                                            required to either cure the breach,
                                            repurchase the affected mortgage
                                            loan from the trust fund or
                                            substitute the affected mortgage
                                            loan with another mortgage loan. If
                                            the related mortgage loan seller
                                            opts to repurchase the affected
                                            mortgage loan, the repurchase would
                                            have the same effect on the Offered
                                            Certificates as a prepayment in full
                                            of the affected mortgage loan,
                                            except that the repurchase will not
                                            be

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            accompanied by any prepayment
                                            premium or yield maintenance charge.

Sale of Defaulted Loans..................   Pursuant to the Pooling and
                                            Servicing Agreement, each of the
                                            Controlling Class Representative and
                                            the Special Servicer has the option
                                            to purchase from the trust any
                                            defaulted mortgage loan that is at
                                            least 60 days delinquent as to any
                                            monthly debt service payment or is
                                            at least 30 days delinquent in
                                            respect of its balloon payment. [In
                                            addition, certain of the mortgage
                                            loans are subject to a purchase
                                            option upon certain events of
                                            default in favor of a subordinate
                                            lender or mezzanine lender.] For
                                            more information relating to the
                                            sale of defaulted mortgage loans,
                                            see "The Pooling and Servicing
                                            Agreement--Sale of Defaulted
                                            Mortgage Loans" in this prospectus
                                            supplement.

Certain Federal Income
     Tax Consequences.....................  Elections will be made to treat portions of the trust as two
                                            separate REMICs, known as the
                                            Lower-Tier REMIC and the Upper-Tier
                                            REMIC for federal income tax
                                            purposes. In the opinion of counsel,
                                            such portions of the trust and the
                                            loan will qualify for this treatment
                                            pursuant to their elections.

                                            Federal income tax consequences of
                                            an investment in the certificates
                                            offered in this prospectus
                                            supplement include:

                                            o   Each class of certificates
                                                offered in this prospectus
                                                supplement will constitute a
                                                class of "regular interests" in
                                                the Upper Tier REMIC.

                                            o   The regular interests will be
                                                treated as newly originated debt
                                                instruments for federal income
                                                tax purposes.

                                            o   Beneficial owners of the
                                                certificates offered in this
                                                prospectus supplement will be
                                                required to report income on
                                                those certificates in accordance
                                                with the accrual method of
                                                accounting.

                                            o   It is anticipated that the
                                                certificates offered in this
                                                prospectus supplement, other
                                                than the Class [X-P]
                                                Certificates, will be issued at
                                                a premium, and that the Class
                                                [X-P] Certificates will be
                                                issued with original issue
                                                discount.

                                            See "Certain Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement and "Certain Federal
                                            Income Tax Consequences--Federal
                                            Income Tax Consequences for REMIC
                                            Certificates" in the prospectus.

ERISA Considerations......................  A fiduciary of an employee benefit plan should review with its legal
                                            advisors whether the purchase or
                                            holding of the certificates offered
                                            in this prospectus supplement could
                                            give rise to a transaction that is
                                            prohibited or is not otherwise
                                            permitted under either ERISA or
                                            Section 4975 of the Internal Revenue
                                            Code of 1986, as amended, or whether
                                            there exists any statutory,
                                            regulatory or administrative
                                            exemption applicable thereto. The
                                            United States Department of Labor
                                            has granted to [_____________] an
                                            administrative exemption, Department
                                            Final Authorization Number
                                            [_________], as amended by
                                            Prohibited Transaction Exemption
                                            ("PTE") [_________], which generally
                                            exempts from the application of
                                            certain of the prohibited
                                            transaction provisions of Section
                                            406 of ERISA and the excise taxes
                                            imposed on such prohibited
                                            transactions by Sections 4975(a) and
                                            (b) of the Internal Revenue Code of
                                            1986, as amended, transactions
                                            relating to the


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            purchase, sale and holding of
                                            pass-through certificates
                                            underwritten by the underwriters and
                                            the servicing and operation of the
                                            related asset pool, provided that
                                            certain conditions are satisfied.

                                            The Depositor expects that the
                                            exemption granted to [_____________]
                                            will generally apply to the
                                            certificates offered in this
                                            prospectus supplement, provided,
                                            that certain conditions are
                                            satisfied. See "ERISA
                                            Considerations" in this prospectus
                                            supplement and "Certain ERISA
                                            Considerations" in the prospectus.

Ratings...................................  It is a condition to their issuance that the certificates offered in
                                            this prospectus supplement receive
                                            from [__________________], the
                                            credit ratings indicated below.

                                                                    [   ]  [   ]
                                            Class [A-1]..........
                                            Class [A-2]..........
                                            Class [A-3]..........
                                            Class [A-4]..........
                                            Class [A-AB].........
                                            Class [A-5A].........
                                            Class [A-5B].........
                                            Class [A-1A].........
                                            Class [X-P]..........
                                            Class [A-J]..........
                                            Class [B]............
                                            Class [C]............
                                            Class [D]............


                                            See "Ratings" in this prospectus
                                            supplement and "Rating" in the
                                            prospectus for a discussion of the
                                            basis upon which ratings are given,
                                            the limitations of and restrictions
                                            on the ratings, and the conclusions
                                            that should not be drawn from a
                                            rating. [Each of the rating agencies
                                            identified above has agreed to
                                            perform ratings surveillance with
                                            respect to its ratings for so long
                                            as the offered certificates remain
                                            outstanding. Fees for such ratings
                                            surveillance [have been prepaid by
                                            the depositor] [will be paid
                                            annually [by [__]] [from the Trust
                                            Fund].]]

Legal Investment..........................  The certificates will not constitute
                                            "mortgage related securities" within
                                            the meaning of the Secondary
                                            Mortgage Market Enhancement Act of
                                            1984, as amended. If your investment
                                            activities are subject to legal
                                            investment laws and regulations,
                                            regulatory capital requirements, or
                                            review by regulatory authorities,
                                            then you may be subject to
                                            restrictions on investment in the
                                            certificates. Investors should
                                            consult their own legal advisors for
                                            assistance in determining the
                                            suitability and consequences of the
                                            purchase, ownership, and sale of the
                                            certificates. See "Legal Investment"
                                            in this prospectus supplement and in
                                            the prospectus.

Denominations; Clearance
     and Settlement.......................  The certificates offered in this prospectus supplement will be
                                            issuable in registered form, in
                                            minimum denominations of certificate
                                            balance of (i) $[________] with
                                            respect to the Class [A-1], Class
                                            [A-2], Class [A-3], Class [A-4],
                                            Class [A-AB], Class [A-5A], Class
                                            [A-5B], Class [A-1A] and Class [A-J]
                                            Certificates, (ii) $[________] with
                                            respect to the Class [B], Class [C]
                                            and Class [D] Certificates and (iii)
                                            $[________] with respect to the
                                            Class [X-P] Certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            Investments in excess of the minimum
                                            denominations may be made in
                                            multiples of $[________].

                                            You may hold your certificates
                                            through (i) The Depository Trust
                                            Company ("DTC") (in the United
                                            States) or (ii) Clearstream Banking
                                            Luxembourg, a division of
                                            Clearstream International, societe
                                            anonyme ("Clearstream") or The
                                            Euroclear System ("Euroclear") (in
                                            Europe). Transfers within DTC,
                                            Clearstream or Euroclear will be in
                                            accordance with the usual rules and
                                            operating procedures of the relevant
                                            system. See "Description of the
                                            Offered Certificates--Delivery, Form
                                            and Denomination," "--Book-Entry
                                            Registration" and "--Definitive
                                            Certificates" in this prospectus
                                            supplement and "Description of the
                                            Certificates--Book-Entry
                                            Registration and Definitive
                                            Certificates" in the prospectus.


--------------------------------------------------------------------------------

                                  RISK FACTORS

     You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                       Risks Related to the Mortgage Loans

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

     Payments under the mortgage loans are not insured or guaranteed by any person or entity.

     Substantially all of the mortgage loans are or should be considered to be nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower's assets are limited primarily to its interest in the related mortgaged property. Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at the maturity date is primarily dependent upon the market value of the mortgaged property and the borrower's ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

     All of the mortgage loans were originated within [__] months prior to the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history.

Commercial Lending Is Dependent Upon Net Operating Income

     The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans.

     The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

     o    the age, design and construction quality of the mortgaged property;

     o perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the mortgaged property's management and maintenance;

     o increases in operating expenses at the mortgaged property and in relation to competing properties;

     o an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

     o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Others factors are more general in nature, such as:

     o national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of competing properties, space, multifamily housing or hotel rooms);

     o    demographic factors;

     o    decreases in consumer confidence;

     o    changes in consumer tastes and preferences;

     o    retroactive changes in building codes;

     o    changes or continued weakness in specific industry segments; and

     o    the public's perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases and other lease terms, including co-tenancy provisions and early termination rights;

     o    the creditworthiness of tenants;

     o    tenant defaults;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the mortgaged property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under the related mortgage loans.

     The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

     While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

     As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "static pool data"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Property Value May Be Adversely Affected Even When Current Operating Income Is
Not

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o changes in governmental regulations, fiscal policy, zoning or tax laws;

     o potential environmental legislation or liabilities or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

Tenant Concentration Entails Risk

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income. In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. This is so because: (i) the financial effect of the absence of rental income from such tenant are typically severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     In the case of the following [___] mortgaged properties, collectively representing [___]% of the outstanding pool balance (and [___]% of the Loan Group 1 balance), as of the cut-off date, the related mortgage loans are secured by liens on mortgaged properties that are 100% leased to a single tenant.

     For lease maturity dates with respect to the above mortgage loans see Annex A-1.

     The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the loan underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the tenant will re-let the premises or that such tenant will maintain its creditworthiness. In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related loan maturity date under certain circumstances, such as the failure to timely complete tenant buildouts or early termination upon notice. There can be no assurance that if a tenant exercises an early termination option prior to the loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments.

     Mortgaged properties also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the mortgaged properties or of tenants in a particular business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. For additional information regarding significant tenants, see Annex A-1 in this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. This risk may be mitigated when mortgaged properties are leased to unrelated third parties.

Risks Related to Loan Concentration

     Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. The ten largest mortgage loans or groups of cross collateralized Mortgage Loans represent approximately [___]% of the outstanding pool balance, approximately [___]% of the Loan Group 1 balance and [___]% of the Loan Group 2 balance as of the cut-off date. Losses on any of these loans may have a particularly adverse effect on the certificates offered in this prospectus supplement.

     The ten largest loans are described in Annex B-1 to this prospectus supplement.

     Each of the other mortgage loans represents no more than [___]% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

     Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing [___]%, [___]% and [___]%, respectively, of the outstanding pool balance, the three largest of the related loan groups in Loan Group 1 representing approximately [___]%, [___]% and [___]%, respectively, of the Loan Group 1 balance and the three largest of the related loan groups in Loan Group 2 representing approximately [___]%, [___]% and [___]% of the Loan Group 2 balance as of the cut-off date. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans. See Annex A-1 for Mortgage Loans with related borrowers.

Risks Relating to Property Type Concentration

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In particular, the mortgage loans in Loan Group 1 are secured primarily by properties other than multifamily properties and the mortgage loans in Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class [A-1A] Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class [A-1A] Certificates than if that class received principal distributions from loans secured by other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class [A-J] and Class [B] through Class [P] Certificates have been reduced to zero, the Class [A-1A] Certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB] and Class [A-5] Certificates. Furthermore, because the amount of principal that will be distributed to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B] and Class [A-1A] Certificates will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the yield on the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class [A-1A] Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

     o [____] multifamily and manufactured housing community properties representing [____]% of the outstanding pool balance, [____]% of the Loan Group 1 balance and [____]% of the Loan Group 2 balance as of the cut-off date;

     o [____] office properties representing [____]% of the outstanding pool balance and [____]% of the Loan Group 1 balance as of the cut-off date;

     o [____] retail properties representing [____]% of the outstanding pool balance and [____]% of the Loan Group 1 balance as of the cut-off date;

     o [____] hotel properties representing [____]% of the outstanding pool balance and [____]% of the Loan Group 1 balance as of the cut-off date;

     o [____] mixed use properties representing [____]% of the outstanding pool balance and [____]% of the Loan Group 1 balance as of the cut-off date;

     o [____] self storage properties representing [____]% of the outstanding pool balance and [____]% of the Loan Group 1 balance as of the cut-off date; and

     o [____] industrial properties representing [____]% of the outstanding pool balance and [____]% of the Loan Group 1 balance as of the cut-off date.

Geographic Concentration Entails Risks

     As of the cut-off date, the mortgaged properties are located in [____] states. [____] mortgaged properties, securing mortgage loans representing [____]% of the outstanding pool balance, are located in [____].[____] mortgaged properties, securing mortgage loans representing [____]% of the outstanding pool balance, are located in [____].[____] mortgaged properties, securing mortgage loans representing [____]% of the outstanding pool balance as of the cut-off date, are located in [____].[____] mortgaged properties, securing mortgage loans representing [____]% of the outstanding pool balance as of the cut-off date, are located in [____]. See the table entitled "Geographic Concentration of Mortgage Loans" under "Description of the Mortgage Pool" in this prospectus supplement. Also for certain legal aspects of mortgage loans secured by mortgaged properties located in [____], see "Legal Aspects of Mortgage Loans in [State]" in this prospectus supplement. Except as set forth in this paragraph, no state contains more than [____]% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

     The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

     o certain developments particularly affecting industries concentrated in such state or region;

     o conditions in the real estate markets where the mortgaged properties are located;

     o    changes in governmental rules and fiscal policies;

     o acts of nature, including earthquakes, floods and hurricanes (which may result in uninsured losses); see "Risk Factors--Risks Related to the Mortgage Loans--Property Insurance" in this prospectus supplement; and

     o    other factors which are beyond the control of the borrowers.

     For example, improvements on mortgaged properties located in [____] may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.

     [If 10% or more of the mortgage loans are located in any one state or other geographic region, describe any material economic or other factors applicable to that region.]

Multifamily Properties Have Special Risks

     [____] of the mortgaged properties (including [____] manufactured housing community properties), which represent security for [____]% of the outstanding pool balance, [____]% of the Loan Group 1 balance and [____]% of the Loan Group 2 balance as of the cut-off date, are multifamily properties.

     A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

     o the location of the property (e.g., a change in the neighborhood over time);

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

     o in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o    the presence of competing properties in the local market;

     o the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

     o adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

     o    state and local regulations;

     o    government assistance/rent subsidy programs; and

     o    national, state, or local politics.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans may be secured by mortgaged properties that are currently eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. There is no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

     Manufactured Housing Community Properties Have Special Risks. [____] of the mortgaged properties, which represent security for [____]% of the outstanding pool balance, [____]% of the Loan Group 1 balance and [____]% of the Loan Group 2 balance as of the cut-off date, are manufactured housing community properties. Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.

     The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing community properties;

     o    apartment buildings; and

     o    site-built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o    the location of the manufactured housing property;

     o the ability of management to provide adequate maintenance and insurance;

     o    the type of services or amenities it provides;

     o    the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

     Certain of the manufactured housing community mortgaged properties may be recreational vehicle parks. These properties may depend on revenue from tourism, and may be visited, and generate cash flow, only during certain seasons of the year. Therefore, these properties may be subject to seasonality risk that other manufactured housing community mortgaged properties may not be subject to, or may be subject to fluctuations in tourism rates.

Office Properties Have Special Risks

     [____] of the mortgaged properties, which represent security for [____]% of the outstanding pool balance and [____]% of the Loan Group 1 balance as of the cut-off date, are office properties.

     Various factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenants;

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

     o    the desirability of the area as a business location;

     o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Retail Properties Have Special Risks

     [____] of the mortgaged properties, which represent security for [____]% of the outstanding pool balance and [____]% of the Loan Group 1 balance as of the cut-off date, are retail properties. Of these, [____] mortgaged properties, representing security for [____]% of the outstanding pool balance and [____]% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be anchored or shadow anchored properties. [____] mortgaged properties, representing security for [____]% of the outstanding pool balance and [____]% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be unanchored mortgaged properties. [____] mortgaged properties, representing security for [____]% of the outstanding pool balance and [____]% of the Loan Group 1 balance as of the cut-off date, are single tenant properties. The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs. Certain tenants at various mortgaged properties may have rents tied to a percentage of gross sales.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o termination of an anchor tenant's or shadow anchor tenant's lease, or if the anchor tenant or shadow anchor owns its own site, a decision to vacate;

     o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     If an anchor store in a mortgaged property were to close, the related borrower may be unable to replace that anchor in a timely manner or may suffer adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives. Certain tenants at various mortgaged properties are closed for business or otherwise not in occupancy and/or have co-tenancy clauses or other termination provisions in their leases. These and other similar situations could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    home shopping networks;

     o    internet web sites; and

     o    telemarketers.

     Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

     In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Hotel Properties Have Special Risks

     There are [____] hotel properties, securing approximately [____]% of the outstanding pool balance as of the cut-off date (or approximately [____]% of the Loan Group 1 balance as of the cut-off date). [____] of such hotel properties are considered full service, securing approximately [____]% of the outstanding pool balance as of the cut-off date (or approximately [____]% of the Loan Group 1 balance as of the cut-off date), [____] of such hotel properties, securing approximately [____]% of the outstanding pool balance as of the cut-off date (or approximately [____]% of the Loan Group 1 balance as of the cut-off date), are considered limited service; and [____] of such hotel properties, securing approximately [____]% of the outstanding pool balance as of the cut-off date (or approximately [____]% of the Loan Group 1 balance as of the cut-off date), are considered extended stay.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    conversion to alternative uses which may not be readily made;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

     o changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks on September 11, 2001) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

     o    management ability of property managers;

     o    desirability of particular locations;

     o location, quality and hotel management company's affiliation, each of which affects the economic performance of a hotel; and

     o relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

     The hotel properties are affiliated with a hotel management company through management agreements or with a hotel chain through a franchise agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o the continued existence, reputation, and financial strength of the franchisor or hotel management company;

     o the public perception of the franchise or management company or hotel chain service mark; and

     o the duration of the franchise licensing agreement or management agreement.

     Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

     Transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

     No assurance can be given that the trust fund could renew a management agreement or obtain a new management agreement following termination of the agreement in place at the time of foreclosure.

Self Storage Properties Have Special Risks

     There are [____] self storage properties, securing approximately [____]% of the outstanding pool balance and [____]% of the Loan Group 1 balance, as of the cut-off date.

     The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

     Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses. In addition, it is difficult to assess the environmental risks posed by these facilities due to tenant privacy, anonymity and unsupervised access to these facilities. Therefore, these facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Industrial Properties Have Special Risks

     There are [____] industrial properties, securing approximately [____]% of the outstanding pool balance and [____]% of the Loan Group 1 balance as of the cut-off date. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Properties With Condominium Ownership Have Special Risks

     Some of the mortgage loans are secured, in whole or in part, by the related borrower's fee simple ownership interest in one or more condominium units. The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner's ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

     Due to the nature of condominiums and a borrower's ownership interest therein, a default on a mortgage loan secured by the borrower's interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

Certain Additional Risks Related To Tenants

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement. Certain of the significant tenants have lease expiration dates that occur prior to the maturity date of the related mortgage loan. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults on its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants' leases were terminated.

     Certain of the mortgaged properties may be leased to tenants under leases that provide that tenant with a right of first refusal to purchase the related mortgaged property upon a sale of the mortgaged property. Such provisions, if not waived, may impede the lender's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

     Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.

Tenant Bankruptcy Entails Risks

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. One or more tenants at a particular mortgaged property may have been or may currently be the subject of bankruptcy or insolvency proceedings. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of that lease.

The Sellers Of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws
 That May Affect The Trust's Ownership Of The Mortgage Loans

     In the event of the insolvency of any mortgage loan seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

     Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Laws Entail Risks

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the asbestos-containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the United States Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

     Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

     The owner's liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

     o an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

     o a responsible third party was identified as being responsible for the remedial action; or

     o the related originator of the subject mortgage loan generally required the related borrower to:

          (a) take investigative and/or remedial action;

          (b) carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

          (c) monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

          (d) obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

          (e) obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the sponsor); or

          (f) the circumstance or condition has been remediated in all material respects.

Potential Trust Liability Related to a Materially Adverse Environmental
Condition

     The mortgage loan sellers have represented to the Depositor that all but [____] of the mortgaged properties within the [____] months preceding the cut-off date have had (i) an environmental site assessment or (ii) an update of a previously conducted assessment based upon information in an established database or study. Subject to certain conditions and exclusions, the environmental insurance policies generally insure the trust against losses resulting from certain known and unknown environmental conditions at the related mortgaged property or properties during the applicable policy period. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards. Each mortgage loan seller has informed the Depositor that to its actual knowledge, without inquiry beyond the environmental assessment (or update of a previously conducted assessment) or questionnaire completed by the borrower and submitted to the mortgage loan seller in connection with obtaining an environmental insurance policy in lieu of an environmental assessment, there are no significant or material circumstances or conditions with respect to the mortgaged property not revealed in the environmental assessment (or update of a previously conducted assessment) or the borrower's environmental questionnaire. The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable asbestos-containing materials, lead-based paint, radon gas, leaking underground storage tanks, polychlorinated biphenyl contamination, ground water contamination or other material environmental conditions.

     For more information regarding environmental considerations, see "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the trust or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust will become liable under any environmental law. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability under environmental laws. See "The Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date

     [____] mortgage loans, representing [____]% of the outstanding pool balance, [____]% of the Loan Group 1 balance and [____]% of the Loan Group 2 balance as of the cut-off date, are balloon loans that provide for substantial payments of principal due at their stated maturities. [____] of the [____] mortgage loans identified above, representing [____]% of the outstanding pool balance, or [____]% of the Loan Group 1 balance and [____]% of the Loan Group 2 balance as of the cut-off date, have a balloon payment date in the year [____].

     Balloon loans involve a greater risk to the lender than fully amortizing loans because a borrower's ability to repay a balloon loan on its maturity date typically will depend upon its ability either to refinance such mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    prevailing interest rates;

     o    the fair market value of the related properties;

     o    the borrower's equity in the related properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the property;

     o    tax laws; and

     o    prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     There can be no assurance that a borrower will have the ability to repay the remaining principal balance of the related mortgage loan on the pertinent date.

Risks Related to Modification of Mortgage Loans with Balloon Payments

     In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" in this prospectus supplement. The master servicer and the special servicer may extend the maturity date of a mortgage loan under limited circumstances. See "The Pooling and Servicing Agreement--Modifications" in this prospectus supplement. There can be no assurance, however, that any extension or modification will increase the present value of recoveries in a given case.

Risks Relating to Borrowers' Organization or Structure

     Although the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single-purpose entity, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as "special-purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single-purpose entity, such a borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a "single purpose entity." There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Risks Related to Additional Debt

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the Depositor, the mortgage loan sellers, the underwriters, the servicers, the special servicer or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Other Financing."

     Except to the extent set forth in the last sentence of this paragraph, all of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender's consent to incur such debt. Moreover, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. This additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt. The mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Other Financing."

     Although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the general partnership, managing membership, limited partnership or non-managing membership equity interests in a borrower. In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. With respect to mezzanine financing, while a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are generally set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and mortgaged property. The mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Other Financing."

     Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. In addition, with respect to the mezzanine financing, in most of these cases a mezzanine lender will have a right to purchase a mortgage loan in certain default situations. This may cause an early prepayment of the related mortgage loan.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to its maturity date. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Bankruptcy Proceedings Entail Certain Risks

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have had a sponsor that has filed for bankruptcy protection more than [ten] years ago. In all cases, the related entity or person has emerged from bankruptcy. However, we cannot assure you that these sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.

Lack of Skillful Property Management Entail Risks

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building's value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

Risks of Inspections Relating to Property

     Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

Risks to the Mortgaged Properties Relating to Terrorist Attacks

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties.

It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for a large mortgaged property, which could adversely affect the cash flow at such mortgaged property, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel properties and those mortgaged properties in tourist areas, which could reduce the ability of those mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--Property Insurance" below.

Recent Developments May Increase the Risk of Loss on the Mortgage Loans

     The government of the United States has implemented full scale military operations against Iraq and continues to maintain a military presence in Afghanistan. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the domestic and world economy, financial markets, real estate markets, insurance costs and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

Recent Hurricanes

     The damage caused by Hurricane Katrina, Hurricane Rita and Hurricane Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Texas and Florida in August, September and October 2005 may adversely affect certain of the mortgaged properties. As of the cut-off date, [_] of the mortgaged properties, securing [_]% of the initial outstanding pool balance (representing [_]% of the initial outstanding loan group 1 balance and [_]% of the initial outstanding loan group 2 balance) are secured by mortgaged properties located in Texas, Louisiana, Mississippi and Florida. Although it is too soon to assess the full impact of Hurricane Katrina, Hurricane Rita and Hurricane Wilma on the United States and local economies, in the short term the effects of the storm are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by Hurricane Katrina, Hurricane Rita and Hurricane Wilma have suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by Hurricane Katrina, Hurricane Rita and Hurricane Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Additionally, the standard all-risk insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged property in a heavily flooded area.

     Because of the difficulty in obtaining information about the affected areas and mortgaged properties it is not possible at this time to make a complete assessment of the severity of loss, the availability of insurance coverage to cover these losses and the extent and expected duration of the effects of Hurricane Katrina, Hurricane Rita and Hurricane Wilma on the mortgaged properties, the Southeast states and the United States as a whole.

Property Insurance

     Subject to certain exceptions including where the mortgage loan documents permit the borrower to rely on self-insurance provided by a tenant, the related mortgage loan documents require the related borrower to maintain, or cause to be maintained, property and casualty insurance. However, the mortgaged properties may suffer losses due to risks that were not covered by insurance or for which the insurance coverage is inadequate. Specifically, certain of the insurance policies may expressly exclude coverage for losses due to mold, environmental hazards, certain acts of nature, terrorist activities or other insurable conditions or events.

     In addition certain of the mortgaged properties are located in California, Washington, Texas, Oregon, Nevada and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods, landslides and hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake or windstorm insurance and the related borrowers may not have adequate coverage should such an act of nature occur.

     There is no assurance that borrowers will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts.

     The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

     The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that resulted in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

     In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

     The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

     Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

     To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

     Certain of the mortgage loans may be secured by mortgaged properties that are not insured for acts of terrorism. If such casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your Certificates could be reduced.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the trust and the amounts available could be insufficient to cover insured risks at such mortgaged property.

     With respect to certain of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

     With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage. In those cases, some borrowers obtained supplemental terrorism insurance. In other cases, the lender waived the requirement that such insurance be maintained or the mortgage loan documents do not contain such a requirement.

     Some of the mortgage loans specifically require terrorism insurance, but in many cases, this insurance may be required only to the extent it can be obtained for premiums less than or equal to the "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing certificateholder (which is generally the holder of the majority interest of the most subordinate class then outstanding) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

     An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only. See "Description of the Mortgage Pool--Additional Loan Information" in this prospectus supplement.

Tax Considerations Related to Foreclosure

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the mortgaged property.

     Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. Furthermore, any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub tenant or allocable to a non customary service, will subject the Lower Tier REMIC, to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. "Rents from real property" does not include any rental income based on the net profits of a tenant or sub tenant or allocable to a service that is non customary in the area and for the type of building involved. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See "The Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties. These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other
 Tax Abatement Arrangements May Reduce Payments to Certificateholders

     Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

Risks Related to Enforceability

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

State Law Limitations Entail Certain Risks

     [____] mortgage loans, representing [____]% of the outstanding pool balance, [____]% of the Loan Group 1 balance and [____]% of the Loan Group 2 balance as of the cut-off date, are secured by more than one mortgaged property. In addition, there are [__] groups of crossed-collateralized and crossed-defaulted mortgage loans representing [____]% of the outstanding pool balance, [____]% of the Loan Group 1 balance.

     Some states (including California) have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Leasehold Interests Entail Certain Risks

     [____] mortgaged properties, which represent security for [____]% of the outstanding pool balance, or [____]% of the Loan Group 1 balance as of the cut-off date, are secured by a mortgage on (i) the borrower's leasehold (subleasehold) interest in the related mortgaged property and not the related fee simple interest or (ii) the borrower's leasehold interest in portion of the related mortgaged property and the borrower's fee simple interest in the remainder of the related mortgaged property.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold interest were to be terminated upon a lease default, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     The ground leases securing the mortgaged properties may provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Potential Absence of Attornment Provisions Entails Risks

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Related to Zoning Laws

     Due to changes in applicable building and zoning ordinances and codes that have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. These changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss and may adversely affect the ability of a borrower to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property was to be repaired or restored in conformity with then-current law, its value could be less than the remaining principal balance on the mortgage loan and it may produce less revenue than before the repair or restoration.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Certain mortgaged properties may currently have a temporary certificate of occupancy related to renovations at the mortgaged property. Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider material.

Risks Related to Litigation

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates, which litigation could have a material adverse effect on your investment.

Risks Related to Compliance with Americans With Disabilities Act

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

                              Conflicts of Interest

Directing Certificateholder May Direct Special Servicer Actions

     The special servicer is generally given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The directing certificateholder has certain rights to advise and direct the special servicer to take or refrain from taking certain actions with respect to the mortgage loans. The directing certificateholder, with respect to the mortgage loans is generally the holder of the majority in interest of the controlling class. The directing certificateholder with respect to certain mortgage loans as to which there is also subordinate debt, is as described in "The Pooling and Servicing Agreement--Special Servicing--The Directing Certificateholder" in this prospectus supplement. The directing certificateholder is also generally entitled to remove (at its own expense if such removal is not for cause) the special servicer with or without cause. See "The Pooling and Servicing Agreement--Special Servicing--The Directing Certificateholder" in this prospectus supplement. The controlling class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in fewer proceeds to the trust than would have been realized if earlier action had been taken. The controlling class representative has no duty to act in the interests of any class other than the controlling class. The directing certificateholder has no duty to act in the interests of any class other than the controlling class or the subordinate debt, as applicable. However, the pooling and servicing agreement provides that neither the master servicer or a special servicer may follow a direction of the directing certificateholder if such direction could cause it to violate the servicing standards.

Related Parties May Acquire Certificates or Experience Other Conflicts

     Affiliates of the Depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the master servicer's or the special servicer's duties to the trust under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, the directing certificateholder generally has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement. For instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in fewer proceeds to the trust than would be realized if alternate action had been taken. In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

     Additionally, the master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

     Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     The [sponsor] [depositor] [issuing entity] is an affiliate of the [master servicer] [special servicer] [specify other servicer contemplated by Item 1108(a)(3) of Regulation AB] [trustee] [specify originator contemplated by Item 1110 of Regulation AB] [specify significant obligor contemplated by Item 1112 of Regulation AB] [specify enhancement, derivatives or support provider contemplated by Item 1114 or Item 1115 of Regulation AB] [specify other material parties related to the asset-backed securities.] [If applicable, provide the information required by Item 1119(b) of Regulation AB with respect to business relationships, etc. outside the ordinary course of business or not on arm's length basis between the [sponsor] [depositor] [issuing entity] and any of the other parties listed in the preceding sentence or their affiliates that exist currently or existed within the past two years, if material to an understanding of the certificates.] [If applicable, provide the information specified in Item 1119(c) of Regulation AB regarding specific relationships relating to the transaction or the mortgage loans between the [sponsor] [depositor] [issuing entity] and any of the other parties listed above or their affiliates that exist currently or existed within the past two years, if material.]

Conflicts Between Managers and the Mortgage Loan Borrowers

     A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                    Risks Related to the Offered Certificates

Risks Related to Prepayments and Repurchases

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases upon a mortgage loan seller's breach of representations or warranties, the exercise of a purchase option by a mezzanine lender, a subordinate loan noteholder or other party with such option.

     In addition, because the amount of principal that will be distributed to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B] and Class [A-1A] Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be a part, the yield on the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class [A-1A] Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

     Voluntary prepayments under certain mortgage loans may require payment of a yield maintenance charge unless the prepayment is made within a specified number of days of the stated maturity date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "--Property Releases" in this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lock-out period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender or subordinate noteholder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance
 Charges and Defeasance Provisions

     Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

Yield Considerations

     The yield on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

     o    the interest rate for such certificate;

     o the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

     o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

     o the timing and severity of any interest shortfalls resulting from prepayments;

     o    the timing and severity of any appraisal reductions; and

     o the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

     The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

     [In particular, because the notional amount of the Class [X-P] certificates is based upon a portion of certain of the outstanding certificate balance of certain classes of the certificates, the yield to maturity on the Class [X-P] certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses. Also, a rapid rate of principal prepayments, liquidations and/or principal losses could result in the failure to recoup the initial investment in the Class [X-P] certificates. ]

     [The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.]

Risks Related to Borrower Default

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o the aggregate amount of distributions on the certificates offered in this prospectus supplement;

     o    their yield to maturity;

     o    the rate of principal payments; and

     o    their weighted average life.

     Unless your certificates are Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B] or Class [A-1A] Certificates, and with respect to interest-only Class [X-P] Certificates, your right to receive certain payments of principal and interest otherwise payable on your certificates will be subordinated to such rights of the holders of the more senior certificates and to such rights of the holders of the Class [X-C] and Class [X-P] Certificates. See "Description of the Offered Certificates--Distributions" in this prospectus supplement. Losses on the mortgage loans will be allocated to the Class [P], Class [O], Class [N], Class [M], Class [L], Class [K], Class [J], Class [H], Class [G], Class [F], Class [E], Class [D], Class [C], Class [B] and Class [A-J] Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the

Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5] and Class [A-1A] Certificates, pro rata, and with respect to interest losses only, the Class [X-C] and Class [X-P] Certificates based on their respective entitlements, provided that losses allocated to the Class [A-5] Certificates will be applied first to the Class [A-5B] Certificates until they are reduced to zero and then to the Class [A-5A] Certificates until they are reduced to zero.

     Each class of certificates (other than the Class [P], Class [R] and Class [LR] Certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

     If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Certain Payments

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee [or fiscal agent], as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

     There is currently no secondary market for the certificates offered in this prospectus supplement. While the underwriters have advised that they currently intend to make a secondary market in the certificates offered in this prospectus supplement, they are under no obligation to do so. There is no assurance that a secondary market for the certificates offered in this prospectus supplement will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the certificates offered in this prospectus supplement. The certificates offered in this prospectus supplement will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the certificates offered in this prospectus supplement. In addition, the market value of the certificates offered in this prospectus supplement at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any certificates offered in this prospectus supplement at any time.

Subordination of Subordinate Offered Certificates

     As described in this prospectus supplement, unless your certificates are the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5], Class [A-1A] or, with respect to interest-only, Class [X-P] Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with an earlier alphabetical designation (or in the case of the Class [A-J] Certificates, to the rights of the holders of the foregoing specified classes) and the Class [X-C] and Class [X-P] Certificates, provided that interest and principal, if applicable, distributed to the Class [A-5] Certificates will be applied first to the Class [A-5A] Certificates up to their entitlement and then to the Class [A-5B] Certificates up to their entitlement. See "Description of the Offered Certificates--Distributions" and "--Subordination" in this prospectus supplement.

Risk of Limited Assets

     The certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control Over Trust

     You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration. The pooling and servicing agreement gives the master servicer, the special servicer, the trustee or the REMIC administrator, as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders' interests.

     Different Timing of Mortgage Loan Amortization Poses Certain Risks

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above under the heading "--Risks Related to the Mortgage Loans." Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Other Risks

     The "Risk Factors" section in the prospectus describes other risks and special considerations that may apply to your investment in the certificates.

            THE SPONSOR[S], MORTGAGE LOAN SELLER[S] AND ORIGINATOR[S]

German American Capital Corporation

     German American Capital Corporation ("GACC") is a sponsor of this securitization transaction. GACC or an affiliate of GACC originated all of the GACC Loans and underwrote all of the GACC Loans in this transaction. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is [an affiliate of Deutsche Bank Securities Inc., one of the underwriters and] an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. For more information regarding GACC and its securitization program, see "The Sponsor" in the prospectus.

[Name of Other Sponsor[s]]

     [If applicable, add disclosure required by Item 1104 of Regulation AB with respect to any other sponsors.]

[Additional Mortgage Loan Sellers]

     [______ and _____ are also acting as sellers in this transaction. Each seller or its affiliate originated the mortgage loans as to which it is acting as seller[; except that ___% of the mortgage loans as to which ___ is acting as seller were originated by ___ and acquired from __ by such seller.] [____ originated 10% or more of the Initial Outstanding Pool Balance.]

[Additional Originators]

     [For originators, other than the sponsors, that originated 20% or more of the Initial Outstanding Pool Balance, add disclosure required by Item 1110 of Regulation AB, to the extent not covered above].

Underwriting Standards

     A description of the underwriting standards of GACC is set forth in the prospectus under "The Sponsor--Underwriting Standards." A description of the underwriting standards of each other Mortgage Loan Seller [or Originator] that originated 20% or more of the Initial Outstanding Pool Balance is set forth below.

     [insert description of underwriting standards of applicable Mortgage Loan Seller or Originator.]

                                  THE DEPOSITOR

     The Depositor is Deutsche Mortgage & Asset Receiving Corporation. The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is
(212) 250-2500. The Depositor's capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

     The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.

     During the five years ending December 31, 2005, the Depositor has acted as depositor with respect to securitization transactions in an aggregate amount of approximately $25 billion. GACC has acted as sponsor of such transactions and contributed a substantial portion of the Mortgage Loans in such transactions, with the remainder having been contributed by other third party loan sellers. While the Depositor was depositor with respect to public securitizations in 1998 through 2000, in 2001 through 2003 it acted as depositor primarily in private securitizations of floating rate loans. In 2004 and 2005, the Depositor's securitizations included approximately $3.0 billion and $4.3 billion, respectively, of publicly offered conduit or combined conduit/large loan securitizations, as well as several private transactions.

     The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

     The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor's duties pursuant to the Pooling and Servicing Agreement include, without limitation, (i) the duty to appoint a successor Trustee in the event of the resignation or removal of the Trustee,
(ii) to provide information in its possession to the Trustee to the extent necessary to perform REMIC tax administration, (iii) to indemnify the Trustee against certain expenses and liabilities resulting from the Depositor's willful misconduct, bad faith, fraud or negligence, and (iv) to sign any [distribution report on form 10-D and current report on form 8-K and] annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Securities Exchange Act of 1934 prepared by the Trustee on behalf of the Trust. The Depositor is required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

                               THE ISSUING ENTITY

     The issuing entity for the Certificates will be [Name of Trust] (the "Trust"). The Trust is a New York common law trust that will be formed on the closing date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and the other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the Certificates, or invest in securities, other than investing funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the Master Servicer and Trustee [and Fiscal Agent], if applicable, may make Advances to the Trust only to the extent it deems such Advances to be recoverable from the related Mortgage Loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth herein under "The Pooling and Servicing Agreement--Amendments." The Trust administers the Mortgage Loans through the Trustee, the Master Servicer and Special Servicer. A discussion of the duties of the Trustee, Master Servicer and Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "The Master Servicer," "The Special Servicer," "The Trustee" and "The Pooling and Servicing Agreement."

     The only assets of the Trust other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested. [Specify other assets if applicable, e.g. swap agreement.] The Trust has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and indemnity obligations to the Trustee, Master Servicer and Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or Board of Directors. It acts through the Trustee, Master Servicer and Special Servicer.

     The Depositor is contributing the Mortgage Loans to the Trust. The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Seller(s), as described herein under "Description of the Mortgage Pool--Sale of the Mortgage Loans."

     [Expenses related to the selection and acquisition of the Mortgage Loans in the amount of $_____ will be paid from the proceeds of the offering of the Certificates. Expenses related to the selection and acquisition of the Mortgage Loans that are payable to the Sponsor, the Depositor, the Master Servicer, the Special Servicer and the Trustee, Paying Agent [and Fiscal Agent] from the offering proceeds are set forth in the table below.

    Nature of Expense                Amount                  Payable To]
------------------------- ---------------------------- -------------------------



     Since the trust fund is a common law trust, it may not be eligible for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), unless it can be characterized as a "business trust" for purposes of the Bankruptcy Code. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust." The Depositor has been formed to be a special purpose bankruptcy remote entity. In connection with the sale of the underlying Mortgage Loans from the Mortgage Loan Seller to the Depositor and from the Depositor to the Trust, legal opinions are required to be rendered to the effect that:

     1. If such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller are not applicable to payments on the Certificates.

     2. If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

     Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Trust is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See "Risk Factors--The Sellers of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect the Trust's Ownership Of Mortgage Loans."

                               THE MASTER SERVICER

The Master Servicer

     [Name of Master Servicer] (the "Master Servicer") will be the Master Servicer under the Pooling and Servicing Agreement. The Master Servicer is a [insert entity type and jurisdiction of organization] [and a wholly owned subsidiary of ____]. The principal offices of the Master Servicer are located at [___________], and its telephone number is [___________]. As of [_____, 200_], the Master Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $[___] billion.

     The information set forth in this prospectus supplement concerning the Master Servicer has been provided by it.

     The Master Servicer will be responsible for master servicing of all of the Mortgage Loans [specify any exceptions]. The Master Servicer may elect to sub-service some or all of its servicing duties with respect to each of the Mortgage Loans and it has informed the Depositor that it intends to use one or more sub-servicers on certain of the Mortgage Loans. [In particular, the Master Servicer has informed the Depositor that ___ will act as sub-servicer with respect to certain of the Mortgage Loans originated by ____.]

     Certain of the duties of the Master Servicer and the provisions of the Pooling and Servicing Agreement are set forth herein under "The Pooling and Servicing Agreement." The manner in which collections on the Mortgage Loans are to be maintained is described herein under "The Pooling and Servicing Agreement--Accounts." The advance obligations of the Master Servicer are described herein under "The Pooling and Servicing Agreement --Advances" and "Description of the Offered Certificates--Appraisal Reductions." Certain limitations on the Master Servicer's liability under the Pooling and Servicing Agreement are described herein under "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer." Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer's removal, replacement, resignation or transfer are described herein under "The Pooling and Servicing Agreement--Events of Default," "--Rights Upon Event of Default" and "--Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer." For a description of the Master Servicer's compensation see "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses."

     The Master Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

     [Add disclosure required by Item 1108 of Regulation AB with respect to Master Servicer, to the extent not covered above.]

                                PRIMARY SERVICING

     [Except with respect to certain Mortgage Loans sold to the Depositor by ___, the Master Servicer will be responsible for the primary servicing of all of the Mortgage Loans [specify any other exceptions]. The Master Servicer may elect to retain one or more primary servicers to perform some or all of its primary servicing duties with respect to each of the Mortgage Loans and it has informed the Depositor that it intends to use one or more primary servicers on certain of the Mortgage Loans. The master servicer will pay the fees of the primary servicer or servicers.] [Add disclosure required by Item 1108 of Regulation AB with respect to any applicable primary servicer.]

                           [AFFILIATED SUB-SERVICERS]

     Each of the following entities will be or is expected to be a sub-servicer of mortgage loans and is affiliated with the Depositor, [one of] the sponsor[s], [one of] the [other] mortgage loan seller[s] or [one of] the underwriter[s]:

                                               % of
                                              Initial
                              Number of       Mortgage
          Sub-Servicer     Mortgage Loans   Pool Balance    Affiliate
          ------------     --------------   ------------    ---------
1.
2.
3.
4.

     [Add disclosure required by Item 1108 of Regulation AB]]

                           [SIGNIFICANT SUB-SERVICERS]

     Each of the following entities will be or is expected to be a sub servicer of 10% or more of the initial aggregate principal balance of the mortgage loans:

                                                          % of Initial
                                    Number of Mortgage    Mortgage Pool
               Sub-Servicer               Loans              Balance
               ------------         ------------------    -------------
1.
2.
3.
4.

     [Add disclosure required by Item 1108 of Regulation AB]]


                              THE SPECIAL SERVICER

     [Name of Special Servicer] (the "Special Servicer") will be appointed as the initial Special Servicer of the Mortgage Loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. The Special Servicer is a [insert entity type and jurisdiction of organization] [and a wholly-owned subsidiary of___]. Its address is _____.

     As of ____, 200_, the Special Servicer was servicing approximately [______] commercial and multifamily loans with a total principal balance of approximately $[___] billion. The collateral for these loans is located in [all fifty states] .. Approximately [______] of the loans, with a total principal balance of approximately $[___] billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties. As of ___, 200_, the Special Servicer was the named Special Servicer in approximately [__] commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $[___] billion. With respect to such transactions as of such date, the Special Servicer was administering approximately [ ] assets with an outstanding principal balance of approximately $[___] million.

     Certain of the duties of the Special Servicer and the provisions of the Pooling and Servicing Agreement regarding the Special Servicer, including without limitation information regarding the rights of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the Mortgage Loans are set forth herein under "The Pooling and Servicing Agreement--Modifications" and "--Realization Upon Defaulted Mortgage Loans." Certain limitations on the Special Servicer's liability under the Pooling and Servicing Agreement are described herein under "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer." Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer's removal, replacement, resignation or transfer are described herein under "The Pooling and Servicing Agreement--Events of Default," "--Rights Upon an Event of Default" and "Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer." For a description of the Special Servicer's compensation see "The Pooling and Servicing Agreement--Special Servicing--Special Servicing Compensation."

     The Special Servicer, is approved as a special servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by [__________].

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer. Neither the Master Servicer nor the Special Servicer makes any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to its being a valid obligation of such servicer), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding such servicer) or related documents.

                                   THE TRUSTEE

General

     [Name of Trustee] (the "Trustee") will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued. The Trustee is a [insert entity type and jurisdiction of organization]. As of ___, 200_, the Trustee was the named Trustee in approximately [__] commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $[___] billion. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust. In addition, the trustee will be primarily responsible for back-up advancing. The corporate trust office of the Trustee responsible for administration of the trust is located (i) for certificate transfer purposes, at ______, and (ii) for all other purposes, at _____, Attention: [_________]. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Trustee Fee Rate"), equal to [__]% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding Distribution Date. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

     The Trustee shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, as described herein under "The Pooling and Servicing Agreement--Rights Upon Event of Default"), and (iii) an institution whose long-term senior unsecured debt is rated ["Aa3" by Moody's and "A+" by S&P] or such other ratings as are acceptable to the rating agencies or has a fiscal agent appointed with such minimum ratings.

     [Disclose information required by Item 1109 and, if applicable, Item 1108, of Regulation AB]

Duties of the Trustee

     The Trustee will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to its being a valid obligation of the Trustee), the Certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of the Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the mortgage loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Event of Default has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement. Within 30 days after the occurrence of any Event of Default, the Trustee is required to transmit by mail to the Depositor, each Rating Agency and all Certificateholders notice of such occurrence, unless such default shall have been cured.

Certain Matters Regarding the Trustee

     The fees and normal disbursements of the Trustee are required to be borne by the trust fund.

     The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action). If no Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

     The Trustee and any director, officer, employee or agent of the Trustee, will be entitled to indemnification by the Trust Fund, to the extent of amounts held in the Collection Account from time to time, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising out of or incurred by the Trustee in connection with any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

     The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

     The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer and each rating agency. Upon receiving this notice of resignation, the Servicers will be required to promptly appoint a successor Trustee acceptable to the Master Servicer. If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

     If at any time a Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, either Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co trustee or co trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

     The Trustee will be the REMIC Administrator, as described in the prospectus. See "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the prospectus.

     Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of appointment by the successor Trustee. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses through the date of termination plus, the reimbursement of all Advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee. Any successor trustee must have a combined capital and surplus of at least [____] and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

         [PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT]

     [_______] will be appointed by the Trustee as paying agent (in that capacity, the "Paying Agent"). In addition, [_______] will initially serve as registrar (in that capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). The Trustee will be responsible for paying the fees of each such agent.]

                                [THE FISCAL AGENT

     [_______], a [_________] organized under the laws of [________], will act as Fiscal Agent pursuant to the Pooling and Servicing agreement (the "Fiscal Agent"). The Fiscal Agent's office is located at [________], Attention:
[________]. The Fiscal Agent will be deemed to have been removed in the event of the resignation or removal of the Trustee.

     The duties and obligations of the Fiscal Agent consist only of making advances as described under "The Pooling and Servicing Agreement--Advances" in this prospectus supplement. The Fiscal Agent will not be liable except for the performance of those duties and obligations. The Fiscal Agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the Trustee and the Master Servicer. The Fiscal Agent will be entitled to various rights, protections, immunities and indemnities substantially similar to those afforded to the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent.

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to its being a valid obligation of the Fiscal Agent), the Certificates, the mortgage loans, this prospectus supplement--except for the information in the immediately preceding paragraph--or related documents. The duties and obligations of the Fiscal Agent consist only of making advances as described in this prospectus supplement; the Fiscal Agent will not be liable except for the performance of such duties and obligations.

     In the event that the Master Servicer and the Trustee fail to make a required advance, the Fiscal Agent will be required to make such advance, provided that the Fiscal Agent will not be obligated to make any advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled to rely exclusively on any determination by the Master Servicer or the Trustee, as applicable, that an advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer.]

                           [CERTAIN LEGAL PROCEEDINGS]

     [If there are any legal proceedings pending against any of the parties identified in Item 1117 of Regulation AB or their property that would be material to security holders, provide the disclosure required by such Item.]

                [CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS]

     [The [sponsor] [depositor] [issuing entity] is an affiliate of the [servicer] [special servicer] [specify other servicer contemplated by Item 1108(a)(3) of Regulation AB] [trustee] [specify originator contemplated by Item 1110 of Regulation AB] [specify significant obligor contemplated by Item 1112 of Regulation AB] [specify enhancement, derivatives or support provider contemplated by Item 1114 or Item 1115 of Regulation AB] [specify other material parties related to the asset-backed securities.] [If applicable, provide the information required by Item 1119(b) of Regulation AB with respect to business relationships, etc. outside the ordinary course of business or not on arm's length basis between the [sponsor] [depositor] [issuing entity] and any of the other parties listed in the preceding sentence or their affiliates that exist currently or existed within the past two years, if material to an understanding of the certificates.] [If applicable, provide the information specified in Item 1119(c) of Regulation AB regarding specific relationships relating to the transaction or the mortgage loans between the [sponsor] [depositor] [issuing entity] and any of the other parties listed above or their affiliates that exist currently or existed within the past two years, if material.]]

                        DESCRIPTION OF THE MORTGAGE POOL

General

     A trust (the "Trust" or "Trust Fund") to be created by Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") will consist of a pool (the "Mortgage Pool") of [____] fixed-rate mortgage loans (each, a "Mortgage Loan," and collectively, the "Mortgage Loans") secured by first liens on [____] commercial, multifamily and manufactured housing community properties (each a "Mortgaged Property," and collectively, the "Mortgaged Properties"). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $[___________] (the "Initial Outstanding Pool Balance"). The principal balances of the Mortgage Loans as of the Cut-off Date (each, a "Cut-off Date Balance") will range from $[____________] to $[____________] and the average Cut-off Date Balance will be $[____________] subject to a variance of plus or minus [____]%. The pool of Mortgage Loans will be deemed to consist of two Loan Groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of [____] Mortgage Loans, representing [____]% of the Initial Outstanding Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of [____] Mortgage Loans (or [____]% of the aggregate principal balance of the mortgage loans secured by multifamily properties and [____]% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing community properties), representing [____]% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                                               % of Initial
                                             Outstanding Pool            % of Initial              % of Initial
   Interest of Borrower Encumbered              Balance(1)          Loan Group 1 Balance(1)  Loan Group 2 Balance(1)
---------------------------------------      ----------------       -----------------------  -----------------------
Fee Simple Estate....................
Partial Fee / Partial Leasehold Estate
Leasehold Estate.....................
Total................................

------------------

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values or square footage of each Mortgaged Property and/or each Mortgaged Property's underwritten net cash flow).

Security for the Mortgage Loans

     None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, Mortgage Loan Seller or Originator, the Master Servicer, the Special Servicer or the Trustee. Each Mortgage Loan is or should be considered to be nonrecourse. In the event of a default under any Mortgage Loan, the lender's remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a Mortgage Loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower's assets are limited primarily to its interest in the related Mortgaged Property. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, "Reserve Accounts"). Each Mortgage constitutes a first lien on a fee or leasehold interest in a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

[[Prefunding].[Revolving] Period]

     [Insert disclosure required by Item 1103(a)(5) of Regulation AB.]

Significant Mortgage Loans and Significant Obligors

     No mortgage loan has an outstanding principal balance as of the Cut-off Date which exceeds [__]% of the Initial Pool Balance.

     The following table sets forth information regarding the ten largest mortgage loans and/or [cross-collateralized] [related] groups in the pool, which represent, in the aggregate, approximately [__]% of the Initial Pool Balance.

      Ten Largest Mortgage Loans or [Cross-Collateralized] [Related] Groups

                             Number               Aggregate   % of        % of                   Stated           Cut-off
  Mortgage Loan or            of      Number of    Cut-off   Initial   Applicable             Remaining         Date LTV     LTV
Cross-Collateralized  Loan  Mortgage  Mortgaged     Date      Pool    Initial Loan   Mortgage   Terms    DSCR     Ratio    Ratio at
        Group          No.   Loans    Properties   Balance   Balance  Group Balance    Rate    (Mos.)    (1)      (1)    Maturity(1)
--------------------  ----  --------  ----------  ---------  -------  -------------  -------- --------- -----   -------  -----------
[______]............  [__]   [__]       [__]       $[____]    [__]%      [__]%         [__]%    [__]    [__]x     [__]%    [__]%
[______]............  [__]   [__]       [__]       $[____]    [__]%      [__]%         [__]%    [__]    [__]x     [__]%    [__]%
[______]............  [__]   [__]       [__]       $[____]    [__]%      [__]%         [__]%    [__]    [__]x     [__]%    [__]%
[______]............  [__]   [__]       [__]       $[____]    [__]%      [__]%         [__]%    [__]    [__]x     [__]%    [__]%
[______]............  [__]   [__]       [__]       $[____]    [__]%      [__]%         [__]%    [__]    [__]x     [__]%    [__]%
[______]............  [__]   [__]       [__]       $[____]    [__]%      [__]%         [__]%    [__]    [__]x     [__]%    [__]%
[______]............  [__]   [__]       [__]       $[____]    [__]%      [__]%         [__]%    [__]    [__]x     [__]%    [__]%
[______]............  [__]   [__]       [__]       $[____]    [__]%      [__]%         [__]%    [__]    [__]x     [__]%    [__]%
[______]............  [__]   [__]       [__]       $[____]    [__]%      [__]%         [__]%    [__]    [__]x     [__]%    [__]%
[______]............  [__]   [__]       [__]       $[____]    [__]%      [__]%         [__]%    [__]    [__]x     [__]%    [__]%
Total / Weighted      [__]   [__]       [__]       $[____]    [__]%      [__]%         [__]%    [__]    [__]x     [__]%    [__]%
Averages............


     Information with respect to each of the above mortgage loans or groups [that constitutes 10% or more of the Initial Pool Balance] is set forth in Annex B-1.

     [If a lessee or lessees constitute a significant obligor under Item 1112 of Regulation AB, provide disclosure required by that item.]

Sale of the Mortgage Loans

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from names of Mortgage Loan Sellers pursuant to [____] separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement"), to be dated the Closing Date between the related Mortgage Loan Seller and the Depositor.

     Each of the Mortgage Loan Sellers, subject to the exception below, will make certain representations and warranties with respect to the Mortgage Loans sold by it and, with respect to any breach of any representation or warranty that materially and adversely (i) affects the value of a Mortgage Loan sold by it, (ii) affects the value of the related Mortgaged Property or (iii) affects the interests of the Trustee or any holders of the Certificates therein, the related Mortgage Loan Seller will be required to cure the breach or repurchase or substitute for that Mortgage Loan. See "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase; Substitution" in this prospectus supplement.

     The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan Sellers.

     A description of the underwriting standards of German American Capital Corporation is set forth in the prospectus under "The Sponsor--Underwriting Standards." A description of the underwriting standards of each other Mortgage Loan Seller [or Originator] is set forth above under "The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]--Underwriting Standards."

     The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated [or acquired] for securitizations of this type by the Sponsor[s] and other Mortgage Loan Seller[s] taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

     [If delinquent loans are included in a transaction, disclose percentage of pool and period of delinquency.] [[If delinquent loans are included in a transaction, insert the following:] [GACC] [Each Sponsor] determines a loan to be "delinquent" when a scheduled payment on a loan has not been made for more than 30 days beyond its scheduled due date. The mortgage loans generally do not have a grace period; however, to the extent any mortgage loan has a grace period, the 30 days are calculated from the scheduled due date and not from the end of the grace period. If a workout is entered into with the borrower under a delinquent loan and payments on the loan are being made in accordance with the terms of such workout, [GACC] [each Sponsor] will no longer classify the loan as delinquent. The terms of a workout may permit a reduced monthly payment or may permit a portion of monthly interest not to be paid currently but instead to accrue and be added to the principal balance of the loan. [GACC] [a Sponsor] will determine that a "charge-off" or "loss" has occurred with respect to all or a portion of a loan if it determines in its business judgment that the amounts due under such loan or portion thereof will not be recovered from any source, including without limitation proceeds of the liquidation of such loan or the related properties, insurance or condemnation proceeds or rental income from the loan.]

Certain Underwriting Matters

     Environmental Site Assessments. Except as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the [__]-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified:

     o the circumstance or condition has been remediated in all material respects,

     o    the borrower has escrowed funds to effect the remediation,

     o a responsible party (not related to the borrower or, if the cost of remediation is less than the lesser of 2% of the original principal balance of the related mortgage loan or $50,000, the borrower or its sponsor) is currently taking or required to take actions as have been recommended by the environmental assessment or by the applicable governmental authority,

     o    an operations and maintenance plan has been or will be implemented,

     o environmental insurance with respect to such condition has been obtained,

     o an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the sponsor,

     o a "no further action" letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition, or

     o upon further investigation, an environmental consultant recommended no further investigation or remediation.

     For more information regarding environmental conditions, see "Risk Factors--Risks Related to the Mortgage Loans--Potential Trust Liability Related to a Materially Adverse Environmental Condition" in this prospectus supplement.

     In the case of [___] Mortgaged Properties, securing [__]% of the Initial Outstanding Pool Balance, and [__]% of the Initial Loan Group 1 Balance, an environmental insurance policy was obtained with respect to the related Mortgaged Property in lieu of obtaining an environmental site assessment or update. Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Trust against losses resulting from certain known and/or unknown environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the environmental insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, provided, however, that with respect to certain Mortgage

Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean up of environmental conditions, up to the applicable aggregate policy limit;
(ii) losses from third party claims against the lender during the policy period for bodily injury, property damage or clean up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.]

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

     Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that inspections of substantially all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within the [__]-month period prior to the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

     Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the [__]-month period prior to the Cut-off Date. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to provide an opinion as to the market value of the related Mortgaged Property. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See "Risk Factors--Risks Related to the Mortgage Loans--Appraisals and Market Studies Have Certain Limitations" in this prospectus supplement.

     Property, Liability and Other Insurance. The Mortgage Loan Documents generally require that: (i) the Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan, 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In addition, if any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the "Federal Register" by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect (except where self-insurance is permitted) with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the maximum amount of insurance required by the terms of the related Mortgage and available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (3) 100% of the replacement cost of the improvements located in the special flood hazard area on the related

Mortgaged Property. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events. In some cases, the Mortgage Loan Documents permit the related borrower to rely on self-insurance provided by a tenant in lieu of an insurance policy. See "Risk Factors--Risks Related to the Mortgage Loans--Property Insurance" in this prospectus supplement.

Additional Loan Information

     General. The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the allocated loan amount for such Mortgaged Property. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the applicable Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the following tables or of Annex A-1 and Annex A-2 to this prospectus supplement may not equal the indicated total under such column due to rounding.

     Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property's operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

     Definitions. For purposes of this prospectus supplement, including the following tables and Annex A-1 and Annex A-2 to this prospectus supplement, the indicated terms have the following meanings:

               (i) "Annual Debt Service" generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest-only for a period of time, 12 times the monthly payment of principal and interest as of the date immediately following the expiration of such interest-only period.

               (ii) "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the appraisal date or the applicable Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

               (iii) "Balloon Balance" means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan.

               (iv) "Cut-off Date Loan-to-Value Ratio," "Loan-to-Value Ratio," "Cut-off Date LTV," "Cut-off Date LTV Ratio," "Current LTV," or "LTV" means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

               (v) "GLA" means gross leasable area.

               (vi) "LTV Ratio at Maturity" means, with respect to any Balloon Loan, (a) the Balloon Balance for such Mortgage Loan divided by (b) the Appraised Value of the related Mortgaged Property.

               (vii) "Mortgage Rate" or "Interest Rate" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

               (viii) "NRA" means net rentable area.

               (ix) "Occupancy Rate" means the percentage of Square Feet or Units, as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-1 to this prospectus supplement as the "Occupancy As-of Date") or as specified by the borrower or as derived from the Mortgaged Property's rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. Information on Annex A-1 to this prospectus supplement concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Rate is specified.

               (x) "Servicing Fee Rate" for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Master Servicing Fee Rate, Trustee Fee Rate and the primary fee rate (the servicing fee rate paid to the primary servicer), if any).

               (xi) "Square Feet" or "Sq. Ft." means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

               (xii) "Term to Maturity" means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

               (xiii) "Underwritten Net Cash Flow," "Underwritten NCF" or "UW NCF," with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and
          (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller or the Master Servicer or Special Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

     In determining Underwritten Net Cash Flow for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of "free rent" periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the applicable Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

               (xiv) "Net Operating Income," or "NOI," with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the "NOI Date" specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments). Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.]

               (xv) "Units," "Rooms" or "Pads" means: (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms and (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of manufactured home properties.

               (xvi) "UW NCF DSCR," "Underwritten NCF DSCR," "Debt Service Coverage Ratio" or "DSCR" means, with respect to any Mortgage Loan,
          (a) the Underwritten Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

     In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability.

               (xvii) "UW Revenue" means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

               Range of Cut-Off Date Balances - All Mortgage Loans

                                                                             Weighted Averages
                                                   ---------------------------------------------------------------
                                                      % of
                           Number      Aggregate   Outstanding               Stated                         LTV
                            of          Cut-off      Initial                Remaining           Cut-off    Ratio
Range of Cut-off Date     Mortgage       Date         Pool       Mortgage     Term             Date LTV     at
      Balances             Loans        Balance      Balance       Rate      (Mos.)     DSCR    Ratio    Maturity
---------------------     --------     ---------   -----------   --------   ---------   ----   --------  --------










Total/Weighted
   Average...............


                  Range of Cut-Off Date Balances - Loan Group 1

                                                                             Weighted Averages
                                                   ---------------------------------------------------------------
                                                      % of
                           Number      Aggregate   Outstanding               Stated                         LTV
                            of          Cut-off      Initial                Remaining           Cut-off    Ratio
   Range of Cut-off Date  Mortgage       Date         Pool       Mortgage     Term             Date LTV     at
          Balances         Loans        Balance      Balance       Rate      (Mos.)     DSCR    Ratio    Maturity
                          --------     ---------   -----------   --------   ---------   ----   --------  --------








Total/Weighted
   Average...............


                  Range of Cut-Off Date Balances - Loan Group 2

                                                                             Weighted Averages
                                                   ---------------------------------------------------------------
                                                      % of
                           Number      Aggregate   Outstanding               Stated                         LTV
                            of          Cut-off      Initial                Remaining           Cut-off    Ratio
  Range of Cut-off Date   Mortgage       Date         Pool       Mortgage     Term             Date LTV     at
         Balances          Loans        Balance      Balance       Rate      (Mos.)     DSCR    Ratio    Maturity
  ---------------------   --------     ---------   -----------   --------   ---------   ----   --------  --------






Total/Weighted
   Average...............

                Type of Mortgaged Properties - All Mortgage Loans

                                                                                                 Weighted Averages
                                                                             -------------------------------------------------------
                                                                   Cut-off
                                                 % of      Number   Date
                                              Outstanding    of    Balance              Stated                     Cut-off    LTV
                    Number of     Aggregate     Initial     Units  per # of            Remaining                     Date    Ratio
                    Mortgaged   Cut-off Date     Pool        or    Units or  Mortgage    Term                        LTV       at
  Property Type     Properties     Balance      Balance      NRA      NRA      Rate     (Mos.)    Occupancy  DSCR   Ratio   Maturity
------------------  ----------  ------------  ----------- -------  --------  --------  ---------  ---------  ----  ------   --------
Multifamily......
   Multifamily...
   Manufactured
     Housing.....
Office...........
Retail...........
   Anchored......
   Unanchored....
   Single Tenant.
Hotel............
Mixed Use........
Self Storage.....
Industrial.......
Total/Weighted
   Average.......

                   Type of Mortgaged Properties - Loan Group 1


                                                                                                 Weighted Averages
                                                                             -------------------------------------------------------
                                                                   Cut-off
                                                 % of      Number   Date
                                              Outstanding    of    Balance              Stated                     Cut-off    LTV
                    Number of     Aggregate     Initial     Units  per # of            Remaining                     Date    Ratio
                    Mortgaged   Cut-off Date     Pool        or    Units or  Mortgage    Term                        LTV       at
  Property Type     Properties     Balance      Balance      NRA      NRA      Rate     (Mos.)    Occupancy  DSCR   Ratio   Maturity
------------------  ----------  ------------  ----------- -------  --------  --------  ---------  ---------  ----  ------   --------
Office............
Retail............
   Anchored.......
   Unanchored.....
   Single Tenant..
Hotel.............
Mixed Use.........
Self Storage......
Multifamily.......
   Multifamily....
   Manufactured
     Housing......
   Industrial.....
Total/Weighted
   Average........



                   Type of Mortgaged Properties - Loan Group 2

                                                                                                 Weighted Averages
                                                                             -------------------------------------------------------
                                                                   Cut-off
                                                 % of      Number   Date
                                              Outstanding    of    Balance              Stated                     Cut-off    LTV
                    Number of     Aggregate     Initial     Units  per # of            Remaining                     Date    Ratio
                    Mortgaged   Cut-off Date     Pool        or    Units or  Mortgage    Term                        LTV       at
  Property Type     Properties     Balance      Balance      NRA      NRA      Rate     (Mos.)    Occupancy  DSCR   Ratio   Maturity
------------------  ----------  ------------  ----------- -------  --------  --------  ---------  ---------  ----  ------   --------
Multifamily.......
Manufactured
   Housing........
Total/Weighted
   Average........

       Mortgaged Properties by State and/or Location - All Mortgage Loans

                                                                         Weighted Averages
                                                          --------------------------------------------
                                                 % of
                                              Outstanding            Stated         Cut-off    LTV
                    Number of     Aggregate     Initial             Remaining         Date    Ratio
                    Mortgaged   Cut-off Date     Pool     Mortgage    Term            LTV       at
  Property Type     Properties     Balance      Balance     Rate     (Mos.)   DSCR   Ratio   Maturity
------------------  ----------  ------------  ----------- --------  --------- ----  ------   --------






Total/Weighted
   Average........

          Mortgaged Properties by State and/or Location - Loan Group 1

                                                                         Weighted Averages
                                                          --------------------------------------------

                                                                     Stated         Cut-off    LTV
                    Number of     Aggregate    % of Loan            Remaining         Date    Ratio
                    Mortgaged   Cut-off Date    Group 1   Mortgage    Term            LTV       at
  Property Type     Properties     Balance      Balance     Rate     (Mos.)   DSCR   Ratio   Maturity
------------------  ----------  ------------  ----------- --------  --------- ----  ------   --------






Total/Weighted
   Average........

          Mortgaged Properties by State and/or Location - Loan Group 2

                                                                         Weighted Averages
                                                          --------------------------------------------

                                                                     Stated         Cut-off    LTV
                    Number of     Aggregate    % of Loan            Remaining         Date    Ratio
                    Mortgaged   Cut-off Date    Group 2   Mortgage    Term            LTV       at
 State/Location     Properties     Balance      Balance     Rate     (Mos.)   DSCR   Ratio   Maturity
------------------  ----------  ------------  ----------- --------  --------- ----  ------   --------






Total/Weighted
   Average........



     [Disclose any other material concentration: e.g. tenant concentrations; industry concentrations for office properties. Note, this disclosure may be included in Risk Factors.]



                      Range of Debt Service Coverage Ratios
                  as of the Cut-Off Date - All Mortgage Loans


                                                                         Weighted Averages
                                                          -------------------------------------------
                                               % of                  Stated         Cut-off    LTV
  Range of Debt   Number of     Aggregate   Outstanding             Remaining         Date    Ratio
Service Coverage  Mortgage    Cut-off Date  Initial Pool   Mortgage   Term            LTV       at
      Ratio        Loans         Balance      Balance       Rate     (Mos.)   DSCR   Ratio   Maturity
----------------  ----------  ------------  -----------   --------  --------- ----  ------   --------





Total/Weighted
   Average........

                      Range of Debt Service Coverage Ratios
                     as of the Cut-Off Date - Loan Group 1

                                                                         Weighted Averages
                                                          --------------------------------------------

                                                                     Stated         Cut-off    LTV
  Range of Debt     Number of     Aggregate    % of Loan            Remaining         Date    Ratio
 Service Coverage   Mortgage    Cut-off Date    Group 1   Mortgage    Term            LTV       at
      Ratio           Loans        Balance      Balance     Rate     (Mos.)   DSCR   Ratio   Maturity
------------------  ----------  ------------  ----------- --------  --------- ----  ------   --------






Total/Weighted
   Average........



                      Range of Debt Service Coverage Ratios
                     as of the Cut-Off Date - Loan Group 2

                                                                         Weighted Averages
                                                          --------------------------------------------

                                                                     Stated         Cut-off    LTV
  Range of Debt     Number of     Aggregate    % of Loan            Remaining         Date    Ratio
 Service Coverage   Mortgage    Cut-off Date    Group 2   Mortgage    Term            LTV       at
      Ratio           Loans        Balance      Balance     Rate     (Mos.)   DSCR   Ratio   Maturity
------------------  ----------  ------------  ----------- --------  --------- ----  ------   --------





Total/Weighted
   Average........


         Range of LTV Ratios as of the Cut-Off Date - All Mortgage Loans

                                                                             Weighted Averages
                                                              -------------------------------------------
                                                   % of                  Stated         Cut-off    LTV
 Range of LTV Ratios  Number of     Aggregate   Outstanding             Remaining         Date    Ratio
      as of the       Mortgage    Cut-off Date  Initial Pool   Mortgage   Term            LTV       at
    Cut-off Date       Loans         Balance      Balance       Rate     (Mos.)   DSCR   Ratio   Maturity
--------------------  ----------  ------------  -----------   --------  --------- ----  ------   --------





Total/Weighted
   Average........

            Range of LTV Ratios as of the Cut-Off Date - Loan Group 1

                                                                            Weighted Averages
                                                             --------------------------------------------

                                                                        Stated         Cut-off    LTV
 Range of LTV Ratios   Number of     Aggregate    % of Loan            Remaining         Date    Ratio
      as of the        Mortgage    Cut-off Date    Group 1   Mortgage    Term            LTV       at
    Cut-off Date         Loans        Balance      Balance     Rate     (Mos.)   DSCR   Ratio   Maturity
---------------------  ----------  ------------  ----------- --------  --------- ----  ------   --------




Total/Weighted
   Average........


            Range of LTV Ratios as of the Cut-Off Date - Loan Group 2

                                                                            Weighted Averages
                                                             --------------------------------------------

                                                                        Stated         Cut-off    LTV
 Range of LTV Ratios   Number of     Aggregate    % of Loan            Remaining         Date    Ratio
      as of the        Mortgage    Cut-off Date    Group 2   Mortgage    Term            LTV       at
    Cut-off Date         Loans        Balance      Balance     Rate     (Mos.)   DSCR   Ratio   Maturity
---------------------  ----------  ------------  ----------- --------  --------- ----  ------   --------




Total/Weighted
   Average........


        Range of LTV Ratios as of the Maturity Dates - All Mortgage Loans

                                                                             Weighted Averages
                                                              -------------------------------------------
                                                   % of                  Stated         Cut-off    LTV
 Range of LTV Ratios  Number of     Aggregate   Outstanding             Remaining         Date    Ratio
      as of the       Mortgage    Cut-off Date  Initial Pool   Mortgage   Term            LTV       at
    Cut-off Date       Loans         Balance      Balance       Rate     (Mos.)   DSCR   Ratio   Maturity
--------------------  ----------  ------------  -----------   --------  --------- ----  ------   --------





Total/Weighted
   Average........

           Range of LTV Ratios as of the Maturity Dates - Loan Group 1

                                                                            Weighted Averages
                                                             --------------------------------------------

                                                                        Stated         Cut-off    LTV
 Range of LTV Ratios   Number of     Aggregate    % of Loan            Remaining         Date    Ratio
      as of the        Mortgage    Cut-off Date    Group 1   Mortgage    Term            LTV       at
    Maturity Date       Loans        Balance      Balance     Rate     (Mos.)    DSCR   Ratio   Maturity
---------------------  ----------  ------------  ----------- --------  --------- ----  ------   --------




Total/Weighted
   Average........


           Range of LTV Ratios as of the Maturity Dates - Loan Group 2

                                                                            Weighted Averages
                                                             --------------------------------------------

                                                                        Stated         Cut-off    LTV
 Range of LTV Ratios   Number of     Aggregate    % of Loan            Remaining         Date    Ratio
      as of the        Mortgage    Cut-off Date    Group 2   Mortgage    Term            LTV       at
    Maturity Date       Loans        Balance       Balance     Rate     (Mos.)   DSCR   Ratio   Maturity
---------------------  ----------  ------------  ----------- --------  --------- ----  ------   --------




Total/Weighted
   Average........


       Range of Mortgage Rates as of the Cut-Off Date - All Mortgage Loans


                                                                            Weighted Averages
                                                             --------------------------------------------

                                                                        Stated         Cut-off    LTV
 Range of Mortgage     Number of     Aggregate    % of Loan            Remaining         Date    Ratio
  Rates as of the      Mortgage    Cut-off Date    Group 1   Mortgage    Term            LTV       at
   Cut-off Date         Loans        Balance      Balance     Rate     (Mos.)    DSCR   Ratio   Maturity
---------------------  ----------  ------------  ----------- --------  --------- ----  ------   --------




Total/Weighted
   Average........



         Range of Mortgage Rates as of the Cut-Off Date - Loan Group 1

                                                                            Weighted Averages
                                                             --------------------------------------------

                                                                        Stated         Cut-off    LTV
 Range of Mortgage     Number of     Aggregate    % of Loan            Remaining         Date    Ratio
  Rates as of the      Mortgage    Cut-off Date    Group 1   Mortgage    Term            LTV       at
   Cut-off Date         Loans        Balance      Balance     Rate     (Mos.)    DSCR   Ratio   Maturity
---------------------  ----------  ------------  ----------- --------  --------- ----  ------   --------




Total/Weighted
   Average........

          Range of Mortgage Rates as of the Cut-Off Date - Loan Group 2

                                                                            Weighted Averages
                                                             --------------------------------------------

                                                                        Stated         Cut-off    LTV
                       Number of     Aggregate    % of Loan            Remaining         Date    Ratio
 Range of Remaining    Mortgage    Cut-off Date    Group 1   Mortgage    Term            LTV       at
  Terms to Maturity     Loans        Balance      Balance     Rate     (Mos.)    DSCR   Ratio   Maturity
---------------------  ----------  ------------  ----------- --------  --------- ----  ------   --------



Total/Weighted
   Average........


       Range of Remaining Terms to Maturity in Months - All Mortgage Loans

                                                                                Weighted Averages
                                                                 --------------------------------------------

                                                      % of                  Stated         Cut-off    LTV
                       Number of     Aggregate     Outstanding             Remaining         Date    Ratio
 Range of Remaining    Mortgage    Cut-off Date    Initial Pool  Mortgage    Term            LTV       at
  Terms to Maturity     Loans        Balance         Balance      Rate     (Mos.)    DSCR   Ratio   Maturity
---------------------  ----------  ------------     -----------  --------  --------- ----  ------   --------



Total/Weighted
   Average........


          Range of Remaining Terms to Maturity in Months - Loan Group 1

                                                                                Weighted Averages
                                                                 --------------------------------------------

                                                      % of                  Stated         Cut-off    LTV
                       Number of     Aggregate     Outstanding             Remaining         Date    Ratio
 Range of Remaining    Mortgage    Cut-off Date    Initial Pool  Mortgage    Term            LTV       at
  Terms to Maturity     Loans        Balance         Balance      Rate     (Mos.)    DSCR   Ratio   Maturity
---------------------  ----------  ------------     -----------  --------  --------- ----  ------   --------



Total/Weighted
   Average........


          Range of Remaining Terms to Maturity in Months - Loan Group 2

                                                                                Weighted Averages
                                                                 --------------------------------------------

                                                      % of                  Stated         Cut-off    LTV
                       Number of     Aggregate     Outstanding             Remaining         Date    Ratio
 Range of Remaining    Mortgage    Cut-off Date    Initial Pool  Mortgage    Term            LTV       at
  Terms to Maturity     Loans        Balance         Balance      Rate     (Mos.)    DSCR   Ratio   Maturity
---------------------  ----------  ------------     -----------  --------  --------- ----  ------   --------



Total/Weighted
   Average........



Certain Terms and Conditions of the Mortgage Loans


     Calculation of Interest. [____]% of the Mortgage Loans, based on the Initial Outstanding Pool Balance or [____]% based on Initial Loan Group 1 Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. [___] of these mortgage loans, representing [____]% of the Initial Outstanding Pool Balance or

[____]% of the Initial Loan Group 1 Balance and [____]% of the Initial Loan Group 2 Balance, require fixed payments of interest during the respective initial interest-only period. [___] of these mortgage loans are followed by a period of required scheduled amortization with interest accruing during such period on the basis of a 360-day year and the actual number of days elapsed and a monthly payment of principal and interest for the remaining term of the applicable Mortgage Loan. [____]% of the Mortgage Loans, based on the Initial Outstanding Pool Balance or [____]% based on Initial Loan Group 1 Balance and [____]% based on Initial Loan Group 2 Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year.

     [Except in the case of Mortgage Loans with anticipated repayment dates,] none of the Mortgage Loans provides for negative amortization or for the deferral of interest. [Describe any potential negative amortization.]

     Amortization of Principal. The Mortgage Loans provide for one or more of the following:

     [____] Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing [____]% of the Initial Outstanding Pool Balance, [____]% of the Initial Loan Group 1 Balance and [____]% of the Initial Loan Group 2 Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

     [____] Mortgage Loans, representing [____]% of the Initial Outstanding Pool Balance, [____]% of the Initial Loan Group 1 Balance and [____]% of the Initial Loan Group 2 Balance, are interest-only for the entire term of the Mortgage Loans.

     [____] Mortgage Loans, representing [____]% of the Initial Outstanding Pool Balance, [____]% of the Initial Loan Group 1 Balance and [____]% of the Initial Loan Group 2 Balance, provide for payments of interest-only for the first [____] to [____] months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

     [____] Mortgage Loans, representing [____]% of the Initial Outstanding Pool Balance and [____]% of the Initial Loan Group 1 Balance are fully amortizing.

     Prepayment Provisions. The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 1 to 7 scheduled payment dates (including the maturity date). All of the Yield Maintenance Mortgage Loans prohibit voluntary prepayment for a specified period (the "Yield Maintenance Lock-Out Period") and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (the "Defeasance Lock-Out Period" and collectively with the Yield Maintenance Lock-Out Period the "Lock-Out Period"). The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately [____] months. Each Mortgage Loan with a Lock-Out Period restricts voluntary prepayments in one of the following ways:

          (1) [____] of the Mortgage Loans (the "Defeasance Loans"), representing approximately [____]% of the Initial Outstanding Pool Balance, [____]% of the Initial Loan Group 1 Balance and [____]% of the Initial Loan Group 2 Balance, permit only defeasance after the expiration of a Defeasance Lock-Out Period. The Defeasance Loans permit defeasance during the "Defeasance Period"` as set forth on Annex A-1 under the heading "Prepayment Provisions Payments (# of payments)." In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be in amount equal to a specified percentage, generally between [____]% to [____]% of the portion of the total loan amount allocated to the Mortgaged Property that is to be released (such amount, the "Allocated Loan Amount"). Exceptions include: [____]

          (2) [____] of the Mortgage Loans (the "Yield Maintenance Loans"), representing approximately [____]% of the Initial Outstanding Pool Balance, [____]% of the Initial Loan Group 1 Balance and [____]% of the Initial Loan Group 2 Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge or a Prepayment Premium following the expiration of a Lock-Out Period until the commencement of the open period for such Mortgage Loan (such period, the "Yield Maintenance Period"). With respect to the Yield Maintenance Loans, the expiration of the Yield Maintenance Lock-Out Period is identified on Annex A-1 under the heading "Prepayment Provisions (# of Payments)"; or

          (3) [____] of the Mortgage Loans, representing [____]% of the outstanding pool balance and [____]% of the Loan Group 1 balance as of the cut-off date, permits defeasance or prepayment with a Yield Maintenance Charge (which charge is at least [____]% of the prepaid amount) following a Defeasance Lock-Out Period.

     [___] of the Mortgage Loans, representing approximately [____]% of the initial Outstanding Pool Balance and [____]% of the Initial Loan Group 1 Balance, permits defeasance on or after [_____________].

     "Yield Maintenance Charge" means [insert definitions for applicable loans].

     "Prepayment Premium" means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.

     Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Offered Certificates--Prepayment Premiums and Yield Maintenance Charges."

     All of the Mortgage Loans that permit prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges. See "Risk Factors--Risks Related to the Offered Certificates--Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

     Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

     Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors--Risks Related to the Offered Certificates--Risk Related to Prepayments and Repurchases" and "--Yield Considerations" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Property Releases. Certain of the Mortgage Loans contain provisions that permit the related borrower to release all or a portion of the Mortgaged Property or Mortgaged Properties securing such Mortgage Loan.

     All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage ("Defeasance" or, the option to cause a Defeasance, the "Defeasance Option"), provided that, among other conditions, (a) no event of default exists, (b) the borrower pays on a Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the

Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents, and (c) the borrower delivers "government securities" (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Code with respect to a Defeasance, that is acceptable to the Rating Agencies (the "Defeasance Collateral") in an amount sufficient to make payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, or in certain cases, through the date on which the mortgage loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the Trust a first priority lien on the Defeasance Collateral and an opinion of counsel to such effect. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date.

     In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents. If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower's obligations, the related Note will generally be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     In the case of the cross collateralized and cross defaulted Mortgage Loans identified on Annex A-1 as:

     the related Mortgage Loan Documents generally permit each of the related borrowers to obtain a release of the related individual Mortgaged Property securing the related Mortgage Loan from the cross collateralization in the event of a defeasance of such Mortgage Loan or approved transfer of such Mortgaged Property if the remaining Mortgaged Properties meet certain debt service coverage ratio and loan-to-value ratio tests.

     In the case of the Mortgage Loan known as [___________] loan, representing approximately [____]% of the Initial Outstanding Pool Balance, in the event (i) the Mortgage Loan is accelerated upon an incurable breach of a representation or warranty with respect to any individual property securing such Mortgage Loan,
(ii) the lender does not make condemnation or casualty proceeds available to the borrower for restoration, or (iii) an individual property is determined by the borrower to be no longer economically viable and the lender approves such determination, the borrower is permitted to obtain a release of such affected property upon partial defeasance of such Mortgage Loan in an amount equal to 100% of the allocated loan amount for such individual property. Such partial defeasance must be performed in compliance with the conditions generally applicable to Defeasances as described above.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors--Risks Related to the Offered Certificates--Risks Related to Prepayments and Repurchases" and "--Yield Considerations" in this prospectus supplement.

     In addition to the release by substitution of a Mortgaged Property securing a Mortgage Loan for Defeasance Collateral, certain of the Mortgage Loans permit the release of a Mortgaged Property or portion thereof as follows:

     o the release of a Mortgaged Property or a portion of a Mortgaged Property where such property is vacant and non-income producing or was given no material value or little value in connection with loan origination and underwriting criteria; and

     Escrows. Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this prospectus supplement.

     Other Financing. The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan with respect to the [___] Loan and [___] Loan [describe subordinated debt].

     The Mortgage Loan Documents generally prohibit the pledge or transfer of controlling ownership interests in the related borrower above certain percentage thresholds without lender consent, other than certain specified transfers, including but not limited to:

     o    transfers related to family and estate planning,

     o transfers related to the death or physical or mental disability of a controlling holder,

     o    transfers of less than a controlling interest in the borrower,

     o    transfers among existing members, partners or shares in the borrower,

     o    transfers of publicly traded entities,

     o transfers among affiliated borrowers with respect to any cross-collateralized Mortgage Loans or multi-property Mortgage Loans,

     o transfers to any person or entity so long as certain specified persons or entities remain in control of the day to day operations of the borrower, or

     o transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

     In addition, certain of the Mortgage Loan Documents permit the transfer to certain qualifying entities, which entities generally are required to satisfy net worth and/or experience related tests. Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the "due-on-sale" provision in the related Mortgage Loan Documents.

     In addition, the Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing or potential mezzanine debt:

     o with respect to the Mortgage Loan[s] known as "[____________________]," representing approximately [____]% of the
          Initial Outstanding Pool Balance and [___]% of the Initial Loan Group 1 Balance, equity owners of the borrower incurred mezzanine debt with an original aggregate balance of $[___________]. The mezzanine lenders each entered into an intercreditor agreement;

     Certain risks relating to additional debt are described in "Risk Factors--Risks Related to the Mortgage Loans--Risks Related to Additional Debt" in this prospectus supplement.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer (subject to the rights of the Directing Certificateholder), as applicable, to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases up to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either: (i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower or other transfers permitted under the Mortgage Loan Documents. See "--Other Financing," in this prospectus supplement and "Description of the Pooling Agreements-Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans-Due-on-Sale and

Due-on-Encumbrance Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Loans Subject to Government Assistance. Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

     Delinquency. As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

     Borrower Concentrations. Several groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing [____]%,[____]%, and [____]%, respectively, of the Initial Outstanding Pool Balance. See Annex A-1 for Mortgage Loans with related borrowers.

     Single-Tenant Mortgage Loans. In the case of [____] Mortgaged Properties, representing [____]% of the Initial Outstanding Pool Balance, one or more of the related Mortgaged Properties are [____]% leased to a single tenant (each such Mortgage Loan, a "Single-Tenant Mortgage Loan"). The Mortgaged Property securing each Single-Tenant Mortgage Loan is generally subject to a single space lease, which generally, but not in all cases, has a primary lease term that expires on or after the scheduled maturity date of the related Mortgage Loan. See Annex A-1 for loan maturity dates and lease expiration dates for the three largest tenants. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan. However, certain Single Tenant Mortgage Loans have lease expiration dates (or tenant termination options) that are prior to the related Mortgage Loan Maturity Date.

     Geographic Location. The Mortgaged Properties are located throughout [____] states, with the largest concentrations by Initial Outstanding Pool Balance located in [_______]. See "Summary of the Prospectus Supplement--The Mortgage Pool-Characteristics of the Mortgage Pool--Property Locations" in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

     Cross-Collateralization and Cross-Default. [____] groups of the Mortgage Loans, collectively representing approximately [____]% of the Initial Outstanding Pool Balance, are cross-defaulted and cross-collateralized, although in each case, the borrowers are different entities. In addition, under certain circumstances, including upon the assumption or defeasance of the cross-collateralized and cross-defaulted Mortgage Loan(s), the related loan documents permit the Mortgage Loans to be uncrossed. See "--Property Releases" above.

     Loan Purpose. [______] of the Mortgage Loans, representing [____]% of the Initial Outstanding Pool Balance, [____]% of the Initial Loan Group 1 Balance and [____]% of the Initial Loan Group 2 Balance, were originated in connection with the borrower's acquisition of the related Mortgaged Property. [_____] of the Mortgage Loans, representing ____% of the Initial Outstanding Pool Balance, [____]% of the Initial Loan Group 1 Balance and [____]% of the Initial Loan Group 2 Balance, were originated in connection with the borrower's refinancing of a previous mortgage loan.

Changes in Mortgage Pool Characteristics

     The description in this prospectus supplement, including Annex A-1 and Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days (except as described below) after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the Securities and Exchange Commission, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of [____] classes (each, a "Class") to be designated as the Class [X-C] Certificates, Class [X-P] Certificates, Class [A-1] Certificates, Class [A-2] Certificates, Class [A-3] Certificates, Class [A-4] Certificates, Class [A-AB] Certificates, Class [A-5A] Certificates, Class [A-5B] Certificates, Class [A-1A] Certificates, Class [A-J] Certificates, Class [B] Certificates, Class [C] Certificates, Class [D] Certificates, Class [E] Certificates, Class [F] Certificates, Class [G] Certificates, Class [H] Certificates, Class [J] Certificates, Class [K] Certificates, Class [L] Certificates, Class [M] Certificates, Class [N] Certificates, Class [O] Certificates, Class [P] Certificates, Class [R] Certificates and Class [LR] Certificates (collectively, the "Certificates"). Only the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-1A], Class [X-P], Class [A-J], Class [B], Class [C] and Class [D] Certificates (the "Offered Certificates") are offered hereby. The Class [X-C], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O], Class [P], Class [R] and Class [LR] Certificates (the "Private Certificates") are not offered hereby.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO Account"); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Trust's interests therein; (v) the Depositor's rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender's right, title and interest in the Reserve Accounts and Lock Box Accounts, in each case, to the extent of the Trust's interests therein.

     Upon initial issuance, the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-1A], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates (collectively, the "Principal Balance Certificates" and each a "Principal Balance Certificate") will have the following aggregate principal balances (each, a "Certificate Balance"), in each case, subject to a variance of plus or minus 5%:

                                                                 Approximate Percent
                                       Initial Aggregate        of Initial Outstanding        Approximate Percent
              Class                   Certificate Balance             Pool Balance             of Credit Support
----------------------------------- ------------------------- --------------------------- ---------------------------
Offered Certificates
Class [A-1]...................
Class [A-2]...................
Class [A-3]...................
Class [A-4]...................
Class [A-AB]..................
Class [A-5A]..................
Class [A-5B]..................
Class [A-1A]..................
Class [X-P]...................
Class [A-J]...................
Class [B].....................
Class [C].....................
Class [D].....................
Private Certificates
Class [E].....................
Class [F].....................
Class [G].....................
Class [H].....................
Class [J].....................
Class [K].....................
Class [L].....................
Class [M].....................
Class [N].....................
Class [O].....................
Class [P].....................

------------------

(1) Represents the approximate credit support for the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B] and Class [A-1A] Certificates in the aggregate. In addition, the Class [A-5A] Certificates have additional credit support provided by the Class [A-5B] Certificates.

     The Class [X-C] and Class [X-P] Certificates will each have a notional balance (the "Notional Balance"), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates. The Class [X-C] Certificates will have a Notional Balance equal to the aggregate Certificate Balance of the Principal Balance Certificates from time to time. The initial Notional Balance of the Class [X-C] Certificates will be $[__________]. The initial Notional Balance of the Class [X-P] Certificates will be $[__________].

     The Notional Balance of the Class [X-P] Certificates will equal:

     o during the period from the Closing Date through and including the Distribution Date occurring in [_____________], the sum of (a) the lesser of $[_____________] and the Certificate Balance of the Class [A-1] Certificates outstanding from time to time, (b) the lesser of $[_____________] and the Certificate Balance of the Class [A-1A] Certificates outstanding from time to time and (c) the aggregate of the Certificate Balances of the Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K] and Class [L] Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [_____________] through and including the Distribution Date occurring in [_____________], the sum of (a) the lesser of $[_____________] and the Certificate Balance of the Class [A-1] Certificates outstanding from time to time, (b) the lesser of $[_____________] and the Certificate Balance of the Class [A-1A] Certificates outstanding from time to time and (c) the aggregate of the Certificate Balances of the Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K] and Class [L] Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [_____________] through and including the Distribution Date occurring in [_____________], the sum of (a) the lesser of $[_____________] and the Certificate Balance of the Class [A-1] Certificates outstanding from time to time, (b) the lesser of $[_____________] and the Certificate Balance of the Class [A-1A] Certificates outstanding from time to time and (c) the aggregate of the Certificate Balances of the Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K] and Class [L] Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [_____________] through and including the Distribution Date occurring in [_____________], the sum of (a) the lesser of $[_____________] and the Certificate Balance of the Class [A-1A] Certificates outstanding from time to time, (b) the lesser of $[_____________] and the Certificate Balance of the Class [A-2] Certificates outstanding from time to time, and (c) the aggregate of the Certificate Balances of the Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K] and Class [L] Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [_____________] through and including the Distribution Date occurring in [_____________], the sum of (a) the lesser of $[_____________] and the Certificate Balance of the Class [A-1A] Certificates outstanding from time to time, (b) the lesser of $[_____________] and the Certificate Balance of the Class [A-2] Certificates outstanding from time to time, (c) the lesser of $[_____________] and the Certificate Balance of the Class [K] Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H] and Class [J] Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [_____________] through and including the Distribution Date occurring in [_____________], the sum of (a) the lesser of $[_____________] and the Certificate Balance of the Class [A-1A] Certificates outstanding from time to time, (b) the lesser of $[_____________] and the Certificate Balance of the Class [A-2] Certificates outstanding from time to time, (c) the lesser of $[_____________] and the Certificate Balance of the Class [J] Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [_____________] through and including the Distribution Date occurring in [_____________], the sum of (a) the lesser of $[_____________] and the Certificate Balance of the Class [A-1A] Certificates outstanding from time to time, (b) the lesser of $[_____________] and the Certificate Balance of the Class [A-2] Certificates outstanding from time to time, (c) the lesser of $[_____________] and the Certificate Balance of the Class [H] Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [_____________] through and including the Distribution Date occurring in [_____________], the sum of (a) the lesser of $[_____________] and the Certificate Balance of the Class [A-1A] Certificates outstanding from time to time, (b) the lesser of $[_____________] and the Certificate Balance of the Class [A-2] Certificates outstanding from time to time, (c) the lesser of $[_____________] and the Certificate Balance of the Class [G] Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-J], Class [B], Class [C], Class [D], Class [E] and Class [F] Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [_____________] through and including the Distribution Date occurring in [_____________], the sum of (a) the lesser of $[_____________] and the Certificate Balance of the Class [A-1A] Certificates outstanding from time to time, (b) the lesser of $[_____________] and the Certificate Balance of the Class [A-AB] Certificates outstanding from time to time, (c) the lesser of $[_____________] and the Certificate Balance of the Class [G] Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class [A-5A], Class [A-5B], Class [A-J], Class [B], Class [C], Class [D], Class [E] and Class [F] Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [_____________] through and including the Distribution Date occurring in [_____________], the sum of (a) the lesser of $[_____________]and the Certificate Balance of the Class [A-1A] Certificates outstanding from time to time, (b) the lesser of $[_____________] and the Certificate Balance of the Class [A-5A] Certificates outstanding from time to time, (c) the lesser of $[_____________] and the Certificate Balance of the Class [F] Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class [A-5B], Class [A-J], Class [B], Class [C], Class [D] and Class [E] Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [_____________] through and including the Distribution Date occurring in [_____________], the sum of (a) the lesser of $[_____________] and the Certificate Balance of the Class [A-1A] Certificates outstanding from time to time, (b) the lesser of $[_____________] and the Certificate Balance of the Class [A-5A] Certificates outstanding from time to time, (c) the lesser of $[_____________] and the Certificate Balance of the Class [E] Certificate and (d) the aggregate of the Certificate Balances of the Class [A-5B], Class [A-J], Class [B], Class [C] and Class [D] Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [_____________] through and including the Distribution Date occurring in [_____________], the sum of (a) the lesser of $[_____________] and the Certificate Balance of the Class [A-1A] Certificates outstanding from time to time, (b) the lesser of $[_____________] and the Certificate Balance of the Class [A-5A] Certificates outstanding from time to time, (c) the lesser of $[_____________] and the Certificate Balance of the Class [E] Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class [A-5B], Class [A-J], Class [B], Class [C] and Class [D] Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [_____________] through and including the Distribution Date occurring in [_____________], the sum of (a) the lesser of $[_____________] and the Certificate Balance of the Class [A-1A] Certificates outstanding from time to time, (b) the lesser of $[_____________] and the Certificate Balance of the Class [A-5A] Certificates outstanding from time to time, (c) the lesser of $[_____________] and the Certificate Balance of the Class [E] Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class [A-5B], Class [A-J], Class [B], Class [C] and Class [D] Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [_____________] through and including the Distribution Date occurring in [_____________], the sum of (a) the lesser of $[_____________] and the Certificate Balance of the Class [A-1A] Certificates outstanding from time to time, (b) the lesser of $[_____________] and the Certificate Balance of the Class [A-5A] Certificates outstanding from time to time, (c) the lesser of $[_____________] and the Certificate Balance of the Class [D] Certificates outstanding from time to time and (d) the aggregate of the Certificate Balances of the Class [A-5B], Class [A-J], Class [B] and Class [C] Certificates outstanding from time to time; and

     o following the Distribution Date occurring in [_____________], $[_____________].

     It is anticipated that Holders of the Class [X-P] Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in [_____________]. Upon initial issuance, the aggregate initial Notional Balance of the Class [X-C] Certificates and Class [X-P] Certificates will be $[_____________] and $[_____________], respectively, subject in each case to a permitted variance of plus or minus [___]%. The Notional Balance of the Class [X-C] and Class [X-P] Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

     The Class [R] and Class [LR] Certificates will not have Certificate Balances or Notional Balances.

     The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distribution--Payment Priorities" in this prospectus supplement.

     The respective Certificate Balance of each Class of Principal Balance Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class [X-C] and Class [X-P] Certificates represent a right to receive interest accrued as described below on a Notional Balance. The Notional Balance of the Class [X-C] Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Principal Balance Certificates. The Notional Balance of the Class [X-P] Certificates will be reduced to the extent of all reductions in the Certificate Balance (or any portion thereof) of any Class of Certificates included in the calculation of the Notional Balance of the Class [X-P] Certificates on the related Distribution Date.

Distributions

     Method, Timing and Amount. Distributions on the Certificates will be made on the [10th] day of each month or, if such [10th] day is not a business day, then on the next succeeding business day, commencing in [_____________] (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs or, if such day is not a business day, the preceding business day (the "Record Date"). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial principal balance thereof as of the Closing Date divided by the initial Certificate Balance of the related Class.

     The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for any Distribution Date will be the sum of the following amounts (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date, (ii) all P&I Advances made by the Master Servicer or the Trustee [or Fiscal Agent], as applicable, in respect of such Distribution Date, (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the appropriate Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period, (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date, (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under "--Prepayment Interest Shortfalls" below), and (vi) for the Distribution Date occurring in each March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under "The Pooling and Servicing Agreement--Accounts--Interest Reserve Account" below, but excluding the following:

          (a) all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee [or Fiscal Agent], as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement

     Amounts, and interest thereon as described in this prospectus supplement under "The Pooling and Servicing Agreement--Advances";

          (b) the aggregate amount of the Servicing Fee (which includes the fees for the Master Servicer and the Trustee and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees) payable to the Master Servicer and the Trustee, and the Special Servicing Fee (and other amounts payable to the Special Servicer described in this prospectus supplement under "The Pooling and Servicing Agreement--Special Servicing--Special Servicing Compensation"), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans that the Master Servicer or Special Servicer are entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

          (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

          (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation as described in this prospectus supplement, to which the Master Servicer, the Special Servicer, any subservicer and the Trustee are entitled;

          (e) all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer or the Trustee and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

          (f) Prepayment Premiums and Yield Maintenance Charges;

          (g) any interest or investment income on funds on deposit in the Collection Account or any interest on Permitted Investments in which such funds may be invested;

          (h) all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Trust Fund pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

          (i) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

          (j) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement.

     The "Monthly Payment" with respect to any Mortgage Loan (other than any REO
Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

     "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under "The Pooling and Servicing Agreement--Optional Termination" and "--Realization Upon Defaulted Mortgage Loans," and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See "Yield and Maturity Considerations--Yield Considerations--Certain Relevant Factors" in this prospectus supplement.

     "Net REO Proceeds" with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

     "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     The "Collection Period" with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs, provided, that with respect to the payment by a borrower of a Balloon Payment on its related Due Date or during its related grace period, the Collection Period will extend up to and including the business day prior to the business day preceding the related Distribution Date.

     If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Master Servicer revises its final report and as a result the Trustee revises its report to DTC after the DTC deadline, the Trustee will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Trustee incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Trustee will be entitled to reimbursement from the Trust Fund. Any such reimbursement will constitute an expense of the Trust Fund.

     The "Determination Date" is the earlier of (i) the [sixth] day of the month in which the related Distribution Date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the [fourth] business day prior to the related Distribution Date.

     "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Master Servicer, the Special Servicer or the Trustee [or Fiscal Agent], as applicable, interest on the related Advances at the Advance Rate and to reimburse the Trust for certain related expenses.

     "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

     The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

     Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

     The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class [R] and Class [LR] Certificates), is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Appraisal Reduction Amount" is the amount described under "--Appraisal Reductions" below.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

     The "Pass-Through Rate" for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rate of the Class [A-1], Class [A-2], Class [A-3], Class [A-4] and Class [A-AB] Certificates is a fixed per annum rate equal to [____]%,[____]%,[____]%,[____]% and [____]%, respectively.
The Pass-Through Rate applicable to the Class [A-5A], Class [A-5B], Class [A-1A] and Class [A-J] Certificates will, at all times, equal the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate and (ii) (a) [____]%, with respect to the Class [A-5A] Certificates, (b) [____]%, with respect to the Class [A-5B] Certificates, (c) [____]%, with respect to the Class [A-1A] Certificates and (d) [____]%, with respect to the Class [A-J] Certificates. The Pass-Through Rate applicable to the Class [B] and Class [C] Certificates will, at all times, equal the (i) Weighted Average Net Mortgage Pass-Through Rate less (ii) (a) [____]%, with respect to the Class [B] Certificates and (b) [____]%, with respect to the Class [C] Certificates. The Pass-Through Rates applicable to the Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates will, at all times, equal the Weighted Average Net Mortgage Pass-Through Rate, which initially will be approximately [____]%. The Pass-Through Rates applicable to the Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates will, at all times, be equal to [____]% per annum subject to a cap of the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rate applicable to the Class [X-C] Certificates for the initial Distribution Date is equal to approximately [___]% per annum. The Pass-Through Date applicable to the Class [X-P] Certificates for the initial Distribution Date is equal to approximately [___]% per annum.

     The "Weighted Average Net Mortgage Pass-Through Rate" for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

     The "Due Date" with respect to any Mortgage Loan and any month, is the [first] day of such month in the related collection period as specified in the related Note for that Mortgage Loan.

     The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate. For purposes of calculating the Pass-Through Rates on the Certificates, the Net Mortgage Pass-Through Rate of each Mortgage Loan which accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the Due Date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

     The "Mortgage Rate" with respect to each Mortgage Loan, and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note from time to time (the initial rate is set forth on Annex A-1 to this prospectus supplement); provided, however, that for purposes of calculating Pass-Through Rates, the Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of that Mortgage Loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower and without regard to any excess interest.

     So long as both the Class [A-5B] and Class [A-1A] Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of the Class [A-5B] or Class [A-1A] Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

     The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of the following items without duplication:

          (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

          (ii) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

          (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Trust as described in this prospectus supplement under "The Pooling and Servicing Agreement-Sale of Defaulted Mortgage Loans" and "--Optional Termination";

          (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

          (v) the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

          (vi) all other Principal Prepayments received in the related Collection Period; and

          (vii) any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to any Property Advances that are Nonrecoverable Advances, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances that are part of a Workout-Delayed Reimbursement Amount, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances (that are Nonrecoverable Advances or part of a Workout-Delayed Reimbursement Amount), are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such Balloon Payment has not become due after giving effect to any prior modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

     An "REO Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

------------------------------------ ------------------------------------ ------------------------------- --------------------------
          Type / Recipient                         Amount                          Frequency                   Source of Payment
------------------------------------ ------------------------------------ ------------------------------- --------------------------
Fees
------------------------------------ ------------------------------------ ------------------------------- --------------------------
Master Servicing Fee / Master        the Stated Principal Balance of                monthly               Interest payment on the
Servicer                             each Mortgage Loan multiplied by                                     related mortgage loan
                                     the Master Servicing Fee Rate
                                     [calculated on the same basis as
                                     interest accrues on the mortgage
                                     loan]
------------------------------------ ------------------------------------ ------------------------------- --------------------------
Additional Master Servicing          o  prepayment interest                       time to time            Any actual prepayment
                                        excess                                                            interest excess
------------------------------------ ------------------------------------ ------------------------------- --------------------------
Compensation / Master Servicer       o  all late payment fees and                 time to time            The related fees
                                        net default interest (other
                                        than on Specially Serviced
                                        Mortgage Loans) not used to pay
                                        interest on Advances and
                                        certain Trust Expenses

                                     o  50% of loan modification
                                        extension and assumption
                                        fees on non-Specially
                                        Serviced Mortgage Loans

                                     o  100% of loan service
                                        transaction fees, beneficiary
                                        statement charges and or
                                        similar items (but excluding
                                        prepayment premiums and yield
                                        maintenance charges)
------------------------------------ ------------------------------------ ------------------------------- --------------------------
                                     o  all investment income earned                monthly               the investment income
                                        on amounts on deposit in the
                                        Collection Account and
                                        certain Reserve Accounts
------------------------------------ ------------------------------------ ------------------------------- --------------------------
Special Servicing Fee / Special      the Stated Principal Balance of                monthly               collections on the related
Servicer                             each Specially Serviced Mortgage                                     mortgage loan
                                     Loan multiplied by the Special
                                     Servicing Fee Rate [calculated on
                                     the same basis as interest accrues
                                     on the mortgage loan]
------------------------------------ ------------------------------------ ------------------------------- --------------------------
Workout Fee / Special Servicer       [__]% of each collection of                    monthly               the related collection of
                                     principal and interest on each                                       principal or interest
                                     Corrected Mortgage Loan
------------------------------------ ------------------------------------ ------------------------------- --------------------------

------------------------------------ ------------------------------------ ------------------------------- --------------------------
          Type / Recipient                         Amount                          Frequency                   Source of Payment
------------------------------------ ------------------------------------ ------------------------------- --------------------------
Liquidation Fee / Special Servicer   [__]% of each recovery of            upon receipt of Liquidation     the related Liquidation
                                     Liquidation Proceeds, except as                Proceeds              Proceeds
                                     specified under "The Pooling and
                                     Servicing Agreement--Special
                                     Servicing--Special Servicing
                                     Compensation
------------------------------------ ------------------------------------ ------------------------------- --------------------------
Additional Special Servicing         o  all late payment fees                  from time to time          the related fees
Compensation / Special Servicer         and net default interest (on
                                        Specially Serviced Mortgage
                                        Loans) not used to pay
                                        interest on Advances and
                                        certain Trust expenses

                                     o  50% of loan
                                        modification, extension and
                                        assumption fees on
                                        non-Specially Serviced
                                        Mortgage Loans and 100% of
                                        such fees on Specially
                                        Serviced Mortgage Loans
------------------------------------ ------------------------------------ ------------------------------- --------------------------
                                     o  all  investment   income                    monthly               the investment income
                                        received  on  funds in any REO
                                        Account
------------------------------------ ---------------------------------- -------------------------------   --------------------------
Trustee Fee / Trustee                o  the   trustee  fee  rate                    monthly               payment of interest on the
                                        multiplied   by   the   Stated                                    related mortgage loan
                                        Principal   Balance   of   the
                                        Mortgage Loans  [calculated on
                                        the  same  basis  as  interest
                                        accrues on the mortgage loan]
------------------------------------ ------------------------------------ ------------------------------- --------------------------
Expenses
------------------------------------ ------------------------------------ ------------------------------- --------------------------
Property Advances / Master Servicer  to the extent of funds available,            time to time            Recoveries on the related
and Special Servicer / Trustee       the amount of any Property                                           mortgage loan, or to the
[/Fiscal Agent]                      Advances.                                                            extent that the party
                                                                                                          making the advance
                                                                                                          determines it is
                                                                                                          nonrecoverable, from
                                                                                                          collections in the
                                                                                                          Collection Account.
------------------------------------ ------------------------------------ ------------------------------- --------------------------
Interest on Property Advances /      at Prime Rate                         when Advance is reimbursed     first from late payment
Master Servicer and Special                                                                               charges and default
Servicer / Trustee [/Fiscal Agent]                                                                        interest in excess of the
                                                                                                          regular interest rate, and
                                                                                                          then from all collections
                                                                                                          in the Collection Account
------------------------------------ ------------------------------------ ------------------------------- --------------------------
P&I Advances / Master Servicer /     to the extent of funds available,            time to time            Recoveries on the related
Trustee [/Fiscal Agent]              the amount of any P&I Advances                                       mortgage loan, or to the
                                                                                                          extent that the party
                                                                                                          making the advance
                                                                                                          determines it is
                                                                                                          nonrecoverable, from
                                                                                                          collections in the
                                                                                                          Collection Account.
------------------------------------ ------------------------------------ ------------------------------- --------------------------

------------------------------------ ------------------------------------ ------------------------------- --------------------------
          Type / Recipient                         Amount                          Frequency                   Source of Payment
------------------------------------ ------------------------------------ ------------------------------- --------------------------
Interest on P&I Advances / Master    at Prime Rate                         when Advance is reimbursed     first from late payment
Servicer / Trustee [/Fiscal Agent]                                                                        charges and default
                                                                                                          interest in excess of the
                                                                                                          regular interest rate, and
                                                                                                          then from all collections
                                                                                                          in the Collection Account.
------------------------------------ ------------------------------------ ------------------------------- --------------------------
Indemnification Expenses / Trustee,  amounts for which the trustee, the                                   all collections in the
Master Servicer and Special Servicer master servicer and the special                                      Collection Account
                                     servicer are entitled to
                                     indemnification.
------------------------------------ ------------------------------------ ------------------------------- --------------------------
Trust Fund Expenses not Advanced     Based on third party charges              from time to time          all collections in the
(may include environmental                                                                                Collection Account
remediation costs, appraisals,
independent contractor to operate
REO)
------------------------------------ ------------------------------------ ------------------------------- --------------------------


     Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses. The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

     Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

     First, to pay interest, pro rata,

     o on the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB] and Class [A-5] Certificates from the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Accrual Amount for those Classes, in each case in accordance with their respective interest entitlements, provided that interest distributed to the Class [A-5] Certificates will be applied first to the Class [A-5A] Certificates up to their interest entitlement and then to the Class [A-5B] Certificates up to their interest entitlement,

     o on the Class [A-1A] Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the Interest Accrual Amount for each such Class, and

     o on the Class [X-C] and Class [X-P] Certificates from the Available Funds for such Distribution Date up to an amount equal to the Interest Accrual Amount for each such Class;

     provided, however, if on any Distribution Date, the Available Funds (or applicable portion thereof) are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause First, the Available Funds for such Distribution Date will be allocated among all those Classes pro rata, in accordance with their respective interest entitlements;

     Second, pro rata, to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5], Class [A-1A] and Class [X-C] and Class [X-P] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes, provided that interest distributed to the Class [A-5]

Certificates will be applied first to the Class [A-5A] Certificates up to their interest entitlement and then to the Class [A-5B] Certificates up to their interest entitlement;

     Third, in reduction of the Certificate Balances thereof,

          (A) to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] Certificates:

               (i) first, to the Class [A-AB] Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class [A-1A] Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class [A-1A] Certificates have been made on such Distribution Date, until the Certificate Balance of the Class [A-AB] Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-4 for such Distribution Date,

               (ii) then, to the Class [A-1] Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date (or the portion remaining after distributions on the Class [A-AB] Certificates pursuant to clause (i) above) and, after the Class [A-1A] Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class [A-1A] Certificates and payments to the Class [A-AB] Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class [A-1] Certificates are reduced to zero,

               (iii) then, to the Class [A-2] Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions to the Class [A-AB] Certificates pursuant to clause (i) above and distributions on the Class [A-1] Certificates) for such Distribution Date and, after the Class [A-1A] Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class [A-1A] and Class [A-1] Certificates and payments to the Class [A-AB] Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class [A-2] Certificates are reduced to zero,

               (iv) then, to the Class [A-3] Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions to the Class [A-AB] Certificates pursuant to clause (i) above and distributions on the Class [A-1] and Class [A-2] Certificates) for such Distribution Date and, after the Class [A-1A] Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class [A-1A], Class [A-1] and Class [A-2] Certificates and payments to the Class [A-AB] Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class [A-3] Certificates have been reduced to zero,

               (v) then, to the Class [A-4] Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions to the Class [A-AB] Certificates pursuant to clause (i) above and distributions on the Class [A-1], Class [A-2] and Class [A-3] Certificates) for such Distribution Date and, after the Class [A-1A] Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class [A-1A], Class [A-1], Class [A-2] and Class [A-3] Certificates and payments to the Class [A-AB] Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class [A-4] Certificates have been reduced to zero,

               (vi) then, to the Class [A-AB] Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions to the Class [A-AB] Certificates pursuant to clause (i) above and distributions on the Class [A-1], Class [A-2], Class [A-3] and Class [A-4] Certificates) for such Distribution Date and, after the Class [A-1A] Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class [A-1A], Class [A-1], Class [A-2], Class [A-3] and Class [A-4] Certificates and payments to the Class [A-AB] Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class [A-AB] Certificates have been reduced to zero,

               (vii) then, to the Class [A-5A] Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class [A-1], Class [A-2], Class [A-3], Class [A-4] and Class [A-AB] Certificates) for such Distribution Date and, after the Class [A-1A]

          Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class [A-1A], Class [A-1], Class [A-2], Class [A-3], Class [A-4] and Class [A-AB] Certificates have been made on such Distribution Date, until the Class [A-5A] Certificates have been reduced to zero,

               (viii) then, to the Class [A-5B] Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB] and Class [A-5A] Certificates) for such Distribution Date and, after the Class [A-1A]
          Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class [A-1A], Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB] and Class [A-5A] Certificates have been made on such Distribution Date, until the Class [A-5B] Certificates have been reduced to zero, and

          (B) to the Class [A-1A] Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class [A-5B] Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A] and Class [A-5B] Certificates have been made on such Distribution Date, until the Class [A-1A] Certificates are reduced to zero;

     Fourth, to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5] and Class [A-1A] Certificates, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class, provided that such amounts in respect of the Class [A-5] Certificates will be allocated first to the Class [A-5A] Certificates until such unreimbursed Realized Losses are reimbursed together with all applicable interest at the applicable Pass-Through Rate and then to the Class [A-5B] Certificates;

     Fifth, to the Class [A-J] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Sixth, to the Class [A-J] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Seventh, to the Class [A-J] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Eighth, to the Class [A-J] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Ninth, to the Class [B] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Tenth, to the Class [B] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Eleventh, to the Class [B] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Twelfth, to the Class [B] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Thirteenth, to the Class [C] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Fourteenth, to the Class [C] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Fifteenth, to the Class [C] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Sixteenth, to the Class [C] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Seventeenth, to the Class [D] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Eighteenth, to the Class [D] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Nineteenth, to the Class [D] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Twentieth, to the Class [D] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Twenty-first, to the Class [E] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Twenty-second, to the Class [E] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Twenty-third, to the Class [E] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Twenty-fourth, to the Class [E] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Twenty-fifth, to the Class [F] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Twenty-sixth, to the Class [F] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Twenty-seventh, to the Class [F] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Twenty-eighth, to the Class [F] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Twenty-ninth, to the Class [G] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Thirtieth, to the Class [G] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Thirty-first, to the Class [G] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Thirty-second, to the Class [G] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Thirty-third, to the Class [H] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Thirty-fourth, to the Class [H] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Thirty-fifth, to the Class [H] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Thirty-sixth, to the Class [H] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Thirty-seventh, to the Class [J] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Thirty-eighth, to the Class [J] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Thirty-ninth, to the Class [J] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Fortieth, to the Class [J] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Forty-first, to the Class [K] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Forty-second, to the Class [K] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Forty-third, to the Class [K] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Forty-fourth, to the Class [K] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Forty-fifth, to the Class [L] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Forty-sixth, to the Class [L] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Forty-seventh, to the Class [L] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Forty-eighth, to the Class [L] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Forty-ninth, to the Class [M] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Fiftieth, to the Class [M] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Fifty-first, to the Class [M] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Fifty-second, to the Class [M] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Fifty-third, to the Class [N] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Fifty-fourth, to the Class [N] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Fifty-fifth, to the Class [N] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

     Fifty-sixth, to the Class [N] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Fifty-seventh, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Fifty-eighth, to the Class [O] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Fifty-ninth, to the Class [O] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Sixtieth, to the Class [O] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Sixty-first, to the Class [P] Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Sixty-second, to the Class [P] Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Sixty-third, to the Class [P] Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

     Sixty-fourth, to the Class [P] Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

     Sixty-fifth, to the Class [R] and Class [LR] Certificates as specified in the Pooling and Servicing Agreement.

     All references to "pro rata" in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5] and Class [A-1A] Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, provided that Principal Distribution Amounts distributed to the Class [A-5] Certificates will be applied first to the Class [A-5A] Certificates until the aggregate Certificate Balance of such Class is reduced to zero and then to the Class [A-5B] Certificates until the aggregate Certificate Balance of such Class is reduced to zero, and any unreimbursed amounts of Realized Losses previously allocated to such Classes, if available, will be distributed pro rata based on the amount of unreimbursed Realized Losses previously allocated to such Classes, provided that such amounts with respect to the Class [A-5] Certificates will be allocated first to the Class [A-5A] Certificates until such unreimbursed Realized Losses are reimbursed, together with interest at the applicable Pass-Through Rate, and then to the Class [A-5B] Certificates. The "Crossover Date" is the Distribution Date on which the Certificate Balance of each Class of Principal Balance Certificates, other than the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5] and Class [A-1A] Certificates, have been reduced to zero. The Class [X-C] and Class [X-P] Certificates will not be entitled to any distribution of principal.

Class [A-AB] Planned Principal Balance

     On each Distribution Date, the Class [A-AB] Certificates have priority with respect to receiving distributions of principal to reduce the Class [A-AB] Certificate Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Distributions of Available Funds" above. The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-4 to the prospectus supplement. These balances were calculated using, among other things, the Modeling Assumptions. Based on the Modeling Assumptions, the Certificate Balance of the Class [A-AB] Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-4. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class [A-AB] Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-4. In general, once the Certificate Balances of the Class [A-1], Class [A-2], Class [A-3] and Class [A-4] Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount will be distributed to the Class [A-AB] Certificates until the Certificate Balance of the Class [A-AB] Certificates is reduced to zero.

     [If applicable to any transaction, insert the disclosure required by Item 1113(a)(7) of Regulation AB regarding trigger events.]

Prepayment Premiums, Yield Maintenance Charges

     On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 1 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class [A-1] through Class [H] Certificates (other than the Class [A-1A] Certificates) in the following manner: Such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class [A-1] through Class [H] Certificates (other than the Class [A-1A] Certificates), (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

     Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class [X-C] Certificates. No Yield

Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

     On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 2 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class [A-1A] Certificates in the following manner: the holders of the Class [A-1A] Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the Class [A-1A] Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Prepayment Premiums or Yield Maintenance Changes, as applicable, collected on such principal prepayment during the related Collection Period.

     Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class [X-C] Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

     The "Base Interest Fraction" for any principal prepayment on any Mortgage Loan and for any of the Class [A-1] through Class [H] Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be zero.

     Assumed Final Distribution Date; Rated Final Distribution Date

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

                      Class Designation         Assumed Final Distribution Date
                      -----------------         -------------------------------
         Class [A-1]....................
         Class [A-2]....................
         Class [A-3]....................
         Class [A-4]....................
         Class [A-AB]...................
         Class [A-5A]...................
         Class [A-5B]...................
         Class [A-1A]...................
         Class [X-P]....................
         Class [A-J]....................
         Class [B]......................
         Class [C]......................
         Class [D]......................

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     [In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined herein under "Yield and Maturity Considerations--Weighted Average Life")]. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

     [The "Rated Final Distribution Date" of the Offered Certificates will be _____________, the first Distribution Date after the [ ]th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, will have the longest remaining amortization term.]

Realized Losses

     The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class of Certificates on such Distribution Date. As referred to herein, "Realized Loss" with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Regular Certificates (other than the Class [X-C] and Class [X-P] Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Principal Balance Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to the Class [P] Certificates, second, to the Class [O] Certificates, third, to the Class [N] Certificates, fourth, to the Class [M] Certificates, fifth, to the Class [L] Certificates, sixth, to the Class [K] Certificates, seventh, to the Class [J] Certificates, eighth, to the Class [H] Certificates, ninth, to the Class [G] Certificates, tenth, to the Class [F] Certificates, eleventh, to the Class [E] Certificates, twelfth, to the Class [D] Certificates, thirteenth, to the Class [C] Certificates, fourteenth, to the Class [B] Certificates, fifteenth, to the Class [A-J] Certificates and finally, pro rata, to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5] and Class [A-1A] Certificates based on their respective Certificate Balances, provided that losses allocated to the Class [A-5] Certificates will be applied first to the Class [A-5B] Certificates and then to the Class [A-5A] Certificates. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Principal Balance Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

     o interest on Advances (to the extent not covered by Default Interest and late payment fees);

     o additional servicing compensation (including the special servicing fee);

     o extraordinary expenses of the Trust and other additional expenses of the Trust;

     o a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

     o a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement--Modifications," in this prospectus supplement or otherwise.

     Net Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall). The Notional Balances of the Class [X-C] and Class [X-P] Certificates will be reduced to reflect reductions in the Certificate Balances of the Classes of Principal Balance Certificates that are included in the calculation of such Notional Balances, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

     The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such date of determination and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan during the related Collection Period.

Prepayment Interest Shortfalls

     For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a Balloon Payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and the Master Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment, Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest that did so accrue through the date such payment was made.

     In any case in which a Principal Prepayment in full or in part, a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, a "Prepayment Interest Excess" will arise since the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and the Master Servicer.

     With respect to any Mortgage Loan (other than a Specially Serviced Mortgage
Loan) that has been subject to a Principal Prepayment and a Prepayment Interest Shortfall (other than at the request of or with the consent of the Directing Certificateholder), the Master Servicer of such Mortgage Loan will be required to deliver to the Trustee for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the "Master Servicer Prepayment Interest Shortfall"), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan) during the related Collection Period, and
(y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Mortgage Loan) serviced by the Master Servicer; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls will not be cumulative. Notwithstanding the previous sentence, if any Mortgage Loan (other than a Specially Serviced Mortgage Loan) has been subject to a Principal Prepayment and a Prepayment Interest Shortfall as a result of (i) the payment of insurance proceeds or condemnation proceeds, (ii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iii) pursuant to applicable law or a court order, the portion of the Master Servicing Fee described in clause (A) of the preceding sentence shall be limited to that portion of its Master Servicing Fee computed at a rate of [____]% per annum and paid in such Collection Period with respect to the Mortgage Loans (other than Specially Serviced Mortgage Loans).

     "Net Prepayment Interest Shortfall" means the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Certificates, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

     To the extent that the Prepayment Interest Excess exceeds the Prepayment Interest Shortfalls as of any Distribution Date, such excess amount (the "Net Prepayment Interest Excess") will be payable to the Master Servicer as additional compensation.

Subordination

     As a means of providing a certain amount of protection to the holders of the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-1A], Class [X-C] and Class [X-P] Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates (collectively, the "Subordinate Certificates") to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5], Class [A-1A], Class [X-C] and Class [X-P] Certificates, provided that distributions of interest and principal (if applicable) with respect to the Class [A-5] Certificates will be allocated first to the Class [A-5A] Certificates up to their entitlement and then to the Class [A-5B] Certificates up to their entitlement. The Class [A-J] Certificates will be likewise protected by the subordination of the Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates. The Class [B] Certificates will be likewise protected by the subordination of the Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates. The Class [C] Certificates will be likewise protected by the subordination of the Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates. The Class [D] Certificates will be likewise protected by the subordination of the Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class [P] Certificates, second, to the Class [O] Certificates, third, to the Class [N] Certificates, fourth, to the Class [M] Certificates, fifth, to the Class [L] Certificates, sixth, to the Class [K] Certificates, seventh, to the Class [J] Certificates, eighth, to the Class [H] Certificates, ninth, to the Class [G] Certificates, tenth, to the Class [F] Certificates, eleventh, to the Class [E] Certificates, twelfth, to the Class [D] Certificates, thirteenth, to the Class [C] Certificates, fourteenth, to the Class [B] Certificates, fifteenth, to the Class [A-J] Certificates, and finally, pro rata, to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5] and Class [A-1A] Certificates based on their respective Certificate Balances for Realized Losses, provided that losses allocated to the Class [A-5] Certificates will be applied first to the Class [A-5B] Certificates and then to the Class [A-5A] Certificates. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

     Allocation of principal distributions to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B] and Class [A-1A] Certificates (collectively, the "Class A Certificates") will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

Appraisal Reductions

     With respect to any Mortgage Loan, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the

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occurrence of any uncured delinquency in Monthly Payments with respect to such
Mortgage Loan, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan, (iv) the date on which the Mortgaged Property securing such Mortgage Loan becomes an REO Property, (v) the 60th day after the third anniversary of any extension of a Mortgage Loan and (vi) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if
(A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative, within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan and (D) the Controlling Class Representative consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv), (v) and (vi), an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior mortgage liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance)) of the related Mortgaged Properties securing such Mortgage Loan as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans having a principal balance under $2,000,000, [____]% of the sum of the estimated values of the related Mortgaged Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate,
(B) all unreimbursed Property Advances and all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan, (C) any other unpaid additional Trust expenses in respect of such Mortgage Loan and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable); provided, however, that in the event that the Special Servicer has not received an Updated Appraisal or Small Loan Appraisal Estimate within the time frame described below, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. Notwithstanding the foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (i) with respect to Mortgage Loans having a principal balance of $[2,000,000] or higher, the Special Servicer will be required to obtain an Updated Appraisal, and (ii) for Mortgage Loans having a principal balance under $[2,000,000], the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a "Small Loan Appraisal Estimate") of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans, or (B) to obtain, with the consent of the Controlling Class Representative, an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Small Loan Appraisal Estimate). To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained annually.

     At any time that an Appraisal Reduction Amount exists with respect to any Mortgage Loan, the Controlling Class Representative may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the

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Trustee an appraisal that satisfies the requirements of an Updated Appraisal (as defined below), and upon the written request of the Controlling Class Representative, the Special Servicer must recalculate the Appraisal Reduction Amount in respect of such Mortgage Loan based on such appraisal (but subject to any downward adjustments by the Special Servicer as provided in the preceding paragraph) and will be required to notify the Trustee, the Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

     Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the maturity date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension has not been granted or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser who is a member of the Appraisal Institute (an "Updated Appraisal") or a Small Loan Appraisal Estimate, as applicable, provided, that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan remains specially serviced.

     In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

     A "Modified Mortgage Loan" is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

     The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $[__________] with respect to the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-1A] and Class [A-J] Certificates and multiples of $1 in excess thereof; (ii) $[__________] with respect to Classes B, C and D Certificates and multiples of $1 in excess thereof; and (iii) $[__________] with respect to the Class [X-P] Certificates and multiples of $1 in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described in the prospectus under "Description of the Certificates-Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, societe anonyme ("Clearstream") and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a

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Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

     A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicer, the Special Servicer, the Trustee, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or Special Servicer or otherwise benefit the Master Servicer or the Special Servicer in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

Book-Entry Registration

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and

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applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

     The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

Definitive Certificates

     Definitive Certificates will be delivered to beneficial owners of the Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Trustee is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders"). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

Retention of Certain Certificates by [an Affiliate of] the [Sponsor] [Depositor]
 [Issuing Entity] [Entity Described in Item 1119(a) of Regulation AB].

     It is anticipated that [an affiliate of] the [Sponsor] [Depositor] [Issuing Entity] [specify entity described in Item 1119(a) of Regulation AB] will retain the Class __ Certificates; however such entity will have the right to dispose of such Certificates at any time[, subject to the restrictions on transfer of such Certificates set forth in the Pooling and Servicing Agreement].

       [THE [IDENTIFY CREDIT ENHANCEMENT, LIQUIDITY SUPPORT OR DERIVATIVES
                                  INSTRUMENT]

     [Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will be providing a [identify credit enhancement, liquidity support or derivatives instrument] with respect to the [Class [__]] Certificates. [Provide disclosure required by Item 1114(a) or 1115(a) of Regulation S-K]. [Insert for derivatives covered by Item 1115(a): The "significance percentage" with respect to the [identify derivative instrument] is [less than 10%][at least 10% but less than 20%] [20% or more]. "Significance percentage" means the percentage that the amount of the "significance estimate" (as described below) represents of the [initial aggregate Certificate Balance of the Class [__] Certificates] [the Initial Pool Balance]. The "significance estimate" has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the [Sponsor's] [Sponsors'] internal risk management process in respect of similar derivative instruments.] [If credit enhancement , liquidity support or derivative (whose primary purposes is to provide credit enhancement) provider(s) meets 10% threshold in Item 1114 (b) of Regulation S-K, provide the disclosure required by such Item 1114(b).] [If derivative (whose primary purpose is not to provide credit enhancement) provider(s) meets the 10% significance percentage in
Item 1115(b) of Regulation S-K, provide the disclosure required by such Item 1115(b).]]

                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

     General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the "Pass-Through Rate" in the "Description of the Offered Certificates--Distributions" in this prospectus supplement. The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

     See "Yield and Maturity Considerations" in the prospectus, "Description of the Offered Certificates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which Balloon Payments are due, and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). Prepayments and, assuming the respective stated maturity dates have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while workouts are negotiated or foreclosures are completed. See "The Pooling and Servicing Agreement--Amendment" and "--Modifications" in this prospectus supplement and "Description of the Pooling Agreements--Realization upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans. See "Risk Factors--Risks Related to the Mortgage Loans--Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date" in this prospectus supplement.

     The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     [The yield on any class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average of the net mortgage interest rates on the Mortgage Loans. The Pass-Through Rates on such Certificates may be limited by the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.]

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least [10] days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Interest. As described under "Description of the Offered Certificates--Distributions" in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

     The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Principal Balance Certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate ("CPR") model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%," "50%," "75%," and "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-Out Period, Defeasance Period or Yield Maintenance Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period or a Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period or a Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth herein under "Description of the Mortgage Pool-Additional Loan Information" and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the "Modeling Assumptions"):

               (i) the initial Certificate Balance and the Pass-Through Rate for each Class of Certificates are as set forth herein;

               (ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

               (iii) all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in [_____________];

               (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties;

               (v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption numbered (xii);

               (vi) all Mortgage Loans accrue interest under the method specified in Annex A-1 provided, however, that for those loans with fixed monthly payments during an interest-only period, interest rates were imputed based on the fixed monthly payments required under those loans during the interest-only period. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement;

               (vii) no party exercises its right of optional termination described herein;

               (viii) no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file;

               (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

               (x) there are no additional Trust expenses;

               (xi) distributions on the Certificates are made on the [10th] day of each month, commencing in [_____________];

               (xii) no prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any;

               (xiii) the Closing Date is [_____________]; and

               (xiv) with respect to each Mortgage Loan, [the Primary Servicing Fee,] the Master Servicing Fee and the Trustee Fee accrue on the same basis as interest accrues on such Mortgage Loan.

     To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-1A], Class [X-P], Class [A-J], Class [B], Class [C] and Class [D] Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

     Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Based on the Modeling Assumptions, the following tables indicate the resulting weighted average lives of the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-1A], Class [A-J], Class [B], Class [C] Class [D] Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

                 Percentages of the Initial Certificate Balance
              of the Class [A-1] Certificates at the Specified CPRs
           0% CPR During Lock-Out, Defeasance and Yield Maintenance -
                           Otherwise at Indicated CPR

         Date            0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------
Initial............





Weighted Average Life (in years)...

                 Percentages of the Initial Certificate Balance
              of the Class [A-2] Certificates at the Specified CPRs
           0% CPR During Lock-Out, Defeasance and Yield Maintenance -
                           Otherwise at Indicated CPR

         Date            0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------
Initial............





Weighted Average Life (in years)...


                 Percentages of the Initial Certificate Balance
              of the Class [A-3] Certificates at the Specified CPRS
           0% CPR During Lock-Out, Defeasance and Yield Maintenance -
                           Otherwise at Indicated CPR

         Date            0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------
Initial............





Weighted Average Life (in years)...


                 Percentages of the Initial Certificate Balance
              of the Class [A-4] Certificates at the Specified CPRS
           0% CPR During Lock-Out, Defeasance and Yield Maintenance -
                           Otherwise at Indicated CPR

         Date            0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------
Initial............





Weighted Average Life (in years)...

                 Percentages of the Initial Certificate Balance
             of the Class [A-AB] Certificates at the Specified CPRS
           0% CPR During Lock-Out, Defeasance and Yield Maintenance -
                           Otherwise at Indicated CPR

         Date            0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------
Initial............





Weighted Average Life (in years)...


                 Percentages of the Initial Certificate Balance
             of the Class [A-5A] Certificates at the Specified CPRs
           0% CPR During Lock-Out, Defeasance and Yield Maintenance -
                           Otherwise at Indicated CPR

         Date            0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------
Initial............





Weighted Average Life (in years)...


                 Percentages of the Initial Certificate Balance
             of the Class [A-5B] Certificates at the Specified CPRs
           0% CPR During Lock-Out, Defeasance and Yield Maintenance -
                           Otherwise at Indicated CPR

         Date            0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------
Initial............





Weighted Average Life (in years)...

                 Percentages of the Initial Certificate Balance
             of the Class [A-1A] Certificates at the Specified CPRs
           0% CPR During Lock-Out, Defeasance and Yield Maintenance -
                           Otherwise at Indicated CPR

         Date            0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------
Initial............





Weighted Average Life (in years)...


                 Percentages of the Initial Certificate Balance
              of the Class [A-J] Certificates at the Specified CPRs
           0% CPR During Lock-Out, Defeasance and Yield Maintenance -
                           Otherwise at Indicated CPR

         Date            0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------
Initial............





Weighted Average Life (in years)...

                 Percentages of the Initial Certificate Balance
               of the Class [B] Certificates at the Specified CPRs
           0% CPR During Lock-Out, Defeasance and Yield Maintenance -
                           Otherwise at Indicated CPR

         Date            0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------
Initial............





Weighted Average Life (in years)...

                 Percentages of the Initial Certificate Balance
               of the Class [C] Certificates at the Specified CPRs
           0% CPR During Lock-Out, Defeasance and Yield Maintenance -
                           Otherwise at Indicated CPR

         Date            0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------
Initial............





Weighted Average Life (in years)...



                 Percentages of the Initial Certificate Balance
               of the Class [D] Certificates at the Specified CPRs
           0% CPR During Lock-Out, Defeasance and Yield Maintenance -
                           Otherwise at Indicated CPR

         Date            0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------
Initial............





Weighted Average Life (in years)...


Certain Price/Yield Tables

     The tables set forth below show the corporate bond equivalent ("CBE") yield, weighted average life in years, first principal payment date and last principal payment date with respect to each Class of Offered Certificates (other than the Class [X-P] Certificates) under the Modeling Assumptions.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of [_____________] to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including [_____________] to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

             Pre-Tax Yield to Maturity (CBE), Weighted Average Life,
                        First Principal Payment Date and
                Last Principal Payment Date for the Class [A-1]
                       Certificates at the Specified CPRs
                     0% CPR During Lock-Out, Defeasance and
                 Yield Maintenance - Otherwise at Indicated CPR

  Assumed Price (in %)   0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------




Weighted Average Life (yrs)........
First Principal Payment Date.......
Last Principal Payment Date........


             Pre-Tax Yield to Maturity (CBE), Weighted Average Life,
                        First Principal Payment Date and
                Last Principal Payment Date for the Class [A-2]
                       Certificates at the Specified CPRs
                     0% CPR During Lock-Out, Defeasance and
                 Yield Maintenance - Otherwise at Indicated CPR

  Assumed Price (in %)   0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------




Weighted Average Life (yrs)........
First Principal Payment Date.......
Last Principal Payment Date........


             Pre-Tax Yield to Maturity (CBE), Weighted Average Life,
                        First Principal Payment Date and
                 Last Principal Payment Date for the Class [A-3]
                       Certificates at the Specified CPRs
                     0% CPR During Lock-Out, Defeasance and
                 Yield Maintenance - Otherwise at Indicated CPR

  Assumed Price (in %)   0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------




Weighted Average Life (yrs)........
First Principal Payment Date.......
Last Principal Payment Date........

             Pre-Tax Yield to Maturity (CBE), Weighted Average Life,
                        First Principal Payment Date and
                 Last Principal Payment Date for the Class [A-4]
                       Certificates at the Specified CPRs
                     0% CPR During Lock-Out, Defeasance and
                 Yield Maintenance - Otherwise at Indicated CPR

  Assumed Price (in %)   0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------




Weighted Average Life (yrs)........
First Principal Payment Date.......
Last Principal Payment Date........


             Pre-Tax Yield to Maturity (CBE), Weighted Average Life,
                        First Principal Payment Date and
                Last Principal Payment Date for the Class [A-AB]
                       Certificates at the Specified CPRs
                     0% CPR During Lock-Out, Defeasance and
                 Yield Maintenance - Otherwise at Indicated CPR

  Assumed Price (in %)   0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------




Weighted Average Life (yrs)........
First Principal Payment Date.......
Last Principal Payment Date........


             Pre-Tax Yield to Maturity (CBE), Weighted Average Life,
                        First Principal Payment Date and
                Last Principal Payment Date for the Class [A-5A]
                       Certificates at the Specified CPRs
                     0% CPR During Lock-Out, Defeasance and
                 Yield Maintenance - Otherwise at Indicated CPR

  Assumed Price (in %)   0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------




Weighted Average Life (yrs)........
First Principal Payment Date.......
Last Principal Payment Date........

             Pre-Tax Yield to Maturity (CBE), Weighted Average Life,
                        First Principal Payment Date and
                Last Principal Payment Date for the Class [A-5B]
                       Certificates at the Specified CPRs
                     0% CPR During Lock-Out, Defeasance and
                 Yield Maintenance - Otherwise at Indicated CPR

  Assumed Price (in %)   0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------




Weighted Average Life (yrs)........
First Principal Payment Date.......
Last Principal Payment Date........


             Pre-Tax Yield to Maturity (CBE), Weighted Average Life,
                        First Principal Payment Date and
                Last Principal Payment Date for the Class [A-1A]
                       Certificates at the Specified CPRs
                     0% CPR During Lock-Out, Defeasance and
                 Yield Maintenance - Otherwise At Indicated CPR

  Assumed Price (in %)   0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------




Weighted Average Life (yrs)........
First Principal Payment Date.......
Last Principal Payment Date........



             Pre-Tax Yield to Maturity (CBE), Weighted Average Life,
                        First Principal Payment Date and
                 Last Principal Payment Date for the Class [A-J]
                       Certificates at the Specified CPRs
                     0% CPR During Lock-Out, Defeasance and
                 Yield Maintenance - Otherwise At Indicated CPR

  Assumed Price (in %)   0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------




Weighted Average Life (yrs)........
First Principal Payment Date.......
Last Principal Payment Date........

             Pre-Tax Yield to Maturity (CBE), Weighted Average Life,
                        First Principal Payment Date and
                  Last Principal Payment Date for the Class [B]
                       Certificates at the Specified CPRs
                     0% CPR During Lock-Out, Defeasance And
                 Yield Maintenance - Otherwise At Indicated CPR

  Assumed Price (in %)   0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------




Weighted Average Life (yrs)........
First Principal Payment Date.......
Last Principal Payment Date........


             Pre-Tax Yield to Maturity (CBE), Weighted Average Life,
                        First Principal Payment Date and
                  Last Principal Payment Date for the Class [C]
                       Certificates at the Specified CPRs
                     0% CPR During Lock-Out, Defeasance and
                 Yield Maintenance - Otherwise at Indicated CPR

  Assumed Price (in %)   0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------




Weighted Average Life (yrs)........
First Principal Payment Date.......
Last Principal Payment Date........


             Pre-Tax Yield to Maturity (CBE), Weighted Average Life,
                        First Principal Payment Date and
                  Last Principal Payment Date for the Class [D]
                       Certificates at the Specified CPRs
                     0% CPR During Lock-Out, Defeasance and
                 Yield Maintenance - Otherwise at Indicated CPR

  Assumed Price (in %)   0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------




Weighted Average Life (yrs)........
First Principal Payment Date.......
Last Principal Payment Date........

   Weighted Average Life and Yield Sensitivity of the Class [X-P] Certificates

     The yield to maturity of the Class [X-P] Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class [X-P] Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class [X-P] Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class [X-P] Certificates to various CPR percentages on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class [X-P] Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions. It was further assumed that the purchase price of the Class [X-P] Certificates is as specified below interpreted as a percentage of the initial Notional Balance (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class [X-P] Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

     The pre-tax yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class [X-P] Certificates, would cause the discounted present value of such assumed stream of cash flows as of [_____________] to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rates for the Class [X-P] Certificates from and including [_____________] to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class [X-P] Certificates (and accordingly does not purport to reflect the return on any investment in the Class [X-P] Certificates when such reinvestment rates are considered).

     Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class [X-P] Certificates is likely to differ from those shown in the following table, even if all of the Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

     There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield on the Class [X-P] Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class [X-P] Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

     In addition, holders of the Class [X-P] Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Class [X-P] Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

             Pre-Tax Yield to Maturity (CBE), Weighted Average Life,
                      First Payment Date and Last Payment
                            Date for the Class [X-P]
                       Certificates at the Specified CPRs
                       0% CPR During Lock-Out, Defeasance
               and Yield Maintenance - Otherwise at Indicated CPR


  Assumed Price (in %)   0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
---------------------- ---------- ------------ ---------- ----------- ----------




Weighted Average Life (yrs)*.......
First Principal Payment Date.......
Last Principal Payment Date........

------------------

*Based on reduction in the Notional Balance of the X-P Certificates.

                       THE POOLING AND SERVICING AGREEMENT

General

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of [_____________] (the "Pooling and Servicing Agreement"), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent [and the Fiscal Agent].

     Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Trustee has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to [insert applicable Trustee's address].

Servicing of the Mortgage Loans; Collection of Payments

     The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to diligently service and administer their respective Mortgage Loans.

     The Master Servicer is required to diligently service and administer the Mortgage Loans that it is servicing, in the best interests of and for the benefit of the Certificateholders, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

     o the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for other third party portfolios or securitization trusts with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Trust and the Certificateholders; and

     o the same care, skill, prudence and diligence with which the Master Servicer services and administers commercial and multifamily mortgage loans owned, if any, by the Master Servicer with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Trust and the Certificateholders but without regard to:

               (A) any relationship that the Master Servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

               (B) the ownership of any Certificate, by the Master Servicer or any affiliate of it;

               (C) the Master Servicer's obligation to make Advances;

               (D) the Master Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

               (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or any affiliate of the Master Servicer, as applicable; and

               (F) any debt that the Master Servicer or any affiliate of the Master Servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the "Servicing Standard").

     The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Master Servicer, the Special Servicer nor any of their respective directors, officers, employees, members, managers or agents will have any liability to the Trust or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect either Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures are consistent with the Servicing Standard. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

Advances

     The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the "Master Servicer Remittance Date") an amount (each such amount, a "P&I Advance") equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Monthly Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, the Master Servicer will not make an Advance to the extent that it has received written notice that the Special Servicer determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan. P&I Advances made in respect of Mortgage Loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest on such Advance will accrue from the date such Advance is made.

     P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. Neither the Master Servicer nor the Trustee [or Fiscal Agent] will be required or permitted to make a P&I Advance for Default Interest or Balloon

Payments. The Special Servicer will not be required or permitted to make any P&I Advance. The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described herein) to make advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property. In addition if the Special Servicer requests that the Master Servicer make a Property Advance and the Master Servicer fails to make such advance within two business days, then the Special Servicer may make such Property Advance on an emergency basis with respect to the Specially Serviced Mortgage Loans or REO Loans.

     To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. If the trustee fails to make a required Advance, the fiscal agent will be required to make the Advance, subject to the same limitations and with the same rights as the trustee. The Trustee [and Fiscal Agent] will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or Special Servicer. The [Trustee], [Fiscal Agent], as back-up advancer, will be required to have a combined capital and surplus of at least $[__________] and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee [or Fiscal Agent], as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance, (i) from late payments on the related Mortgage Loan by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loans or (iii) upon determining in its reasonable judgment that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

     The Master Servicer, the Special Servicer and the Trustee [or Fiscal Agent] will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the "Advance Rate") (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that such interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account. The Master Servicer will be authorized to pay itself, the Special Servicer or the Trustee [or Fiscal Agent], as applicable, such interest monthly prior to any payment to holders of Certificates, provided that no interest shall accrue and be payable on any P&I Advances until the grace period for a late payment by the underlying borrower has expired. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next Distribution Date, the Master Servicer or the Trustee [or Fiscal Agent], as applicable, will be obligated to make an Advance to cover such shortfall, but only to the extent that the Master Servicer or the Trustee [or Fiscal Agent], as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest and late payment fees on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, Eastern Edition.

     The obligation of the Master Servicer or the Trustee [or Fiscal Agent], as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. The Advances are subject to the Master Servicer's or the Trustee's [or Fiscal Agent's], as applicable, determination that such Advances are recoverable.

     With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, the Master Servicer will be required to notify the Trustee and the Special Servicer of such determination. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and
(ii) would be in the best interests of the Certificateholders. If the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders, the Special Servicer will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account to the extent of available funds.

     Recovery of Advances. Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer, the Trustee [or Fiscal Agent] or the Special Servicer, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan ("Related Proceeds") prior to distributions on the Certificates. Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee [or Fiscal Agent] will be obligated to make any Advance that it or the Special Servicer determines in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a "Nonrecoverable Advance"). Any such determination with respect to the recoverability of Advances by either the Master Servicer or the Special Servicer must be evidenced by an officer's certificate delivered to the other and to the Depositor and the Trustee [and Fiscal Agent] and, in the case of the Trustee [or Fiscal Agent], delivered to the Depositor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Master Servicer, the Trustee [or Fiscal Agent] or the Special Servicer, as applicable, to make such determination, together with any existing Appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer and the Trustee [and Fiscal Agent] notice of such determination. Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee [and Fiscal Agent].

     Each of the Master Servicer, the Special Servicer and the Trustee [and Fiscal Agent] will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account, in each case, first, from principal collections and then, from interest collections. If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (provided, however, that any deferment over six months will require the consent of the Controlling Class Representative). In addition, the Master Servicer, the Special Servicer or the Trustee [or Fiscal Agent], as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount"), first, only out of principal collections in the Collection Account and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee [or Fiscal Agent], as applicable, that such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan, from general collections in the Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee [or Fiscal Agent], as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed and (ii) consider (among other things) only the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain, at the expense of the Trust, any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders. The Trustee [and Fiscal Agent] will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Nonrecoverable Advances allocated to the Mortgage Loans will represent a portion of the losses to be borne by the Certificateholders.

     In addition, the Master Servicer, the Special Servicer and the Trustee [and Fiscal Agent], as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances. Any requirement of the Master Servicer or Trustee [or Fiscal Agent] to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

     "Unliquidated Advance" means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

Accounts

     Collection Account. The Master Servicer will establish and maintain one or more segregated accounts (collectively, the "Collection Account") pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account all payments in respect of the Mortgage Loans serviced by it, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account. Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

     Distribution Accounts. The Trustee will establish and maintain one or more segregated accounts (the "Distribution Account") in its own name for the benefit of the holders of the Certificates. With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Trustee, and the Trustee will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee Fee. To the extent the Master Servicer fail to do so, the Trustee [(or if the Trustee fails to do so, the Fiscal Agent)] will deposit all P&I Advances into the Distribution Account as described herein. See "Description of the Offered Certificates--Distributions" in this prospectus supplement.

     Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in its own name for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date there shall be deposited, in respect of each Mortgage Loan (other than the Mortgage Loans specified in footnote [___] of Annex A-1 to this prospectus supplement during their respective interest-only periods) that does not accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each, an amount equal to one day's interest at the related Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each such Mortgage Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

     The Trustee will also establish and maintain one or more segregated accounts or sub-accounts for the "Loan REMIC Distribution Account," the "Lower-Tier Distribution Account," the "Upper-Tier Distribution Account," the "Grantor Trust Distribution Account" and the "Excess Liquidation Proceeds Account," each in its own name for the benefit of the holders of the Certificates.

     The Collection Account, the Loan REMIC Distribution Account," the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Grantor Trust Distribution Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates and, with respect to the Loan REMIC Distribution Account and the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests. Each of the Collection Account, any REO Account, the Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least ["A-1" by S&P and "P-1" by Moody's Investors Service, Inc. ("Moody's")], in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least ["AA-" by S&P and "Aa3" by Moody's] or (B) as to which the Trustee has received written confirmation from each rating agency then rating any Certificates that holding funds in such account would not cause any rating agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority, or (iii) any other account that, as evidenced by a written confirmation from each rating agency then rating any Certificates that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Master Servicer.

     With respect to each of the accounts, the party that maintains such account (i.e. the Master Servicer, with respect to the Collection Account, the Trustee with respect to the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account. Amounts on deposit in the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account will remain uninvested. The Master Servicer will have the right to invest the funds in the Collection Account, and the Special Servicer will have the right to invest the funds in any REO Account, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement. The Master Servicer or Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds. The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Trustee with respect to any account maintained by it will not be independently verified by any other person or entity. Cash in the Collection Account, any REO Account (except to the extent retained to pay certain expenses of maintaining REO Property), and Excess Liquidation Proceeds Account in any Collection Period will generally be disbursed on the next Distribution Date. Cash deposited in the Distribution Account on any Master Servicer Remittance Date will generally be disbursed on the next Distribution Date. Cash in the Interest Reserve Account will be disbursed as described above under "--Interest Reserve Account."

     The Master Servicer may make withdrawals from the Collection Account, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of "Due-On-Sale" and "Due-On-Encumbrance" Clauses

     In most cases, the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans will (or may at the lender's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, (b) provide that the Mortgage Loans may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. The Master Servicer or the Special Servicer, as applicable, will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or
(ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Master Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer's or the Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates from [(i) S&P with respect to Mortgage Loans that (A) represent more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such Mortgage Loan with respect to which the related borrower or its affiliate is a borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), (B) have a Stated Principal Balance that is more than [$35,000,000] or (C) are among the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance), or
(ii) Moody's with respect to any Mortgage Loan that (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) represent one of the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance)]. To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under "--Realization Upon Defaulted Mortgage Loans" and "--Modifications" in this prospectus supplement. The Special Servicer will have the right to consent to any assumption of a Mortgage Loan that is not a Specially Serviced Mortgage Loan and to any determination by the Master Servicer that in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to transfer or assumption of such Mortgage Loan have been satisfied; and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such assumption or substitution, in each case, to the extent described in this prospectus supplement under "--Special Servicing." In addition, the Special Servicer will also be required to obtain the consent of the Directing Certificateholder with respect to any assumption with respect to a Specially Serviced Mortgage Loan, to the extent described in this prospectus supplement under "--Special Servicing."

     In most cases, the Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) which by their terms (a) provide that the Mortgage Loans will (or may at the lender's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender, provided certain conditions are satisfied. The Master Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Master Servicer or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust or that in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives prior written confirmation from [S&P and Moody's] that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates[; provided, that in the case of S&P, such confirmation will only be required with respect to any Mortgage Loan that (1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund (or 5% if the aggregate Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund is less than $100 million), (2) has a Stated Principal Balance greater than $20,000,000,
(3) is one of the ten largest mortgage loans based on Stated Principal Balance,
(4) has a loan-to-value ratio (which includes additional debt of the related borrower, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage Ratio (which includes additional debt of the related borrower, if any) that is less than 1.20x or, in the case of Moody's, such confirmation will only be required with respect to any Mortgage Loan which (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) represent one of the ten largest Mortgage Loans in the Trust (based on its then Stated Principal Balance)]. To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund. The Special Servicer will have the right to consent to the waiver of any due-on-encumbrance clauses with regard to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and to any determination by the Master Servicer that the conditions to further encumbrance of a Mortgage Loan described in clause (c) of this paragraph have been satisfied, and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such waiver of a due-on-encumbrance clause, to the extent described in this prospectus supplement under "--Special Servicing." See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the prospectus. If the Special Servicer, in accordance with the Servicing Standard, (a) notifies the Master Servicer of its determination with respect to any Mortgage Loan, (which by its terms permits transfer, assumption or further encumbrance without lender consent, provided certain conditions are satisfied) that the conditions required under the related Mortgage Loan Documents have not been satisfied or (b) the Special Servicer objects in writing to the Master Servicer's determination that such conditions have been satisfied, then the Master Servicer shall not permit transfer, assumption or further encumbrance of such Mortgage Loan.

Inspections

     The Master Servicer (or with respect to any Specially Serviced Mortgage Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property serviced by it at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an allocated loan amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in [____]; provided, however, that if any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Mortgage Loan. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Trust Fund. The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.

Insurance Policies

     In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

               (i) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

               (ii) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

               (iii) the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan, as applicable, or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain or itself maintains such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Trust's expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

               (iv) if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

               (v) the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer's obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

               (vi) except as provided below (including under clause (vii)), in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Master Servicer in accordance with the Servicing Standard, not less frequently than annually, and the Master Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

               (vii) the reasonable efforts of the Master Servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to the Master Servicer on a force-placed basis;

               (viii) to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Trustee as lender has an insurable interest thereon; and

               (ix) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Certificateholder have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

     provided, however, that any determination by the Master Servicer that a particular type of insurance is not available at commercially reasonable rates will be subject to the approval of the Special Servicer and the Directing Certificateholder; provided, further, that the Master Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Special Servicer and the Directing Certificateholder; and, provided, further, that while approval is pending, the Master Servicer will not be in default or liable for any loss.

     Notwithstanding the provision described in clause (iv) above, the Master Servicer, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan, will be required to obtain the approval or disapproval of the Special Servicer and the Directing Certificateholder (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described herein under "--Modifications" and "--Special Servicing"). The Master Servicer will be entitled to conclusively rely on the determination of the Special Servicer.

     In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Master Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under "--Modifications" and "--Special Servicing." The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Master Servicer as described above with respect to a particular Mortgage Loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determination by the Master Servicer, with respect to that Mortgage Loan.

     With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under "--Advances" in this prospectus supplement) (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Certificateholder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct the Master Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. With respect to each Specially Serviced Mortgage Loan, the Special Servicer will be required to use commercially reasonable efforts to cause the related borrower to maintain the insurance set forth in clauses (a), (b) and/or (c) of this paragraph, as applicable, provided that if such borrower fails to maintain such insurance, the Special Servicer will be required to direct the Master Servicer to cause that coverage to be maintained under the Master Servicer's force-placed insurance policy. In such case, the Master Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the Master Servicer's existing force-placed policy.

     If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer (or its corporate parent) or Special Servicer has long-term unsecured debt obligations that are rated not lower than ["A" by S&P and "A2" by Moody's] and the Master Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

     The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Assignment of the Mortgage Loans

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Mortgage Loan Sellers pursuant to [___] separate mortgage loan purchase agreements (the "Mortgage Loan Purchase Agreements"). See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor's rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the custodian designated by the Trustee (the "Custodian"), the Note and certain other documents and instruments (the "Mortgage Loan Documents") with respect to each Mortgage Loan. The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days after the later of the Closing Date or actual receipt (but not later than 120 days after the Closing Date) and report any missing documents or certain types of defects therein to the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative and the related Mortgage Loan Seller. Each of the Mortgage Loan Sellers will retain a third party vendor (which may be the Trustee or the Custodian) to complete the assignment and recording of the related Mortgage Loan Documents to the Custodian. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation of the related Mortgage Loan Documents until the assignment and recordation of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

     In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

     Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement represent and warrant with respect to its respective Mortgage Loans, subject to certain exceptions set forth in its Mortgage Loan

Purchase Agreement, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1) the information pertaining to each Mortgage Loan set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

          (2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or any other interests or encumbrances of any nature whatsoever (other than certain servicing rights);

          (3) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

          (4) each Note, Mortgage and the assignment of leases (if it is a document separate from the Mortgage) executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower or guarantor (subject to any nonrecourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except (i) that certain provisions contained in such Mortgage Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan Documents invalid as a whole and such Mortgage Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (5) each assignment of leases creates a valid collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights under the leases, subject to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases and subject to the limitations on enforceability set forth in (4) above;

          (6) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the Note, Mortgage(s) or other agreements executed in connection with the Mortgage Loan, subject to limitations on enforceability set forth in (4) above, and as of the Closing Date, to the Mortgage Loan Seller's actual knowledge, no such rights have been asserted;

          (7) each related assignment of Mortgage and assignment of assignment of leases will constitute the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller, subject to the limitations on enforceability set forth in (4) above;

          (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject to the limitations on enforceability set forth in (4) above and subject to the title exceptions;

          (9) all real estate taxes and governmental assessments or charges that if left unpaid, would be a lien on the related Mortgaged Property and that prior to the Cut-off Date became delinquent have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

          (10) except as set forth in engineering reports, to the Mortgage Loan Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan;

          (11) each Mortgaged Property is covered by a title insurance policy (or a "pro forma" title policy or a "marked up" commitment) insuring that the related Mortgage is a valid first lien subject only to title exceptions.

     No claims have been made under such title insurance policy. Such title insurance policy is in full force and effect;

          (12) as of the date of the origination of each Mortgage Loan, the related Mortgaged Property was insured by all insurance coverage required under the related Mortgage and such insurance was in full force and effect at origination;

          (13) other than payments due but not yet 30 days or more delinquent, there exists no material default, breach, violation or event of acceleration under the related Mortgage Note or each related Mortgage, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation and warranty made by the Mortgage Loan Seller elsewhere in the related Mortgage Loan Purchase Agreement or any exception to any representation and warranty made in the Mortgage Loan Purchase Agreement;

          (14) each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any scheduled payment without giving effect to any applicable grace or cure period;

          (15) the Mortgaged Property, or any material portion thereof, is not the subject of, and no borrower is a debtor in, any state or federal bankruptcy or insolvency or similar proceeding;

          (16) the Mortgage Loan Documents provide for the acceleration of the related Mortgage Loan if, without the prior written consent of the holder of the Mortgage, either the Mortgaged Property or any direct equity interest in the borrower is directly or indirectly pledged, transferred or sold, other than by reason of certain exceptions which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions making loans secured by property that is comparable to the related Mortgaged Property or transfers that are subject to the approval of the holder of the Mortgage Loan;

          (17) since origination, no portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value, use or operation of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage:

          (18) one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the Mortgage Loan Seller and the Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18 months preceding the origination of the related Mortgage Loan, and the Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s), updates or transaction screens referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s);

          (19) each related Mortgage and assignment of leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or similar laws affecting the rights of creditors and the application of principles of equity;

          (20) except as set forth in the related Mortgage File, the terms of the related Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage; and

          (21) as of the date of origination and, to the Mortgage Loan Seller's actual knowledge, as of the Cut-off Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the related borrower or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such borrower's ability to pay principal, interest or any other amounts due under such Mortgage Loan or the security intended to be provided by the Mortgage Loan documents or the current use of the Mortgaged Property.

     The Pooling and Servicing Agreement requires that the Custodian, the Master Servicer, the Special Servicer or the Trustee notify the Depositor, the affected Mortgage Loan Seller, the Controlling Class Representative, the Custodian, the Master Servicer, the Special Servicer and the Trustee, as applicable, upon its becoming aware of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty contained in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates. Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Master Servicer, the Special Servicer, the Trustee or the Custodian or, in the case of a breach or defect that would cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of such breach or defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and not otherwise un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in such cross-collateralized group (and such other Mortgage Loan or Mortgage Loans so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected Mortgage Loan) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan or Mortgage Loans as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Mortgage Loans at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and unpaid Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in "--Special Servicing--Special Servicing Compensation" and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the "Repurchase Price") or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a "Replacement Mortgage Loan") for the affected Mortgage Loan (including any other Mortgage Loans which are cross-collateralized with such Mortgage Loan and are not otherwise un-crossed as described in clause (b) above and the immediately succeeding paragraph) (collectively, the "Removed Mortgage Loan") and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the Mortgage Loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     If one or more (but not all) of a group of cross-collateralized Mortgage Loans is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such Mortgage Loans; provided, that such Mortgage Loan Seller cannot effect such termination unless the Controlling Class Representative has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller a written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.

     Notwithstanding the foregoing, if there is a material breach or material defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each rating agency then rating the Certificates shall have provided written confirmation that such release would not cause the then-current ratings of the Certificates rated by it to be qualified, withdrawn or downgraded.

     A "Qualifying Substitute Mortgage Loan" is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan,
(iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan and (iv) is approved by the Controlling Class Representative.

     The obligations of the Mortgage Loan Sellers to repurchase, substitute or cure described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to an affected Mortgage Loan. None of the Master Servicer, the Special Servicer or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations. If such obligation is not met as to a Mortgage Loan that is not a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer

     The Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied, including obtaining written confirmation of each rating agency then rating any Certificates that such assignment or delegation in and of itself will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Master Servicer or Special Servicer may not otherwise resign from its obligations and duties as the Master Servicer or Special Servicer thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each rating agency then rating any Certificates that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the then-current rating assigned by such rating agency to any Class of Certificates. No such resignation may become effective until the Trustee or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

     The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer or the Special Servicer, or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Trust or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Certificateholder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer or the Special Servicer or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer and the Special Servicer will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer or the Special Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer and the Special Servicer and any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer and the Special Servicer will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. Each of the Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the Collection Account, to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement if each of the rating agencies then rating any Certificates has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such rating agency for any Class of Certificates.

Events of Default

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied (with interest) by 11:00 a.m. (New York City time) on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicer for any loss of income on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Master Servicer;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer's failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force-placed by the Master Servicer pursuant to the Pooling and Servicing Agreement and 5 days in the case of a failure to provide reports and items specified under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus, but solely with respect to the first time such reports and items are required to be provided) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure (other than the failure to provide reports and items specified under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30 or 45-day period, as applicable, will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) the Master Servicer or the Special Servicer has been removed from [S&P's] [Fitch's] approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such removal;

          (g) [a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;] and

          (h) [the Master Servicer or Special Servicer, or any primary servicer or sub-servicer appointed by the Master Servicer or Special Servicer, shall fail to deliver the items required to be delivered by such servicer under
     Item 1122 and 1123 of Regulation AB by the time provided for in the Pooling and Servicing Agreement.]

Rights Upon Event of Default

     If an Event of Default with respect to the Master Servicer or the Special Servicer, as applicable, occurs, then the Trustee may, and at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification and compensation as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Trust. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, then the Master Servicer will also be terminated as Special Servicer.

     On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee is not an "approved" servicer by any of the rating agencies for mortgage pools similar to the one held by the Trust, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates, as evidenced in writing by each rating agency then rating such Certificates, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer after consultation with the Directing Certificateholder, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses. All reasonable costs and expenses of the Trustee or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within [90] days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Trust Fund; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

     No Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the holders of Certificates (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the non-offered Certificates) made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates (provided, that such amendment does not adversely affect in any material respect the interests of any Certificateholder not consenting thereto) and (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder, confirmation in writing from each rating agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the holders of Certificates evidencing at least 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

Evidence of Compliance

     See "Description of the Pooling Agreements--Evidence of Compliance" in the prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring servicers to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement, as well as an attestation of compliance with certain servicing criteria and an accountant's attestation report with respect to such attestation. The servicers which will be required to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement in this transaction are [specify servicers].

Voting Rights

     At all times during the term of the Pooling and Servicing Agreement, [___]% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Regular Certificates (other than the Class [X-C] and the Class [X-P] Certificates) in proportion to the Certificate Balances of their Certificates, and [___]% of the Voting Rights shall be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class [X-C] and Class [X-P] Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

Sale of Defaulted Mortgage Loans

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan, if a payment default has occurred with respect to the related Balloon Payment, then after a Servicing Transfer Event has occurred with respect to such Balloon Payment default), the Special Servicer to determine the fair value of such Mortgage Loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan which is delinquent at least 60 days in respect of its Monthly Payments or more than 30 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The Special Servicer will be permitted to retain, at the expense of the Trust Fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Controlling Class Representative and the Special Servicer, in that order (only if the Controlling Class Representative or the Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller), will each have an assignable option to purchase the Defaulted Mortgage Loan from the Trust Fund (a "Purchase Option") at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related unreimbursed Property Advances and accrued and unpaid interest on such Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

     There can be no assurance that the Special Servicer's fair market value determination for any Defaulted Mortgage Loan will equal the amount that could have actually been realized in an open bid or will be equal to or greater than the amount that could have been realized through foreclosure or a workout of such Defaulted Mortgage Loan.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the Trust Fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, and (iv) a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation or warranty with respect to such Defaulted Mortgage Loan or a document defect in the related mortgage file.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Controlling Class Representative is affiliated with the Special Servicer, the Controlling Class Representative, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to an unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Master Servicer will be required to retain, at the expense of the Trust Fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of Defaulted Mortgage Loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

     [In addition, certain of the mortgage loans are subject to a purchase option, upon certain events of default in favor of a subordinate lender or mezzanine lender. Such option is exercisable at a price equal to the Purchase Price; provided, that if such option is exercised within [__] days after the occurrence of the relevant default, such price shall not include payment of the Liquidation Fee.]

Realization Upon Defaulted Mortgage Loans

     If a payment default or material non-monetary default on a Mortgage Loan has occurred or, in the Special Servicer's judgment with the consent of the Directing Certificateholder, a payment default or material non-monetary default is imminent, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

          (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, would be in the best economic interest of the Trust.

     Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

     If title to any Mortgaged Property is acquired by the Trust, the Special Servicer, on behalf of the Trust, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of such property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, generally will be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Regulations (such tax referred to herein as the "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

     Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any

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amounts withdrawn to make any permitted disbursements, to the Collection
Account, provided that the Special Servicer may retain in the REO Account permitted reserves.

     Under the Pooling and Servicing Agreement, the Trustee is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name for the benefit of the Certificateholders. Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan (such excess being "Excess Liquidation Proceeds"), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Modifications

     The Master Servicer or the Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Mortgage Loan and/or permit the release of the borrower on or any guarantor of any Mortgage Loan and/or permit any change in the management company or franchise with respect to any Mortgaged Property (each of the foregoing, a "Modification") without the consent of the Trustee or any Certificateholder (other than the Directing Certificateholder), subject, however, to each of the following limitations, conditions and restrictions:

               (i) other than with respect to the waiver of late payment charges or waivers in connection with "due-on-sale" or "due-on-encumbrance" clauses in the Mortgage Loans, as described under the heading "--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" above, neither the Master Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, as applicable, in the Master Servicer's or the Special Servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvements thereon) or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to a Specially Serviced Mortgage Loan, in the Special Servicer's judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders;

               (ii) the Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease with the consent of the Directing Certificateholder if the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders);

               (iii) neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of any Mortgage Loan that is not in default or with respect to which default is not reasonably foreseeable that would (A) be a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (provided that neither the Master Servicer nor the Special Servicer will be liable for judgments as regards decisions made under this subsection that were made in good faith and, unless it would constitute bad faith or negligence to do so, the Master Servicer or the Special Servicer, as applicable, may rely on opinions of counsel in making such decisions);

               (iv) neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless (i) the Master Servicer or the Special Servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as

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          the Master Servicer or the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and
          (ii) such addition/and or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any rating agency to any Class of Certificates; and

               (v) with limited exceptions, neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan;

provided that notwithstanding clauses (i) through (v) above, none of the Master Servicer or the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     The Special Servicer will have the right to consent to any Modification with regard to any Mortgage Loan that is not a Specially Serviced Mortgage Loan (other than certain non-material Modifications, to which the Master Servicer may agree without consent of any other party), and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such Modification, to the extent described in this prospectus supplement under "--Special Servicing." The Special Servicer is also required to obtain the consent of the Directing Certificateholder to any Modification with regard to any Specially Serviced Mortgage Loan to the extent described under "--Special Servicing--The Special Servicer" below.

     Subject to the provisions of the Pooling and Servicing Agreement, the Master Servicer, with the consent of the Directing Certificateholder, may extend the maturity of any Mortgage Loan with an original term to maturity of 5 years or less for up to two six-month extensions; provided, however, that the related borrower is in default with respect to the Mortgage Loan or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In addition, the Special Servicer may, subject to the Servicing Standard and with the consent of the Directing Certificateholder, extend the maturity of any Mortgage Loan that is not, at the time of such extension, a Specially Serviced Mortgage Loan, in each case for up to two years (subject to a limit of a total of four years of extensions); provided that a default on a Balloon Payment with respect to the subject Mortgage Loan has occurred.

     Any modification, extension, waiver or amendment of the payment terms will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Trust as holder of the Mortgage Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

     See also "--Special Servicing--The Special Servicer" below for a description of the Directing Certificateholder's rights with respect to reviewing and approving the Asset Status Report.

[Trigger Events

     [If applicable to any transaction, insert disclosure required by Item 1103(a)(3)(vii) of Regulation AB.]]

Optional Termination

     Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Master Servicer, and if the Master Servicer does not exercise its option, the Special Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than [ %] of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. [Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right.] The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of

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(A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and Trustee Fees and unpaid Trust expenses, and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month's interest thereon at the Mortgage Rate. The Trust may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class [R] and Class [LR] Certificates), including the Class [X C] and Class [X P] Certificates (provided, however, that the Class A through Class [D] Certificates are no longer outstanding), for the Mortgage Loans remaining in the Trust. Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

     Notice of any such termination is required to be given promptly by the Trustee by letter to the Certificateholders with a copy to the Master Servicer and each rating agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee from the Collection Account. The "Master Servicing Fee" will be payable monthly and will accrue at a rate per annum (the "Master Servicing Fee Rate") that is a component of the Servicing Fee Rate. The Master Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, "Servicing Compensation") (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents), (ii) to the extent permitted by applicable law and the related Mortgage Loans Documents, [50]% of any loan modification, extension and assumption fees (including any related application fees) (for as long as the Mortgage Loan is not a Specially Serviced Mortgage Loan at which point the Special Servicer will receive [100]% of such fees), [100]% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield Maintenance Charges), (iii) Net Prepayment Interest Excess, if any, and (iv) Net Default Interest and any late payment fees collected by the Master Servicer during a Collection Period on any non-Specially Serviced Mortgage Loan remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust relating to such Mortgage Loan. If a Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under "--Special Servicing." The primary servicing fee, Master Servicing Fee and the Trustee Fee will accrue on the same basis as the Mortgage Loans.

     In connection with any Master Servicer Prepayment Interest Shortfall, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under "Description of the Offered Certificates--Prepayment Interest Shortfalls."

     The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement). The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee payable to the Trustee.

Special Servicing

     The Directing Certificateholder. The Directing Certificateholder may at any time with or without cause terminate substantially all of the rights and duties of the Special Servicer and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. The Directing Certificateholder will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will be required to, promptly after receiving any such notice, notify the rating agencies. The designated replacement will become the replacement Special Servicer as of the date the Trustee has received: (i) written confirmation from each rating agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of its then-current ratings of any of the outstanding Classes of the Certificates, would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the Directing Certificateholder.

     The Directing Certificateholder will have no liability whatsoever to the Trust Fund or any Certificateholder (except that if the Directing Certificateholder is the Controlling Class Representative, other than to a Controlling Class Certificateholder and will have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the Controlling Class Representative will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties). By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in its own interest (and if the Directing Certificateholder is the Controlling Class Representative, the interests of the holders of the Controlling Class), that the Directing Certificateholder does not have any duties to the holders of any Class of Certificates (and if the Directing Certificateholder is the Controlling Class Representative, other than the Controlling Class), that the Directing Certificateholder that is not the Controlling Class Representative may take actions that favor its own interest over the interests of Certificateholders (and if the Directing Certificateholder is the Controlling Class Representative, such Directing Certificateholder may favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of Certificates), that the Directing Certificateholder that is not the Controlling Class Representative, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in its own interests (and if the Directing Certificateholder is the Controlling Class Representative, in the interests of the holders of the Controlling Class), and that the Directing Certificateholder will have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

     The "Controlling Class" will be, as of any date of determination, the Class of Principal Balance Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Class of Principal Balance Certificates as of the Closing Date. As of the Closing Date, the Controlling Class will be the Class [P] Certificates. For purposes of determining the Controlling Class, the Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B] and Class [A-1A] Certificates collectively will be treated as one Class.

     The "Directing Certificateholder" means:

     o    with respect to any Mortgage Loan, the Controlling Class
          Representative;

     o with respect to the [ ] and [ ] Loan, (a) prior to a Control Appraisal Event, the holder of the related subordinate mortgage loan and (b) so long as a Control Appraisal Event exists, the Controlling Class Representative;

     A "Control Appraisal Event" will occur with respect to the subordinate mortgage loan related to the [ ] or [ ] Loan if the outstanding principal balance thereof, after allocating all Appraisal Reduction Amounts with respect to such loan in reduction of such outstanding principal balance, is less than [25%] of the initial principal balance thereof.

     The "Controlling Class Representative" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

     Servicing Transfer Event. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) either (x) with respect to any Mortgage Loan other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan at its maturity date or, if the maturity date of such Mortgage has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if
(A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan and (D) the Controlling Class Representative consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; (iii) the date upon which the Master Servicer or the Special Servicer (with the Controlling Class Representative's consent) determines that a payment default or any other default under the applicable Mortgage Loan Documents that (with respect to such other default) would materially impair the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a Balloon Payment, for at least 30 days, (iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, the Mortgage Loan will no longer be a Specially Serviced Mortgage Loan and no Special Servicing Fees will be payable with respect thereto; (v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property; (vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (vii) a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) materially and adversely affects the interests of the Certificateholders, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or (viii) the date on which the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each, a "Servicing Transfer Event"); provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (each, a "Corrected Mortgage Loan") (A) with respect to the circumstances described in clauses (i) and (ii), above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     Asset Status Report. The Special Servicer will prepare a report (the "Asset Status Report") for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Master Servicer, the Controlling Class Representative and the rating agencies. If the Controlling Class Representative does not disapprove an Asset Status Report within 10 business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan Documents. The Controlling Class Representative may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders. If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. In any event, if the Controlling Class Representative does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report and in compliance with the Servicing Standard. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

     Certain Rights of the Controlling Class Representative. In addition to its rights and obligations with respect to Specially Serviced Mortgage Loans, the Special Servicer has the right to approve any modification, whether or not the applicable Mortgage Loan is a Specially Serviced Mortgage Loan, to the extent described above under "--Modifications" and to approve any waivers of due-on-sale or due-on-encumbrance clauses as described above under "--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses," whether or not the applicable Mortgage Loan is a Specially Serviced Mortgage Loan. With respect to non-Specially Serviced Mortgage Loans, the Master Servicer must notify the Special Servicer of any request for approval (a "Request for Approval") received relating to the Special Servicer's above-referenced approval rights and forward to the Special Servicer its written recommendation, analysis and any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in the Master Servicer's possession). The Special Servicer will have 10 business days (from the date that the Special Servicer receives the information it requested from the Master Servicer) to analyze and make a recommendation with respect to a Request for Approval with respect to a non-Specially Serviced Mortgage Loan and, immediately following such 10 business day period, is required to notify the Controlling Class Representative of such Request for Approval and its recommendation with respect

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thereto. Following such notice, the Controlling Class Representative will have five business days from the date it receives the Special Servicer recommendation and any other information it may reasonably request to approve any recommendation of the Special Servicer relating to any Request for Approval. In any event, if the Controlling Class Representative does not respond to a Request for Approval within the required 5 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. With respect to a Specially Serviced Mortgage Loan, the Special Servicer must notify the Controlling Class Representative of any Request for Approval received relating to the Controlling Class Representative's above-referenced approval rights and its recommendation with respect thereto. The Controlling Class Representative will have 10 business days to approve any recommendation of the Special Servicer relating to any such Request for Approval. In any event, if the Controlling Class Representative does not respond to any such Request for Approval within the required 10 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative.

     The Controlling Class may have conflicts of interest with other Classes of Certificates or with the Trust. The Controlling Class Representative has no duty to act in the interests of any Class other than the Controlling Class.

     Neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Regulations.

     The Master Servicer and the Special Servicer, as applicable, will be required to discuss with the Controlling Class Representative, on a monthly basis, the performance of any Mortgage Loan that (i) is a Specially Serviced Mortgage Loan, (ii) is delinquent, (iii) has been placed on a "Watch List" or
(iv) has been identified by the Master Servicer or Special Servicer, as exhibiting deteriorating performance.

     [The Depositor anticipates that an affiliate of the Special Servicer will purchase at least a majority of the initial Controlling Class and will be the initial Controlling Class Representative.]

     Special Servicing Compensation. Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to [____]% per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan and REO Loan (the "Special Servicing Fee").

     A "Workout Fee" will in general be payable to the Special Servicer with respect to each Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of, a "Workout Fee Rate" of [___]% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans that cease to be a Specially Serviced Mortgage Loan during the period that it had responsibility for servicing such Specially Serviced Mortgage Loan and that had ceased being a Specially Serviced Mortgage Loan (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

     A "Liquidation Fee" will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds ("Liquidation Proceeds"). As to each such Specially Serviced Mortgage Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from, and will

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be calculated by application of, a "Liquidation Fee Rate" of [___]% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

     o the purchase of any Specially Serviced Mortgage Loan or REO Property by the Special Servicer or the Controlling Class Representative,

     o the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or the Controlling Class Representative in connection with the termination of the Trust,

     o a repurchase of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain time periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

     o the purchase of a Mortgage Loan by the holder of any related mezzanine debt or subordinate debt unless the related mezzanine documents or intercreditor agreement require the purchaser to pay such fees.

     If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Mortgage Loan.

     In addition, the Special Servicer will be entitled to receive:

     o any loan modification, extension and assumption fees related to the Specially Serviced Mortgage Loans,

     o    any income earned on deposits in the REO Accounts,

     o [50%] of any extension fees, modification and assumption fees (including any related application fees) of non-Specially Serviced Mortgage Loans, and

     o any late payment fees collected by the Master Servicer during a Collection Period on any Specially Serviced Mortgage Loan remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust with respect to such Mortgage Loan.

Master Servicer and Special Servicer Permitted to Buy Certificates

     The Master Servicer and the Special Servicer, are permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer' or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Master Servicer' or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Master Servicer or Special Servicer will administer the Mortgage Loans in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Trustee Reports

     On each Distribution Date, the Trustee will be required to make available to each Certificateholder, the Depositor, the Master Servicer, the Special Servicer, each Underwriter, each rating agency and, if requested, any potential investors in the Certificates, a statement (a "Distribution Date Statement") based upon information provided by the Master Servicer and Special Servicer and delivered to the Trustee, in accordance with Commercial Mortgage Securities Association ("CMSA") guidelines setting forth, among other things:

          (a) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reduction of the Certificate Balance of the Certificates;

          (b) the amount of the distribution on the Distribution Date to the holders of each class of Certificates allocable to Interest Accrual Amount and Interest Shortfalls;

          (c) the aggregate amount of Advances made in respect of the Distribution Date [(including, to the extent material, the general use of funds advanced and general source of funds for reimbursements)];

          (d) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer[, the Primary Servicer] and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust Fund;

          (e) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

          (f) the number (as of the related and the next preceding Determination
     Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate [(and interest rates by distributional groups or ranges)] of the Mortgage Loans as of the related Determination Date;

          (g) the number and aggregate principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property [(and the information described in Item 1100(b)(5) of Regulation AB to the extent material)];

          (h) the value of any REO Property included in the Trust Fund as of the related Determination Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (i) the Available Funds for the Distribution Date[, and any other cash flows received on the mortgage loans and applied to pay fees and expenses] [(including the components of the Available Funds, or such other cash flows)];

          (j) [the amount of the distribution on the Distribution Date to the holders of any class of Certificates allocable to Prepayment Premiums Yield Maintenance Charges;]

          (k) the accrued Interest Accrual Amount in respect of each Class of Certificates for such Distribution Date;

          (l) the Pass-Through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

          (m) the Principal Distribution Amount [and any principal shortfall] for the Distribution Date;

          (n) the Certificate Balance [or Notional Amount, as the case may be,] of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

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          (o) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class [__] and Residual Certificates) immediately following the Distribution Date;

          (p) the amount of any Appraisal Reduction Amounts effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction Amount effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

          (q) [the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);]

          (r) the amount of any remaining unpaid Interest Shortfalls for the class as of the Distribution Date;

          (s) a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment since the previous Determination Date and the amount and the type of principal prepayment occurring;

          (t) a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

          (u) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Realized Losses;

          (v) the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date;

          (w) with respect to any Mortgage Loan as to which a liquidation occurred since the previous Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the Available Funds and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with the liquidation;

          (x) with respect to any REO Property included in the Trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Loan in connection with that determination;

          (y) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the prior Distribution Date;

          (z) the aggregate amount of interest on Property Advances paid to the Master Servicer, the Special Servicer and the Trustee since the prior Distribution Date;

          (aa) the original and then current credit support levels for each class of Certificates;

          (bb) the original and then current ratings for each class of Certificates;

          (cc) [payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB] [amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB and, if applicable, the remaining amount of coverage under such enhancement or support, if known];

          (dd) the amount of the distribution on the Distribution Date to the holders of the Class [__] and Residual Certificates;

          (ee) [the amount on deposit in each account established pursuant to the Pooling and Servicing Agreement before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);]

          (ff) the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

          (gg) [material breaches of mortgage loan representations and warranties of which the Trustee, Master Servicer or the Special Servicer has received written notice;]

          (hh) [material breaches of any covenants under the Pooling and Servicing Agreement of which the Trustee, the Master Servicer or the Special Servicer has received written notice;]

          (ii) [If applicable to any transaction, information regarding any tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met]; and

          (jj) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

     [In addition, the Trustee shall provide to the foregoing parties a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans." The Trustee will also be required to prepare a reconciliation of funds report, as specified in the Pooling and Servicing Agreement.]

     Certain information regarding the Mortgage Loans will be made accessible at the website maintained by the Trustee initially located at www._____ or such other mechanism as the Trustee may have in place from time to time. [In addition, the Trustee will make available on such website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system] [If SEC filings will not be made available on website, provide information regarding reasons why not and whether any transaction party will provide electronic or paper copies of such filings upon request without charge.] After all of the Certificates have been sold by the Underwriters, certain information will be made accessible on the website maintained by the Master Servicer as the Master Servicer may have in place from time to time.

Master Servicer Reports

     The Master Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to make available to each Certificateholder, the Depositor, each Underwriter, each rating agency, the Special Servicer, the Controlling Class Representative and, if requested, any potential investor in the Certificates, on each Distribution Date, the following CMSA reports:

     o    A "comparative financial status report."

     o    A "delinquent loan status report."

     o    A "historical loan modification and corrected mortgage loan report."

     o    A "historical liquidation report."

     o    An "REO status report."

     o    A "Master Servicer watch list."

     o    A loan level reserve/LOC report.

     In addition, the Master Servicer will deliver to the Trustee an additional monthly report regarding recoveries and reimbursements, if applicable, relating to, among other things, Workout Delayed Reimbursement Amounts.

     Subject to the receipt of necessary information from any subservicer, such loan by loan listing will be made available electronically in the form of the standard CMSA Reports; provided, however, the Trustee will provide

Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than four business days prior to the related Master Servicer Remittance Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     The Trustee, the Master Servicer and the Special Servicer will be indemnified by the Trust against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party.

     The Master Servicer is also required to deliver to the Trustee and the rating agencies the following materials, which Operation Statement Analysis Report and NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

          (a) Annually, on or before [June 30] of each year, commencing with [June 30], 200_, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis Report" together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year end, if available. The Master Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

          (b) Within 60 days of receipt by the Master Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual year end operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

     The Trustee is to make available a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Master Servicer upon request to the Depositor, each Underwriter, the Controlling Class Representative, each rating agency, the Certificateholders and the Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Trustee will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.

Other Information

     The Pooling and Servicing Agreement will require that the Trustee make available at its offices, during normal business hours, for review by any Certificateholder, the Depositor, the Master Servicer, the Special Servicer, any rating Agency or any potential investor in the Certificates, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Master Servicer and the Special Servicer to the Trustee since

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the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail "sales information," if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Master Servicer's, or the Special Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Trustee to the extent such documents are in the Trustee's possession.

Exchange Act Filings

     The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name "_______" [(Commission file no. ___)]. Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

                                 USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary and the discussion in the prospectus under the heading "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of Cadwalader, Wickersham & Taft LLP as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury as of the date hereof. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates. [Identify any material consequences upon which counsel has not been asked, or is unable, to opine.]

     Elections will be made to treat designated portions of the Trust and proceeds thereof (such non-excluded portion of the Trust, the "Trust REMICs"), as two separate REMICs within the meaning of Code Section 860D (the "Lower-Tier REMIC," the "Upper-Tier REMIC," respectively). The Lower-Tier REMIC will hold the Mortgage Loans proceeds thereof held in the Collection Account and the Interest Reserve Account, the uncertificated regular interest in the Loan REMIC, the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Account and any related REO Property, and will issue several uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC. The Class [LR] Certificates will represent the sole class of residual interests in the Loan REMIC and the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions on the

Lower-Tier Regular Interests will be deposited, and will issue the Class [X-C], Class [X-P], Class [A-1], Class [A-2], Class [A-3], Class [A-4], Class [A-AB], Class [A-5A], Class [A-5B], Class [A-1A], Class [A-J], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [J], Class [K], Class [L], Class [M], Class [N], Class [O] and Class [P] Certificates (the "Regular Certificates") as classes of regular interests, and the Class [R] Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, (iii) compliance with the [____] Pooling and Servicing Agreement and the [____] Pooling and Servicing Agreement and the continuing qualification of the REMICs governed thereby and (iv) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, the Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC, the Lower-Tier REMIC and the Loan REMIC. In addition, the portion of the Trust consisting of (i) the residual interest in the Loan REMIC and related amounts in the Grantor Trust Distribution Account will, in the opinion of Cadwalader, Wickersham & Taft LLP, be treated as a grantor trust under subpart E, Part I of subchapter J of the Code, and (i) the Class [LR] Certificates and (ii) the Class [A-1], Class [X-C] and Class [X-P] Certificates, respectively, will represent undivided beneficial interests therein.

     The Offered Certificates will be treated as "loans. . . secured by an interest in real property which is. . . residential real property" within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties and manufactured housing community properties (other than recreational vehicle resorts). As of the Cut-off Date, Mortgage Loans secured by multifamily properties (excluding mixed-use properties) and manufactured housing community properties represented approximately 26.24% of the Mortgage Loans by Initial Outstanding Pool Balance.

     The Offered Certificates will be treated as "real estate assets," within the meaning of Section 856(c)(5)(B) of the Code, for real estate investment trusts and interest thereon will be treated as "interest on mortgages on real property," within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the prospectus under the heading "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates."

     The Offered Certificates will be treated as "regular interests" in the Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

     The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the "OID Regulations"). Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing any original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class [X-P] Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Class (assuming the Weighted Average Net Mortgage Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over its issue price (including accrued interest from [_____________]). Any "negative" amounts of original issue discount on the Class [X-P] Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals or original issue discount, if any. Finally, a holder of any Class [X-P] Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

     Whether any holder of any Class of Offered Certificates, other than the Class [X-P] Certificates, will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. It is anticipated that the Offered Certificates, other than the Class [X-P] Certificates, will be issued at a premium for federal income tax purposes. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the prospectus.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR. See "Yield and Maturity
Considerations" in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or a Yield Maintenance Charge should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium or a Yield Maintenance Charge. For federal income tax reporting purposes, Prepayment Premiums and Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums and Yield Maintenance Charges only after the Master Servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain.

     For a discussion of the tax consequences of the acquisition ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or is a foreign estate or trust, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" in the prospectus.

                              ERISA CONSIDERATIONS

     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted an administrative exemption to [_____________] as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption ("PTE") 2002-41 (the "Exemption"), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the lead manager, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

     Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

          (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of S&P, Moody's or Fitch;

          (3) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

          (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          (5) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Trust must also meet the following requirements:

               (i) the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

               (ii) certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

               (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, then whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

     Moreover, the Exemption can provide relief from certain self-dealing/ conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, any Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the

Trust, any party considered a "sponsor" within the meaning of the Exemption, or any affiliate of such parties (the "Restricted Group").

     The lead manager believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the lead manager or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

     Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "Certain ERISA Considerations" in the prospectus.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

     See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated [_____________] (the "Underwriting Agreement"), between [Deutsche Bank Securities Inc.] [and] [____], (collectively, the "Underwriters") have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about [____], against payment therefor in immediately available funds.

     [Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, [one of] the sponsor[s], and of the depositor.] [Set forth any other affiliations between an underwriter and other transaction parties.]

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balances or Notional Balance, as applicable, of each class of Offered Certificates set forth below, subject in each case to a variance of 5%:
                       ------  ------  ------  ------  ------  ------
Class [A-1].........
Class [A-2].........
Class [A-3].........
Class [A-4].........
Class [A-AB]........
Class [A-5A]........
Class [A-5B]........
Class [A-1A]........
Class [X-P].........
Class [A-J].........
Class [B]...........
Class [C]...........
Class [D]...........

     The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately [____]% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Trustee discussed in this prospectus supplement under "The Pooling and Servicing Agreement-Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "The Pooling and Servicing Agreement-Reports to Certificateholders; Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                  LEGAL MATTERS

     The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by [Cadwalader, Wickersham & Taft LLP, New York,

New York]. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by [Cadwalader, Wickersham & Taft LLP, New York, New York].

                                     RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by [____]:

          Class                         [____]                 [____]
------------------------------- ----------------------- ----------------------
Class [A-1]...................
Class [A-2]...................
Class [A-3]...................
Class [A-4]...................
Class [A-AB]..................
Class [A-5A]..................
Class [A-5B]..................
Class [A-1A]..................
Class [X-P]...................
Class [A-J]...................
Class [B].....................
Class [C].....................
Class [D].....................

     [Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance [have been prepaid by the Depositor] [will be paid annually [by [__]] [from the Trust Fund].]]

     The "Rated Final Distribution Date" of each Class of Certificates is the Distribution Date in [_________].

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Default Interest or the timing or frequency of the receipt thereof. In general, the ratings address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class [X-P] Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class [X-P] Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class [X-P] Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class [X-P] Certificates. Accordingly, the ratings of the Class [X-P] Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of any of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, may be affected by changes thereon.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                   LEGAL ASPECTS OF MORTGAGE LOANS IN [STATE]

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in [____] (representing approximately [____]% of the Initial Outstanding Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

                             INDEX OF DEFINED TERMS


Advance Rate ..............................................................S-135

Advances ..................................................................S-134

Allocated Loan Amount ......................................................S-87

Annual Debt Service ........................................................S-74

Appraisal Reduction Amount ..........................................S-99, S-114

Appraisal Reduction Event .................................................S-114

Appraised Value ............................................................S-74

Asset Status Report .......................................................S-159

Assumed Final Distribution Date ...........................................S-110

Assumed Scheduled Payment .................................................S-101

Authenticating Agent .......................................................S-68

Available Funds ............................................................S-96

Balloon Balance ............................................................S-75

Bankruptcy Code ............................................................S-63

Base Interest Fraction ....................................................S-110

CBE .......................................................................S-127

Certificate Balance ........................................................S-92

Certificate Owners ........................................................S-118

Certificate Registrar .....................................................S-116

Certificateholder .........................................................S-116

Certificates ...............................................................S-92

Class ......................................................................S-92

Class A Certificates ......................................................S-114

Clearstream .........................................................S-30, S-116

Clearstream Participants ..................................................S-118

CMSA ......................................................................S-162

Collection Account ........................................................S-137

Collection Period ..........................................................S-98

Commission ................................................................S-166

Control Appraisal Event ...................................................S-158

Controlling Class .........................................................S-158

Controlling Class Certificateholder .......................................S-158

Controlling Class Representative ..........................................S-158

Corrected Mortgage Loan ...................................................S-159

CPR .......................................................................S-121

Crossover Date ............................................................S-109

Current LTV ................................................................S-75

Custodian .................................................................S-143

Cut-off Date Balance .......................................................S-69

Cut-off Date Loan-to-Value Ratio ...........................................S-75

Cut-off Date LTV ...........................................................S-75

Cut-off Date LTV Ratio .....................................................S-75

Debt Service Coverage Ratio ................................................S-76

Default Interest ...........................................................S-98

Default Rate ...............................................................S-98

Defaulted Mortgage Loan ...................................................S-151

Defeasance .................................................................S-89

Defeasance Collateral ......................................................S-89

Defeasance Loans ...........................................................S-87

Defeasance Lock-Out Period .................................................S-87

Defeasance Option ..........................................................S-89

Defeasance Period ..........................................................S-87

Definitive Certificate ....................................................S-116

Department ................................................................S-169

Depositaries ..............................................................S-117

Depositor ..................................................................S-69

Determination Date .........................................................S-98

Directing Certificateholder ...............................................S-158

Distribution Account ......................................................S-137

Distribution Date ..........................................................S-96

Distribution Date Statement ...............................................S-162

DSCR .......................................................................S-76

DTC ........................................................................S-30

Due Date ...................................................................S-99

ERISA .....................................................................S-168

Euroclear ..................................................................S-30

Euroclear Participants ....................................................S-118

Events of Default .........................................................S-148

Excess Liquidation Proceeds ...............................................S-154

Exemption .................................................................S-169

Fiscal Agent ...............................................................S-68

Form 8-K ...................................................................S-92

GAAP .......................................................................S-74

GACC .......................................................................S-61

GLA ........................................................................S-75

Holders ...................................................................S-118

Indirect Participants .....................................................S-117

Initial Loan Group 1 Balance ...............................................S-69

Initial Loan Group 2 Balance ...............................................S-70

Initial Outstanding Pool Balance ...........................................S-69

Interest Accrual Amount ....................................................S-99

Interest Accrual Period ....................................................S-99

Interest Rate ..............................................................S-75

Interest Reserve Account ..................................................S-137

Interest Shortfall .........................................................S-99

Liquidation Fee ...........................................................S-161

Liquidation Fee Rate ......................................................S-161

Liquidation Proceeds ......................................................S-161

Loan Group 1 ...............................................................S-69

Loan Group 2 ...............................................................S-69

Loan Groups ................................................................S-69

Loan-to-Value Ratio ........................................................S-75

Lock-Out Period ............................................................S-87

Lower-Tier Regular Interests ..............................................S-167

Lower-Tier REMIC ..........................................................S-167

LTV ........................................................................S-75

LTV Ratio at Maturity ......................................................S-75

MAI ........................................................................S-73

Master Servicer ............................................................S-64

Master Servicer Prepayment Interest Shortfall .............................S-112

Master Servicer Remittance Date ...........................................S-134

Master Servicing Fee ......................................................S-156

Master Servicing Fee Rate .................................................S-156

Modification ..............................................................S-154

Modified Mortgage Loan ....................................................S-115

Monthly Payment ............................................................S-97

Moody's ...................................................................S-137

Mortgage ...................................................................S-70

Mortgage Loan ..............................................................S-69

Mortgage Loan Documents ...................................................S-143

Mortgage Loan Purchase Agreement ...........................................S-71

Mortgage Loan Purchase Agreements .........................................S-143

Mortgage Loans .............................................................S-69

Mortgage Pool ..............................................................S-69

Mortgage Rate .......................................................S-75, S-100

Mortgaged Properties .......................................................S-69

Mortgaged Property .........................................................S-69

Net Default Interest .......................................................S-98

Net Mortgage Pass-Through Rate .............................................S-99

Net Operating Income .......................................................S-76

Net Prepayment Interest Excess ............................................S-113

Net Prepayment Interest Shortfall .........................................S-113

Net REO Proceeds ...........................................................S-98

NOI ........................................................................S-76

Nonrecoverable Advance ....................................................S-135

Note .......................................................................S-70

Notional Balance ...........................................................S-93

NRA ........................................................................S-75

Occupancy Rate .............................................................S-75

Offered Certificates .......................................................S-92

OID Regulations ...........................................................S-167

Option Price ..............................................................S-151

P&I Advance ...............................................................S-134

Pads .......................................................................S-76

Participants ..............................................................S-116

Pass-Through Rate ..........................................................S-99

Paying Agent ...............................................................S-68

Percentage Interest ........................................................S-96

Plan ......................................................................S-168

Planned Principal Balance .................................................S-109

Pooling and Servicing Agreement ...........................................S-132

Prepayment Interest Excess ................................................S-112

Prepayment Interest Shortfall .............................................S-112

Prepayment Premium .........................................................S-88

Prime Rate ................................................................S-135

Principal Balance Certificate ..............................................S-92

Principal Balance Certificates .............................................S-92

Principal Distribution Amount .............................................S-100

Principal Prepayments ......................................................S-98

Private Certificates .......................................................S-92

Property Advances .........................................................S-134

PTE .................................................................S-28, S-169

Purchase Option ...........................................................S-151

Qualifying Substitute Mortgage Loan .......................................S-146

Rated Final Distribution Date ................................S-16, S-111, S-172

Realized Loss .............................................................S-111

Record Date ................................................................S-96

Regular Certificates ......................................................S-167

Related Proceeds ..........................................................S-135

Release Date ...............................................................S-89

REMIC .....................................................................S-167

REMIC Regulations .........................................................S-166

Removed Mortgage Loan .....................................................S-146

REO Account ................................................................S-92

REO Loan ..................................................................S-101

REO Property ...............................................................S-92

REO Tax ...................................................................S-153

Replacement Mortgage Loan .................................................S-146

Repurchase Price ..........................................................S-146

Request for Approval ......................................................S-160

Reserve Accounts ...........................................................S-70

Restricted Group ..........................................................S-170

Rooms ......................................................................S-76

Rules .....................................................................S-117

Servicing Compensation ....................................................S-156

Servicing Fee Rate .........................................................S-75

Servicing Standard ........................................................S-133

Servicing Transfer Event ..................................................S-159

Similar Law ...............................................................S-168

Single-Tenant Mortgage Loan ................................................S-91

Small Loan Appraisal Estimate .............................................S-115

Special Servicer ...........................................................S-65

Special Servicing Fee .....................................................S-160

Specially Serviced Mortgage Loan ..........................................S-158

Sq. Ft. ....................................................................S-75

Square Feet ................................................................S-75

Stated Principal Balance ..................................................S-112

Subordinate Certificates ..................................................S-113

Term to Maturity ...........................................................S-75

Terms and Conditions ......................................................S-118

Treasury Regulations ......................................................S-167

Trust ................................................................S-63, S-69

Trust Fund .................................................................S-69

Trust REMICs ..............................................................S-166

Trustee ....................................................................S-66

Trustee Fee ................................................................S-66

Trustee Fee Rate ...........................................................S-66

Underwriters ..............................................................S-171

Underwriting Agreement ....................................................S-171

Underwritten NCF ...........................................................S-75

Underwritten NCF DSCR ......................................................S-76

Underwritten Net Cash Flow .................................................S-75

Units ......................................................................S-76

Unliquidated Advance ......................................................S-136

Unscheduled Payments .......................................................S-97

Updated Appraisal .........................................................S-115

UW NCF .....................................................................S-75

UW NCF DSCR ................................................................S-76

UW Revenue .................................................................S-77

Voting Rights .............................................................S-151

Weighted Average Net Mortgage Pass-Through Rate ............................S-99

Withheld Amounts ..........................................................S-137

Workout Fee ...............................................................S-160

Workout Fee Rate ..........................................................S-160

Workout-Delayed Reimbursement Amount ......................................S-136

Yield Maintenance Charge ...................................................S-88

Yield Maintenance Loans ....................................................S-87

Yield Maintenance Lock-Out Period ..........................................S-87

Yield Maintenance Period ...................................................S-88

                                    ANNEX A-1

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

---------------------------------------------------------------------------------------------------------------------------


                    % of       Loan         % of
                    Initial    Group     Applicable                 Mortgage               Cut-off    General     Detailed
        Property    Pool       One or    Loan Group      # of         Loan      Original   Date       Property    Property
  ID       Name      Balance     Two      Balance     Properties     Seller      Balance    Balance      Type        Type
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------
                        Aggregate
                          Master                  Original       Stated
                        Servicing/                Term to      Remaining
                         [Primary      Interest   Maturity      Term to        Original
          Interest    Servicing] and   Accrual    or ARD*     Maturity or    Amortization
  ID        Rate     Trustee Fee Rate    Basis      (mos.)     ARD (mos.)    Term (mos.)
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
    Remaining                                    Annual                      Remaining                                Crossed
  Amortization        First        Maturity       Debt        Monthly      Interest Only                ARD         with Other
   Term (mos.)     Payment Date  Date or ARD     Service    Debt Service   Period (mos.)     Lockbox     (Yes/No)      Loans
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------
    Remaining
  Amortization      Related                         Grace                                 Cut-off Date
   Term (mos.)      Borrower         DSCR          Period     Payment Date   Appraised      LTV Ratio
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
                                                                                                      Net
                                                                                                    Rentable
   LTV Ratio at                                                                                       Area       Units of
   Maturity/ARD       Address        City        County        State      Zip Code   Year Built     SF/Units      Measure
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------

                       Loan per Net      Prepayment                                             Third Most
   LTV Ratio at          Rentable      Provisions (#    Fourth Most     Fourth     Third Most   Recent NOI
   Maturity/ARD        Area SF/Units    of payments)     Recent NOI   Recent NOI   Recent NOI      Date
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------

               Second
               Most                    Most
 Second Most   Recent      Most        Recent       Underwritten     Underwritten    Underwritten     Underwritten    Underwritten
 Recent NOI     NOI Date   Recent NOI   NOI Date         NOI           Revenue            EGI           Expenses        Reserves
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------



 Second Most    Underwritten     Underwritten     Largest                 Lease
 Recent NOI         TI/LC       Net Cash Flow     Tenant        SF      Expiration
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------


*          ARD = Anticipated Repayment Date


                                     A-1-1

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                           Upfront
  2nd Largest                       Lease      3rd Largest                      Lease        Occupancy     Occupancy     Replacement
    Tenant            SF         Expiration       Tenant          SF         Expiration        Rate        as-of Date     Reserves
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------

                            Monthly
  2nd Largest             Replacement                      Monthly     Monthly Tax
    Tenant                  Reserves     Upfront TI/LC     TI/LOC         Escrow
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------

                                        Upfront
                                      Engineering      Environmental       Engineering      Appraisal as-of      Sponsor of
    Monthly Insurance Escrow            Reserve         Report Date        Report Date           Date             Borrower
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------


                                      A-1-2

                                    ANNEX A-2

    CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS





                                      A-2-1

                                    ANNEX A-3

  RATES USED IN DETERMINATION OF THE CLASS X-C AND CLASS X-P PASS THROUGH RATES


---------------------------------------- -------------------------------------- --------------------------------------
                 DATE                                   PERIOD                                 RATE %
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------


                                     A-3-1

                                    ANNEX A-4

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
        Date               Period             Balance              Date               Period             Balance
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------




                                     A-4-1

                                    ANNEX B-1

                           SIGNIFICANT MORTGAGE LOANS
                           [Form of Loan Description]


---------------------------------------------------------
               Mortgage Loan Information
---------------------------------------------------------
Loan Seller:
Loan Purpose:
Shadow Rating (S/M):
Original Loan Balance:
Cut-off Loan Balance:
% by Initial UPB:
Interest Rate:
Payment Date:
First Payment Date:
Maturity Date:
Amortization:
Call Protection:
Sponsor:
Borrower:
Lockbox:                   [Hard]
Initial Reserves:          [None]
Monthly Reserves:          [None]
---------------------------------------------------------



-----------------------------------------------------------------
                 Financial Information(1)
-----------------------------------------------------------------
                            Senior Component    First Mortgage
-----------------------------------------------------------------
Loan Balance:
Loan Balance/sq. ft.:
LTV:
Balloon LTV:
DSCR:
-----------------------------------------------------------------




------------------------------------------------------------------
                      Property Information
-----------------------------------------------------------------
Single Asset / Portfolio:
Property Type:
Collateral:
Location:
Year Built / Renovated:
Collateral sq. ft.:
Property Management:
Occupancy (as of  ):
Underwritten Net Cash Flow:
Appraised Value:
Appraisal Date:
-----------------------------------------------------------------


                                     B-1-1

The [_____] Loan

     The Loan. The [_____] loan is a [__]-year [interest only] loan secured by a first priority mortgage on the borrower's [fee simple][leasehold] interest in [_____] sq. ft. of a [_____] sq. ft. [describe property] located in [_____].

     The Borrower. The borrower is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by [_____].

     The Property. The [________] Property consists of the [name of property] located in [city, state]. [The [________] Property [consists of approximately [___] square feet][is situated on approximately [___] acres and includes [___] parking spaces]. As of [ _____, 200__], the overall occupancy of the [________] Property was [___]%. See "--Lease Summary" below.

     The [________] Property is primarily used for [multifamily, retail, office, mixed use, self storage, and/or industrial] purposes. [Describe principal businesses, occupations and professions carried on in, or from, the property.] [Describe features of property. I.e., if the property is retail, discuss anchors; if the property is a hotel, discuss amenities; and if the property is multifamily, discuss property features (pool, garden, fitness room, etc.).]

     [Describe the existence, construction and/or proximity of competing properties in the applicable market. I.e., if the property is retail, discuss competing retail properties and competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; if the property is a hotel, discuss the existence and/or construction of competing hotel properties; and if the property is multifamily, discuss the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes.]

     [The borrower [or lessee] contemplates certain renovations, improvements and/or developments relating to the [________] Property. [Describe scope of renovations/improvements/developments.] The costs of these renovations, improvements and/or developments are estimated to be $[_____], which costs will be paid for [with a portion of the proceeds from the [________] Loan or will be financed under [name governing agreement or program]].] [Describe principal businesses, occupations or professions carried on at the property if not covered by tenant chart below.]

     Lease Expiration. The following chart sets forth certain lease information at the [________] Property for each of the indicated years (assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the schedule expiration date):


------------------------ --------------------- --------------------- --------------------- ---------------------
                                                Total Area Covered      Annual Rental         % Gross Annual
                          # Leases Scheduled    by Expiring Leases      Represented by      Rental Represented
         Year                 To Expire                (SF)            Expiring Leases      by Expiring Leases
------------------------ --------------------- --------------------- --------------------- ---------------------
        [2005]                      ___                   ___                $___                  ___%
------------------------ --------------------- --------------------- --------------------- ---------------------
        [2006]                      ___                   ___                $___                  ___%
------------------------ --------------------- --------------------- --------------------- ---------------------
        [2007]                      ___                   ___                $___                  ___%
------------------------ --------------------- --------------------- --------------------- ---------------------
        [2008]                      ___                   ___                $___                  ___%
------------------------ --------------------- --------------------- --------------------- ---------------------
        [2009]                      ___                   ___                $___                  ___%
------------------------ --------------------- --------------------- --------------------- ---------------------
        [2010]                      ___                   ___                $___                  ___%
------------------------ --------------------- --------------------- --------------------- ---------------------
        [2011]                      ___                   ___                $___                  ___%
------------------------ --------------------- --------------------- --------------------- ---------------------
        [2012]                      ___                   ___                $___                  ___%
------------------------ --------------------- --------------------- --------------------- ---------------------
        [2013]                      ___                   ___                $___                  ___%
------------------------ --------------------- --------------------- --------------------- ---------------------
        [2014]                      ___                   ___                $___                  ___%
------------------------ --------------------- --------------------- --------------------- ---------------------


                                     B-1-2

[___] tenants occupy 10% or more, but less than 100%, of the total rentable space at the [________] Property. The following chart summarizes significant lease provisions for each of these major tenants:

--------- ------------------- ---------------- --------------------- ----------- ---------------- ---------------
             Total Rentable   % Total Rentable  Principal Nature of              Lease Expiration Renewal Options
 Tenant   Space Occupied (SF)  Space Occupied        Business        Annual Rent      Date           (if any)
--------- ------------------- ---------------- --------------------- ----------- ---------------- ---------------
                  ---               ---%               [                   $---
--------- ------------------- ---------------- --------------------- ----------- ---------------- ---------------

     Historical Occupancy. [Set forth table of historical occupancy for last five years.]

     Historical Effective Annual Rent. [Set forth table of average effective annual rental per square foot or unit for each of last 3 years prior to filing.]

     Property Management. The [________] Property is managed by [_________]. The management agreement generally provides for a management fee of [__]% of revenues per annum which is subordinated to the [________] Loan. [The management of the [________] Property will be performed by either [_______], or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the [________] Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates.] The lender under the [________] Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the [________] Loan. [________] manages [___] [type of property]. [________] is headquartered in [______].

     Property Management: The property is managed by [______], an affiliate of the borrower.

     Reserves: [Describe any amounts to be deposited or reserves to be maintained pursuant to the related loan documents and the circumstances under which disbursements may be made from such accounts.]

     Current Mezzanine or Subordinate Indebtedness. [Describe any subordinate financing that is secured by the related Mortgaged Property or any applicable Mezzanine Financing.] [Describe any prior/second liens.]

     [Describe any other material terms of loan documents.]

     Future Mezzanine or Subordinate Indebtedness.  [Describe.]


                                     B-1-3

                                     ANNEX C

          Global Clearance, Settlement and Tax Documentation Procedures

     Except in limited circumstances, the globally offered COMM 200_-, Commercial Mortgage Pass-Through Certificates, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

     All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between Participants. Secondary market trading between Participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including ____) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including ___) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                    (A) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                    (B) providing any other information, certifications, or
               statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
               Regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section
          1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

================================================================================
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any authorized information or representations. This prospectus and prospectus supplement is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

                        --------------------------------


                                TABLE OF CONTENTS

                              Prospectus Supplement

Executive Summary ...........................................................S-3

Summary of the Prospectus Supplement ........................................S-9

The Mortgage Pool ..........................................................S-21

Risk Factors ...............................................................S-31

The Sponsor[s], Mortgage Loan Seller[s] and
   Originator[s] ...........................................................S-61

The Depositor ..............................................................S-62

The Issuing Entity .........................................................S-63

The Master Servicer ........................................................S-64

Primary Servicing ..........................................................S-65

[Affiliated Sub-Servicers] .................................................S-65

[Significant Sub-Servicers] ................................................S-65

The Special Servicer .......................................................S-65

The Trustee ................................................................S-66

[Paying Agent, Certificate Registrar and
   Authenticating Agent] ...................................................S-68

[The Fiscal Agent ..........................................................S-68

[Certain Legal Proceedings] ................................................S-69

Description of the Mortgage Pool ...........................................S-69

Description of the Offered Certificates ....................................S-92

[The [Identify Credit Enhancement, Liquidity
   Support or Derivatives Instrument] .....................................S-118

Yield and Maturity Considerations .........................................S-119

The Pooling and Servicing Agreement .......................................S-132

Use of Proceeds ...........................................................S-165

Certain Federal Income Tax Consequences ...................................S-165

ERISA Considerations ......................................................S-167

Legal Investment ..........................................................S-169

Method of Distribution ....................................................S-169

Legal Matters .............................................................S-170

Ratings ...................................................................S-171

Legal Aspects of Mortgage Loans in [State] ................................S-172

Index of Defined Terms ....................................................S-173

Until the date that is ninety days from the date of this prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
================================================================================


================================================================================


                            $[________] (Approximate)


                                 [_____________]



                                 [_____________]

                                COMM 200[_]-C[_]


                               Commercial Mortgage
                            Pass-Through Certificates



                ------------------------------------------------
                              PROSPECTUS SUPPLEMENT
                ------------------------------------------------




                                 [_____________]



================================================================================

                Deutsche Mortgage & Asset Receiving Corporation,
                                    Depositor

                 Commercial Mortgage Pass-Through Certificates,
                (Issuable in Series By Separate Issuing Entities)


                            ------------------------


   Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

   o   various types of multifamily or commercial mortgage loans,

   o mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

   o   a combination of the assets described above.

   The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

   If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

   The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

   Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   You should review the information appearing on page 16 in this prospectus under the caption "Risk Factors" and under the caption "risk factors" in the related prospectus supplement before purchasing any offered certificate.

   We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

   This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series.

                            ------------------------

                The date of this prospectus is February 28, 2006

            Important Notice About Information In This Prospectus And
                     The Accompanying Prospectus Supplement

   Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

   Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

   Incorporation of Certain Information By Reference and Available Information

   With respect to any series of certificates by this prospectus, there are incorporated herein by reference all documents and reports filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at
(212) 250-2500.

   Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

   You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission's Web site (http://www.sec.gov).

                                TABLE OF CONTENTS

SUMMARY OF PROSPECTUS........................................................7
RISK FACTORS................................................................16
   The Lack of Liquidity May Make it Difficult for You to Resell Your
      Offered Certificates and May Have an Adverse Effect on the Market
      Value of Your Offered Certificates....................................16
   The Trust Fund's Assets May Be Insufficient To Allow For Payment In
      Full On Your Certificates.............................................16
   Any Credit Support for Your Offered Certificates May Be Insufficient
      to Protect You Against All Potential Losses...........................17
   Prepayments May Reduce The Average Life of Your Certificates.............17
   Prepayments May Reduce the Yield on Your Certificates....................18
   Ratings Do Not Guaranty Payment..........................................18
   The Prospective Performance of the Commercial and Multifamily
      Mortgage Loans Included in Each Trust Should Be Evaluated
      Separately from the Performance of the Mortgage Loans in any of our Other Trusts......................................................19
   Commercial and Multifamily Mortgage Loans Are Subject to Certain
      Risks Which Could Adversely Affect the Performance of Your
      Offered Certificates..................................................19
   Some Certificates May Not Be Appropriate for ERISA Plans.................24
   Residual Interests in a Real Estate Mortgage Investment Conduit Have
      Adverse Tax Consequences..............................................24
   Certain Federal Tax Considerations Regarding Original Issue Discount.....25
   Bankruptcy Proceedings Entail Certain Risks..............................25
   Book-Entry System for Certain Classes May Decrease Liquidity and
      Delay Payment.........................................................26
   Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool..........26
   Termination of the Trust Fund Could Affect the Yield on Your Offered
      Certificates..........................................................26
THE SPONSOR.................................................................27
   General..................................................................27
   GACC's Securitization Program............................................27
   GACC's Underwriting Standards............................................28
   Servicing................................................................30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS.......................30
THE DEPOSITOR...............................................................30
DESCRIPTION OF THE TRUST FUNDS..............................................30
   General..................................................................30
   Mortgage Loans...........................................................31
   MBS......................................................................36
   Certificate Accounts.....................................................37
   Credit Support...........................................................37
   Cash Flow Agreements.....................................................38
YIELD AND MATURITY CONSIDERATIONS...........................................38
   General..................................................................38
   Pass-Through Rate........................................................39
   Payment Delays...........................................................39
   Certain Shortfalls in Collections of Interest............................39
   Yield and Prepayment Considerations......................................39
   Weighted Average Life and Maturity.......................................41
   Other Factors Affecting Yield, Weighted Average Life and Maturity........42
DESCRIPTION OF THE CERTIFICATES.............................................44
   General..................................................................44
   Distributions............................................................44
   Distributions of Interest on the Certificates............................45
   Distributions of Principal of the Certificates...........................46
   Distributions on the Certificates in Respect of Prepayment Premiums
      or in Respect of Equity Participations................................47
   Allocation of Losses and Shortfalls......................................47
   Advances.................................................................47

   Reports to Certificateholders............................................48
   Voting Rights............................................................49
   Termination..............................................................50
   Book-Entry Registration and Definitive Certificates......................50
DESCRIPTION OF THE POOLING AGREEMENTS.......................................53
   General..................................................................53
   Assignment of Mortgage Loans; Repurchases................................53
   Representations and Warranties; Repurchases..............................55
   Collection and Other Servicing Procedures................................56
   Primary Servicers and Sub-Servicers......................................57
   Certificate Account......................................................58
   Modifications, Waivers and Amendments of Mortgage Loans..................60
   Realization upon Defaulted Mortgage Loans................................61
   Hazard Insurance Policies................................................62
   Due-on-Sale and Due-on-Encumbrance Provisions............................63
   Servicing Compensation and Payment of Expenses...........................63
   Evidence as to Compliance................................................64
   Certain Matters Regarding the Master Servicer, the Special Servicer,
      the REMIC Administrator and the Depositor.............................65
   Events of Default........................................................66
   Rights upon Event of Default.............................................66
   Amendment................................................................67
   List of Certificateholders...............................................68
   The Trustee..............................................................68
   Duties of the Trustee....................................................68
   Certain Matters Regarding the Trustee....................................69
   Resignation and Removal of the Trustee...................................69
   Additional Parties to the Agreements.....................................69
DESCRIPTION OF CREDIT SUPPORT...............................................70
   General..................................................................70
   Subordinate Certificates.................................................70
   Cross-Support Provisions.................................................71
   Letter of Credit.........................................................71
   Insurance or Guarantees with Respect to Mortgage Loans...................71
   Certificate Insurance and Surety Bonds...................................71
   Reserve Funds............................................................71
   Credit Support with Respect to MBS.......................................72
CASH FLOW AND DERIVATIVES AGREEMENTS........................................72
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................................72
   General..................................................................72
   Types of Mortgage Instruments............................................73
   Leases and Rents.........................................................73
   Personalty...............................................................73
   Foreclosure..............................................................74
   Bankruptcy Laws..........................................................77
   Environmental Considerations.............................................79
   Due-on-Sale and Due-on-Encumbrance Provisions............................81
   Junior Liens; Rights of Holders of Senior Liens..........................81
   Subordinate Financing....................................................81
   Default Interest and Limitations on Prepayments..........................81
   Applicability of Usury Laws..............................................82
   Certain Laws and Regulations.............................................82
   Americans with Disabilities Act..........................................82
   Servicemembers Civil Relief Act..........................................83
   Forfeitures in Drug and RICO Proceedings.................................83
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................84

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES......................84
   General..................................................................84
   Status of REMIC Certificates.............................................85
   Qualification as a REMIC.................................................85
   Taxation of Regular Certificates.........................................87
      General...............................................................87
      Original Issue Discount...............................................87
      Acquisition Premium...................................................89
      Variable Rate Regular Certificates....................................89
      Deferred Interest.....................................................90
      Market Discount.......................................................90
      Premium...............................................................91
      Election to Treat All Interest Under the Constant Yield Method........91
      Sale or Exchange of Regular Certificates..............................92
      Treatment of Losses...................................................92
   Taxation of Residual Certificates........................................93
      Taxation of REMIC Income..............................................93
      Basis and Losses......................................................94
      Treatment of Certain Items of REMIC Income and Expense................95
      Limitations on Offset or Exemption of REMIC Income....................96
      Tax-Related Restrictions on Transfer of Residual Certificates.........96
      Sale or Exchange of a Residual Certificate...........................100
      Mark to Market Regulations...........................................100
   Taxes that May be Imposed on the REMIC Pool.............................100
      Prohibited Transactions..............................................100
      Contributions to the REMIC Pool After the Startup Day................101
      Net Income from Foreclosure Property.................................101
   Liquidation of the REMIC Pool...........................................101
   Administrative Matters..................................................101
   Limitations on Deduction of Certain Expenses............................102
   Taxation of Certain Foreign Investors...................................102
      Regular Certificates.................................................102
      Residual Certificates................................................103
   Backup Withholding......................................................104
   Reporting Requirements..................................................104
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
   ELECTION IS MADE........................................................105
   Standard Certificates...................................................105
      General..............................................................105
      Tax Status...........................................................105
      Premium and Discount.................................................106
      Recharacterization of Servicing Fees.................................106
      Sale or Exchange of Standard Certificates............................107
   Stripped Certificates...................................................107
      General..............................................................107
      Status of Stripped Certificates......................................109
      Taxation of Stripped Certificates....................................109
   Reporting Requirements and Backup Withholding...........................111
   Taxation of Certain Foreign Investors...................................111
   Reportable Transactions.................................................111
STATE, LOCAL AND OTHER TAX CONSEQUENCES....................................112
CERTAIN ERISA CONSIDERATIONS...............................................112
   General.................................................................112
   Plan Asset Regulations..................................................112
   Prohibited Transaction Exemptions.......................................113
   Tax Exempt Investors....................................................116

LEGAL INVESTMENT...........................................................116
USE OF PROCEEDS............................................................118
METHOD OF DISTRIBUTION.....................................................118
LEGAL MATTERS..............................................................119
FINANCIAL INFORMATION......................................................120
RATING.....................................................................120
INDEX OF DEFINED TERMS.....................................................121

                              SUMMARY OF PROSPECTUS

   This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered........... Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under "--The Mortgage Assets."

                              Relevant Parties

Who We Are................... Deutsche Mortgage & Asset Receiving Corporation, a
                              Delaware corporation. See "The Depositor." Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is
                              (212) 250-2500.

Issuing Entity............... The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee...................... The trustee for each series of certificates will be named in the related prospectus supplement. See "Description of the Pooling Agreements--The Trustee."

Master Servicer.............. If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor."

Special Servicer............. If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See "Description of the Pooling Agreements--Collection and Other Servicing Procedures."

MBS Administrator............ If  a  trust   fund   includes   mortgage-backed
                              securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator.......... The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor."

Other Parties................ If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors..................... The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an affiliate of the depositor.

Sellers...................... The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators.................. If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

                       Information About The Mortgage Pool

The Mortgage Assets.......... The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

                              o various types of multifamily or commercial mortgage loans,

                              o   mortgage participations, pass-through
                                  certificates or other mortgaged-backed
                                  securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

                              o   a combination of the assets described above.

                              The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

                              If the related prospectus supplement so provides, a mortgage loan:

                              o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

                              o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

                              o may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

                              o may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, and

                              o   may provide for payments of principal,
                                  interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

                              Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. See "Description of the Trust Funds--Mortgage Loans."

                              If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements."

                              If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust Funds--MBS."

                       Information About The Certificates

The Certificates............. Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

                              The certificates of each series may consist of one or more classes of certificates that, among other things:

                              o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                              o are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

                              o are entitled to distributions of interest, with disproportionate nominal or no distributions of principals;

                              o provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

                              o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                              o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

                              o provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

                              o provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                              If so specified in the related prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See "Risk Factors--Prepayments May Reduce the Average Life of Your Certificates" and "--Prepayments May Reduce the Yield on Your Certificates."

                              If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                              The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See "Risk Factors -- Limited Assets."

Distributions of
  Interest on the
  Certificates............... Each class of certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, variable or adjustable interest rate. The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

                              Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk Factors --Prepayments May Reduce the Average Life of Your Certificates" and "--Prepayments May Reduce the Yield on Your Certificates," "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" and "Description of the Certificates--Distributions of Interest on the Certificates."

Distributions of
  Principal of the
  Certificates............... Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

                              As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

                              o may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                              o may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

                              o may be made, subject to certain limitations, based on a specified principal payment schedule.

                              Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See "Description of the
                              Certificates--Distributions of Principal of the Certificates."

Credit Support and Cash
  Flow Agreements............ Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

                              o   a letter of credit,

                              o   a loan insurance policy,

                              o   a certificate insurance policy

                              o   a guarantee,

                              o   cross-support provisions,

                              o   a surety bond,

                              o   a reserve fund, or

                              o   a combination of the items described above.

                              In addition, a trust fund may include:

                              o guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

                              o interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

                              The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See "Risk Factors--Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses," "Description of the Trust Funds--Credit Support" and "--Cash Flow Agreements" and "Description of Credit Support."

Advances..................... If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Advances." Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See "Description of the Certificates--Advances."

                              If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination......... If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word "callable." See "Description of the Certificates--Termination" in this prospectus.

Repurchases and
  Substitutions of
  Mortgage Assets;
  Acquisition of
  Additional Mortgage Assets. If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See "Description of the Pooling Agreements--Assignment of Mortgage Loans--Repurchases" and "--Representations and Warranties--Repurchases" herein.

                              In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. See "Description of the Pooling
                              Agreements--Realization Upon Defaulted Mortgage Loans" herein.

                              In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                              If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

Registration of
  Book-Entry
  Certificates............... If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Certain Federal Income
  Tax
  Consequences............... The Certificates of each series will constitute or evidence ownership of either:

                              o "regular-interests" and "residual interests" in a trust fund, or a designated portion thereof, treated as "real estate mortgage investment conduit" under Sections 860A through 860G of the Internal Revenue Code of 1986, or

                              o interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

                              You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review "Certain Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA Considerations......... If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of

                              1986. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

Legal Investment............. Your offered certificates will constitute
                              "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates and should consult your legal advisor to determine the suitability and consequences of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating....................... At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in the related prospectus supplement.

                                  RISK FACTORS

   In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

   The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

   Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination."

   The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

   The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading "Description of the Certificates--Reports to Certificateholders." We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

   The Market Value of Your Offered Certificates May Be Adversely Affected by Fluctuations in Prevailing Interest Rates. Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

   o the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

   o   prevailing interest rates.

   The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

   The Trust Fund's Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

   Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

   Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

   Disproportionate Benefits May Be Given to Certain Classes and Series. A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

   The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See "Description of the Certificates-- Allocation of Losses and Shortfalls" and "Description of Credit Support." If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Prepayments May Reduce The Average Life of Your Certificates

   As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

   The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

   o to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

   o   to a disproportionately large share of such prepayments, or

   o   to a disproportionately small share of such prepayments.

   If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

   A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates

   Your offered certificates may be offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. See "Yield and Maturity Considerations."

Ratings Do Not Guaranty Payment

   Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund.

   The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

   In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See "Description of Credit Support" and "Rating."

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

   While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

   As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "static pool data"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

   Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" Commercial and multifamily lending typically involved larger loans to single borrowers or groups of related borrowers than single-family loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced

(for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired.

   Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

   A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

   Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

   o changes in general or local economic conditions and/or specific industry segments;

   o   declines in real estate values;

   o   declines in rental or occupancy rates;

   o increases in interest rates, real estate tax rates and other operating expenses;

   o changes in governmental rules, regulations and fiscal policies, including environmental legislation;

   o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots or other acts of God; and

   o other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

   Additional considerations may be presented by the type and use of a particular mortgaged property. For instance,

   o Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

   o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

   o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

   Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.

   Mortgaged properties which are multifamily properties of cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

   Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

   In addition, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because the mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

   The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency Legislation."

   Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

   There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

   o   was insolvent or was rendered insolvent by such obligation or transfer,

   o was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

   o intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured.

   Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that

   o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

   o the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

   If the lien is avoided, the lender would lose the benefits afforded by such lien.

   The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

   Mortgage Loan With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower's ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

   o   the fair market value and condition of the related mortgaged property;

   o   the level of interest rates;

   o   the borrower's equity in the related mortgaged property;

   o   the borrower's financial condition;

   o   the operating history of the related mortgaged property;

   o changes in zoning, tax and (and with respect to residential properties) rent control laws;

   o   changes in competition in the relevant area;

   o   changes in rental rates in the relevant area;

   o   changes in governmental regulation and fiscal policy;

   o   prevailing general and regional economic conditions;

   o   the state of the fixed income and mortgage markets; and

   o the availability of credit for multifamily rental or commercial properties.

   Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

   The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans." The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

   The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents."

   Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

   Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if--

   o   the exercise of those remedies would be inequitable or unjust; or

   o   the circumstances would render the acceleration unconscionable.

   Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "offsite" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

   The trust may attempt to reduce its potential exposure to cleanup costs by--

   o establishing reserves for cleanup costs when they can be anticipated and estimated; or

   o designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

   However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

   Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management or operations of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.

   See   "Certain   Legal   Aspects   of   Mortgage   Loans  --   Environmental
Considerations."

   Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Most policies typically do not cover any physical damage resulting from, among other things --

   o   war;

   o   revolution;

   o   terrorism;

   o   nuclear, biological or chemical materials;

   o   governmental actions;

   o   floods and other water-related causes;

   o   earth movement, including earthquakes, landslides and mudflows;

   o   wet or dry rot;

   o   vermin; and

   o   domestic animals.

   Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See "Description of the Pooling Agreements--Hazard Insurance Policies."

   Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Some Certificates May Not Be Appropriate for ERISA Plans

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you should consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of your offered certificates. See "Certain ERISA Considerations."

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

   If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit," for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates." Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

   If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

   Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Taxation of Regular Certificates."

Bankruptcy Proceedings Entail Certain Risks

   Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

   In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

   A bankruptcy court may also--

   o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

   o   reduce monthly payments due under a mortgage loan;

   o   change the rate of interest due on a mortgage loan; or

   o   otherwise alter a mortgage loan's repayment schedule.

   Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

   Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

   As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment

   If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

   o The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

   o Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

   o Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

   o You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

   See   "Description   of  the   Certificates--Book-Entry   Registration   and
Definitive Certificates."

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

   The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See "Description of the Trust Funds--Mortgage Loans--General."

Termination of the Trust Fund Could Affect the Yield on Your Offered
Certificates

   The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See "Description of the Certificates--Termination" in this prospectus. See "Description of the Certificates--Termination."

                                   THE SPONSOR

General

   The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation ("GACC"), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

   GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

   GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

   GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC's wholly-owned subsidiary, Deutsche Bank Mortgage Capital, LLC ("DBMC"). Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities ("CMBS") securitization.

   GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. ("DBBM") is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae's DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

GACC's Securitization Program

   GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for just under ten years.

   GACC has been a seller of loans both into securitizations in the "COMM" program, in which its affiliate is the depositor, and into programs where third party entities, including affiliates of General Electric Capital Corporation, GMAC Commercial Mortgage Corporation and Citigroup, have acted as depositors.

   Under the COMM name, GACC has two primary securitization programs, the COMM FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

   GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

   Total loans securitized on an annual basis for each of the past three years by GACC and its subsidiary, DBMC, have been as follows:


Year                                   Total Securitizations(Amts in $ billions)
--------------------------------------------------------------------------------

2005                                   9.7
--------------------------------------------------------------------------------

2004                                   5.4
--------------------------------------------------------------------------------

2003                                   5.5
--------------------------------------------------------------------------------

   The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

   During the past five years, loans sold by GACC to DMARC into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

   Under the COMM Conduit/Fusion securitizations GACC originated loans have represented a range of between of approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation, GMAC Commercial Mortgage Corporation, PNC Bank and LaSalle Bank National Association.

   Loans sold by GACC to securitizations of third party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the 5 years ending December 31, 2005.

   Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it may elect to purchase loans for securitization in the future. In that event GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

   In coordination with Deutsche Bank Securities Inc. and other underwriters, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

GACC's Underwriting Standards

   General. GACC originates loans located in the United States secured by retail, multifamily, office, hotel, industrial/warehouse and self-storage properties. All of the mortgage loans originated by GACC or its affiliate, DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines. References to GACC in this section also include DBMC.

   Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property's market

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

and the utility of the mortgaged property within the market. Unless otherwise specified in a prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

   Loan Approval. Prior to commitment, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

   Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards generally require the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

      Property Type            DSCR Guideline        LTV Ratio Guideline
------------------------- ---------------------- --------------------------
Office                            1.25x                   75%
Retail                            1.25x                   75%
Multifamily                       1.20x                   80%
Manufactured Housing              1.20x                   80%
Industrial/Warehouse              1.25x                   75%
Self-Storage                      1.25                    75%
Hotel                             1.50                    70%

   The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement may differ from the amount calculated at the time of origination. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest only payments until maturity, or for a specified period. Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See "Description of the Mortgage Pool" in the prospectus supplement and Annex A-1 to the prospectus supplement.

   Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

   Taxes and Insurance--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

   Replacement Reserves--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office.................   $0.20 per square foot
Retail.................   $0.15er square foot of
                          in-line space
Multifamily............   $250 per unit
Manufactured housing...   $50 per pad
Industrial/Warehouse...   $0.10 per square foot
Self storage...........   $0.15 per square foot
Hotel..................   4% of gross revenue

   Re-tenanting--Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during

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

the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

   Deferred Maintenance/Environmental Remediation--Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

   Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in the related Prospectus Supplement under "Description of the Mortgage Pool--Certain Underwriting Matters."

Servicing

   For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

   Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                  THE DEPOSITOR

   The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is
(212) 250-2500. The depositor's capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See "The Depositor" in the prospectus supplement.

   None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

                         DESCRIPTION OF THE TRUST FUNDS

General

   The primary assets of each trust fund will consist of:

   o   various types of multifamily or commercial mortgage loans,

   o mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in one or more of various types of multifamily or commercial mortgage loans or

   o   a combination of mortgage loans and MBS.

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

   Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

   Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

   If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

Mortgage Loans

   General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

   o residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

   o commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land.

   The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.

   If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate

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

funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

   o the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

   o the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

   If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

   Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

   Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of

   o the Net Operating Income derived from the related mortgaged property for a twelve-month period to

   o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

   Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

   o   non-cash items such as depreciation and amortization,

   o   capital expenditures, and

   o debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

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

   The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

   Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

   Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

   o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

   o   the Value of the related mortgaged property.

   The "Value" of a mortgaged property will be either (i) its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) determined by another method specified in the related prospectus supplement.. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus

   o the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

   o the greater the cushion provided to the lender against loss on liquidation following a default.

   Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

   o the market comparison method (recent resale value of comparable properties at the date of the appraisal),

   o the cost replacement method (the cost of replacing the property at such date),

   o the income capitalization method (a projection of value based upon the property's projected net cash flow), or

   o upon a selection from or interpolation of the values derived from such methods.

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

   Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

   Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

   While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance" and "--Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates--Mortgage Loans With Balloon Payments Have a Greater Risk of Default."

   Payment Provisions of the Mortgage Loans.  All of the mortgage loans will

   o   have had original terms to maturity of not more than 40 years and

   o provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

   A mortgage loan

   o may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

   o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

   o may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

   o may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

   A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an "Equity Participation"), as described in the related prospectus supplement.

   Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

   Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

   o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

   o the type or types of property that provide security for repayment of the mortgage loans,

   o the earliest and latest origination date and maturity date of the mortgage loans,

   o the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

   o the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

   o the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

   o with respect to mortgage loans with adjustable interest rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

   o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

   o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

   o the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

   In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

   If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

   If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

   MBS may include

   o private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

   o certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

   Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

   The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

   Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

   The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

   o the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

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

   o the original and remaining term(s) to stated maturity of the MBS, if applicable,

   o the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

   o   the payment characteristics of the MBS,

   o the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

   o   a description of the related credit support, if any,

   o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

   o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

   o if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS Issuer;

   o the market price of the MBS and the basis on which the market price was determined;

   o the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements," and

   o   the characteristics of any cash flow agreements that relate to the MBS.

   If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

   The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

   Each trust fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See "Description of the Pooling Agreements--Certificate Account."

Credit Support

   If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

   o   a letter of credit,

   o   a loan insurance policy,

   o   a certificate insurance policy,

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

   o   a guarantee,

   o   a surety bond,

   o   cross-support provisions,

   o   a reserve fund,

   o or any combination thereof (any such coverage with respect to the certificate of any series, "Credit Support").

   The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Any Credit Support For Your Offered Certificates May Be Insufficient" and "Description of Credit Support."

Cash Flow Agreements

   If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

   o guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

   o   interest rate exchange agreements,

   o   interest rate cap or floor agreements, or

   o other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates (any such agreement, a "Cash Flow Agreement").

   The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

                        YIELD AND MATURITY CONSIDERATIONS

General

   The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors -- Prepayments May Reduce the Average Life of Your Certificates." The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

   The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

   o the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

   o the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

   o and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

   With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

   When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

   A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

   The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

   In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

   Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

   The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

   o   the availability of mortgage credit,

   o the relative economic vitality of the area in which the mortgaged properties are located,

   o   the quality of management of the mortgaged properties,

   o   the servicing of the mortgage loans,

   o   possible changes in tax laws and other opportunities for investment.

   In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

   The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

   The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

   o   converting to a fixed rate loan and thereby "locking in" such rate or

   o taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

   Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

   The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

   The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

   Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

   Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

   Negative amortization may occur in respect of an ARM Loan that

   o limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

   o provides that its scheduled payment will adjust less frequently than its interest rate or

   o provides for constant scheduled payments notwithstanding adjustments to its interest rate.

   Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

   The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

   o whether such offered certificate was purchased at a premium or a discount and

   o the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

   Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

   The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

   o a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

   o   establishing a priority of payments among such classes of certificates.

   The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

   Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

   o amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

   o   Excess Funds, or

   o   any other amounts described in the related prospectus supplement.

   Unless otherwise defined in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

   o interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

   o prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

   The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                         DESCRIPTION OF THE CERTIFICATES

General

   Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

   If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

   Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, if they are participants in DTC.

Distributions

   Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The "Available Distribution Amount" for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

   Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

   Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

   If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument.

   The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

   Distributions of interest with respect to one or more classes of certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

   Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

   With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

   The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

   o based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

   o equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

   o such other formula as may be specified in the related prospectus supplement.

   If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

   The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments May Reduce the Average Life of Your Certificates" and "--Prepayments May Reduce the Yield on Your Certificates" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest."

Distributions of Principal of the Certificates

   Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a "Certificate Balance"), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund

   Distributions of principal with respect to one or more classes of certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

   If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

   The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

   o a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

   o establishing a priority of payments among such classes of certificates. See "Description of Credit Support."

Advances

   If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

   In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, "Related Proceeds") and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

   If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

   If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

      On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, generally, will set forth, among other things, in each case to the extent applicable:

            (i) the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

            (ii) the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

            (iii) the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

            (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

            (v) if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

            (vi) if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

            (vii) information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

            (viii) if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

            (ix) if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

            (x) the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

            (xi) if such class of offered certificates has a floating, variable or adjustable pass- through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

            (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

            (xiii) if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

            (xiv) the amount of Credit Support being afforded by any classes of subordinate certificates.

   In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

   Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

   If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

   The voting rights evidenced by each series of certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

   Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC Administrator. See "Description of the Pooling Agreements -- Events of Default," "-- Rights Upon Event of Default" and "-- Resignation and Removal of the Trustee."

Termination

   The obligations created by the Pooling Agreement for each series of certificates will terminate following

   o the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

   o the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

   Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

   If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

   In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

   If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word "callable."

Book-Entry Registration and Definitive Certificates

   If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, if they are participants in DTC.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a "Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

   DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

   The only "certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

   Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

   o the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

   o the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS

General

   The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

   A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor."

Assignment of Mortgage Loans; Repurchases

   At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

   o   the address of the related mortgaged property and type of such property;

   o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

   o   the original and remaining term to maturity;

   o   the amortization term; and

   o   the original and outstanding principal balance.

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

   In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

   o the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

   o the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

   o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

   o if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

   Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

   The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the "Purchase Price"). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

   The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

   Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example:

   o the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

   o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

   o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

   o   the payment status of the mortgage loan.

   It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

   Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

   In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

   The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

   As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

   The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

   o mortgage loans that are delinquent in respect of a specified number of scheduled payments;

   o mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

   o   REO Properties.

   If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible

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

(including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See "Description of Credit Support."

   A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

   o   monitor any mortgage loan that is in default,

   o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

   o initiate corrective action in cooperation with the Mortgagor if cure is likely,

   o   inspect the related mortgaged property and

   o   take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

   Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

   A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified events of default consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be

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

reimbursed under a Pooling Agreement. See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses."

Certificate Account

   General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Such Permitted Investments include

   o   federal funds,

   o   uncertificated certificates of deposit,

   o   time deposits,

   o   bankers' acceptances and repurchase agreements,

   o   certain United States dollar-denominated commercial paper,

   o units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

   Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

   Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

   (1) all payments on account of principal, including principal prepayments, on the mortgage loans;

   (2) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

   (3) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds," respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

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

(4) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5) any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6) any amounts paid under any Cash Flow Agreement;

(7) all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under "-- Assignment of mortgage loans; Repurchases" and "-- Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "-- Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates -- Termination; Retirement of Certificates";

(8) to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

(10) any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(11) any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

      Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

   (1) to make distributions to the certificateholders on each distribution date;

   (2) to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

   (3) to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

   (4) if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

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

   (5) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

   (6) to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "-- Certain Matters Regarding the Trustee";

   (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

   (8) if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

   (9) to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

   (10) to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

   (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

   (12) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   (13) to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

   (14) to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

   The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

   o will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

   o will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

   o will not adversely affect the coverage under any applicable instrument of Credit Support.

   Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

   o a material default on the mortgage loan has occurred or a payment default is imminent,

   o such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

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

   o such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

   If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

            (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

            (ii) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations."

   A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

   If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or
(ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify

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circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

   If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

   If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

   o that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

   o that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

   Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with

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different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

   The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of

   o   the replacement cost of the improvements less physical depreciation and

   o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

   Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto . Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of mortgage loans -- Due-on-Sale and Due-on-Encumbrance."

Servicing Compensation and Payment of Expenses

   A portion of the master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer's compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components:

   o a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

   o an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

   o subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

   Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled

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to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

Evidence as to Compliance

   The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

   o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

   o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

   o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

   o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

   Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

   Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

   o the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment


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      will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

   o a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

   The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

   Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

   However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

   Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

   Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

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Events of Default

    "Events of Default" under the related Pooling Agreement generally will include, without limitation,

   o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

   o any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

   o any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

   o any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

   o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity generally will constitute an Event of Default in each capacity; however, the related prospectus supplement may provide that an Event of Default will only constitute an Event of Default of such entity in the capacity in which the related default occurred.

Rights upon Event of Default

   If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting

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party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

   If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

   No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

   Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

   o   to cure any ambiguity,

   o to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

   o to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

   o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs -- Tax and Restrictions on Transfers of Residual certificates to Certain Organizations" herein),

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   o   to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

   o to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

   o for such other purposes as may be specified in the related prospectus supplement.

   The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

   o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

   o reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

   Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

   Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

   The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

   The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required

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to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

   As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

   Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

   Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

   The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

   If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

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                          DESCRIPTION OF CREDIT SUPPORT

General

   Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

   o   the subordination of one or more classes of certificates,

   o   cross-support provisions,

   o   a letter of credit,

   o   a loan insurance policy,

   o   a certificate insurance policy,

   o   a guarantee,

   o   a surety bond,

   o   a reserve fund,

   o or any combination thereof (any such coverage with respect to the certificate of any series, "Credit Support").

   If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of certificates.

   The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such Credit Support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of offered certificates of one (or more) other such series.

   If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

   o   the nature and amount of coverage under such Credit Support,

   o   any conditions to payment thereunder not otherwise described herein,

   o the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

   o the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors -- Credit Support Limitations."

Subordinate Certificates

   If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of

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subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

   If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Letter of Credit

   If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

   If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

   If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

   If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

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   Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

   If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

   If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                        CASH FLOW AND DERIVATIVES AGREEMENTS

   If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement. The Depositor will not include in any trust fund any cash flow or derivative agreement that could be used to create a security whose payment is not based primarily by reference to the performance of the mortgage assets in the trust fund.

                      CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See "Description of the Trust Funds -- Mortgage Loans." If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

   Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust

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and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

   There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

   Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

   In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent or unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-- Bankruptcy Laws."

Personalty

   In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the

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UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

   General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

   Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

   Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

   Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

   In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

   Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a

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copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

   Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk Factors -- Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates -- The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.") Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

   The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period

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has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

   Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

   In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

   Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

   Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

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Bankruptcy Laws

   Operation of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor, through its rehabilitative plan, to de-accelerate a secured loan and to reinstate the loan even if the lender accelerated the mortgage loan and final judgment of foreclosure has been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

   The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

   The Bankruptcy Code provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

   For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

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   In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

   If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

   On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

   In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

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   Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

   In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Environmental Considerations

   General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

   Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

   CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator, " however, is a person "who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

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   The Asset Conservation, Lender Liability and Deposit Insurance Protection Act
of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

   Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

   Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

   In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

   Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations or may decrease the re-sale value of the collateral.

   Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations or decrease the re-sale value of the collateral.

   Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

   To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans."

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   If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

   Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

   Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

   If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See "Description of the Trust Funds -- Mortgage Loans -- General."

Subordinate Financing

   The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified

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period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

   Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

   The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

   The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See "Risk Factors -- Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates."

Americans with Disabilities Act

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or

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landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

   Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

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                      CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

   For purposes of this discussion:

   o references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

   o where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

   With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a "REMIC") within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, has advised the depositor that in the firm's opinion, assuming:

   o   the making of proper elections;

   o compliance with the Pooling Agreement and other related documents and no amendments thereof;

   o the accuracy of all representations made with respect to the mortgage loans; and

   o compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

   In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "-- Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

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Status of REMIC Certificates

   REMIC Certificates held by a domestic building and loan association will be treated as an asset described in Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans
.. . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3).

Qualification as a REMIC

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations."

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

   o the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

   o substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

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

   If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

   o in exchange for any qualified mortgage within a three-month period thereafter; or

   o in exchange for a "defective obligation" within a two-year period thereafter.

   A   "defective obligation" includes:

   o   a mortgage in default or as to which default is reasonably foreseeable;

   o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

   o   a mortgage that was fraudulently procured by the mortgagor; and

   o a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

   A mortgage loan that is "defective" as described in the fourth bullet point above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the "Service").

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

   o   one or more classes of regular interests; or

   o a single class of residual interests on which distributions, if any, are made pro rata.

   A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a

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

regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

   If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

   General

   In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

   Original Issue Discount

   Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

   Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate

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

over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method."

   A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

   o the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity; over

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

   o the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

   The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

   o   the yield to maturity of the Regular Certificate at the issue date;

   o events (including actual prepayments) that have occurred prior to the end of the accrual period; and

   o   the Prepayment Assumption.

   For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

   The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

   Acquisition Premium

   A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

   Variable Rate Regular Certificates

   Regular Certificates may provide for interest based on a variable rate permitted under the REMIC Regulations.

   Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable

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variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

   Deferred Interest

   Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

   Market Discount

   A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate:

   o is exceeded by the then-current principal amount of the Regular Certificate; or

   o in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

   Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

   o   on the basis of a constant interest rate; or

   o in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

   Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or

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

carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

   Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   Premium

   A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   Election to Treat All Interest Under the Constant Yield Method

   A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

   o "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

   o the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

   It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in

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which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

   Sale or Exchange of Regular Certificates

   If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income:

   o if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction;

   o in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

   o to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

   In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

   Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code
Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any

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loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

   Taxation of REMIC Income

   Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

   o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

   o   all bad loans will be deductible as business bad debts; and

   o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

   The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

   The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

   o the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

   o the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

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   When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income" The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

   Basis and Losses

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

   A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.

   A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

   o in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

   o ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

   If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

   Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage

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loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

   Treatment of Certain Items of REMIC Income and Expense

   Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

   Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "-- Premium."

   Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates -- Deferred Interest."

   Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class). Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates -- Market Discount."

   Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates -- Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

   Limitations on Offset or Exemption of REMIC Income

   A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is

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equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

   o 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

   o the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

   For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

   The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors -- Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

   The Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Certificates

   Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

   o the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

   o   the highest marginal federal income tax rate applicable to corporations.

   The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified

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Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.

   In addition, if a Pass-Through Entity has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

   o the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

   o   the highest marginal federal corporate income tax rate.

   Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

   If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

   For these purposes:

   o "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

   o "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

   o an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

   The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

   o the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

   o the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

   Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual

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

Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

   Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "-- Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer:

   o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

   o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

   The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "-- Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

   o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

   o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

   o transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.

   The transferor must have no actual knowledge or reason to know that those statements are false. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading "Disqualified Organizations." The transferor must have no actual knowledge or reason to know that such statements are false.

   In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently issued Treasury regulations require a fourth condition for the transferor to be presumed to lack such knowledge. The condition must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

            (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

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            (i)   the present value of any consideration given to the transferee to acquire the interest;

            (ii) the present value of the expected future distributions on the interest; and

            (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

   For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

            (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

            (ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

            (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

   Sale or Exchange of a Residual Certificate

   Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates -- Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool

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exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

   Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

   Mark to Market Regulations

   The Service has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May be Imposed on the REMIC Pool

   Prohibited Transactions

   Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

   o the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

   o the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

   o   the receipt of compensation for services; or

   o the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

   Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small

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percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

   Contributions to the REMIC Pool After the Startup Day

   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

   o   during the three months following the Startup Day;

   o   made to a qualified reserve fund by a Residual Certificateholder;

   o   in the nature of a guarantee;

   o   made to facilitate a qualified liquidation or clean-up call; and

   o   as otherwise permitted in Treasury regulations yet to be issued.

   Net Income from Foreclosure Property

   The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person, " as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

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   o   to the appointment of the tax matters person as provided in the preceding sentence; and

   o to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

   Limitations on Deduction of Certain Expenses

   An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

   o 3% of the excess, if any, of adjusted gross income over a threshold amount; or

   o 80% of the amount of itemized deductions otherwise allowable for such year.

   These limitations will be phased out over the period 2006--2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

   Regular Certificates

   Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

   o is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), or a controlled foreign corporation described in Code
       Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

   o provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

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   The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" generally must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

   If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

   Residual Certificates

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that:

   o the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

   o the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

   Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


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Backup Withholding

   Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or such certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

   The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

   Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

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                         FEDERAL INCOME TAX CONSEQUENCES
            FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

Standard Certificates

   General

   In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006--2010. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees," respectively.

   Tax Status

   Standard Certificates will have the following status for federal income tax purposes:

   1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

   2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist

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of qualified assets, and interest income on such assets will be considered
"interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

   3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   Premium and Discount

   Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

   Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Treatment of Certain Items of REMIC Income and
Expense -- Premium."

   Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

   Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

   Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

   Recharacterization of Servicing Fees

   If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable

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and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

   Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "-- Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   Sale or Exchange of Standard Certificates

   Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

   o if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

   o in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

   Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

   General

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to

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distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

   The certificates will be subject to those rules if:

   o the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

   o the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "Standard Certificates -- Recharacterization of Servicing Fees" above); and

   o certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

   In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates -- Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates -- General," subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

   o the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
       Section 7701(i); and

   o unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

   This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

   o the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

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

o no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

   Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

   Status of Stripped Certificates

   No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code
Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

   Taxation of Stripped Certificates

   Original Issue Discount. Except as described above under "General," each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

   If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder's Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of

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income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

   In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

   Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates." It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

   o one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

   o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

   o a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

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Reporting Requirements and Backup Withholding

   The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2010) backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding."

   On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to:

   o   a custodian of a person's account;

   o   a nominee; and

   o   a broker holding an interest for a customer in "street name."

   These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

Taxation of Certain Foreign Investors

   To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates."

Reportable Transactions

   Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

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                      STATE, LOCAL AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

General

   Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans").

   Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax-Favored plans, "Plans") are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law ("Similar Law"). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor ("DOL") and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

Plan Asset Regulations

   Certain transactions involving the trust fund, including a Plan's investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan.
Section 2510.3-101 of the DOL regulations (the "Plan Asset Regulations") defines the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., ERISA Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on

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

any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

   The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

   o   has investment discretion with respect to the investment of Plan Assets;
       or

   o has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

   Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

   The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

Prohibited Transaction Exemptions

   The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41 (the "Exemption"), to Deutsche Bank Securities, Inc. ("DBSI") which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "Certain ERISA Considerations," the term "Underwriter" shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more

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

intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

   The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

   first, the acquisition of certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   second, the certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. (collectively, the "Exemption Rating Agencies");

   third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the "Restricted Group" consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a "sponsor" within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

   fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

   fifth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

   The Exemption also requires that the trust fund meet the following requirements:

   o the trust fund must consist solely of assets of the type that have been included in other investment pools;

   o certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certificates by or on behalf of a Plan or with Plan Assets; and

   o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certificates by or on behalf of a Plan or with Plan Assets.

   A fiduciary of a Plan or any person investing Plan Assets intending to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

   o the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

   o the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan; and

   o   the holding of certificates by a Plan or with Plan Assets.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of certificates.

   Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates ("ERISA Restricted Certificates") which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

   In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisfied:

   o the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60); and

   o the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and

   o there is no Plan with respect to which the amount of such general account's reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

   The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

   There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

   Before purchasing a certificate (other than an ERISA Restricted Certificate, Residual Certificate or any certificate which is not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies), a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a "certificate" for purposes of the Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.

Tax Exempt Investors

   A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income."

                                LEGAL INVESTMENT

   If so specified in the related prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of certificates that qualify as "mortgage related securities" will be those that:

   o are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and

   o are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

   The appropriate characterization of those certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   Those classes of certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

   Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities, " but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities, " defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities, " and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

   All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the

Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                 USE OF PROCEEDS

   The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                               METHOD OF DISTRIBUTION

   The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

      The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

            1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

            2. By placements by the depositor with institutional investors through dealers; and

            3. By direct placements by the depositor with institutional investors.

   In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

   If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

   In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

   The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

   The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

   All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

   As to any series of certificates, only those classes rated in an investment grade rating category by any nationally recognized rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or institutional investors.

   If and to the extent required by applicable law or regulation, this prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

   Certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other firm as may be specified in the related prospectus supplement.

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

                              FINANCIAL INFORMATION

   A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                                       RATING

   It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


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

                             INDEX OF DEFINED TERMS

1986 Act..........................86
1998 Policy Statement............116
Accrual Certificates..............45
Accrued Certificate Interest......45
Act...............................79
ADA...............................81
affiliate........................114
ARM Loans.........................35
Available Distribution Amount.....44
Bankruptcy Code...................76
Book-Entry Certificates...........44
Cash Flow Agreement...............38
Certificate Account...............37
Certificate Balance...............46
Certificate Owner.................50
CMBS..............................27
Code..............................83
Companion Class...................46
Controlled Amortization Class.....46
CPR...............................41
Credit Support................38, 69
Cut-off Date......................46
DBBM..............................27
DBMC..............................27
DBSI.............................112
Debt Service Coverage Ratio.......32
Definitive Certificates...........44
Determination Date............39, 44
Disqualified Organization.........96
Distribution Date Statement.......48
DOL..............................111
DTC...............................50
DTC Participants..................50
Due Period........................39
due-on-sale.......................74
electing large partnership........96
Equity Participation..............34
ERISA............................111
ERISA Plans......................111
ERISA Restricted Certificates....114
Events of Default.................65
Excess Funds......................43
excess servicing.................105
Exemption........................112
Exemption Rating Agencies........113
FAMC..............................36
FHLMC.............................36
Financial Intermediary............50
FNMA..............................36
Garn Act..........................80
GNMA..............................36
Insurance Proceeds................57
IRS...............................60
Letter of Credit Bank.............70
Liquidation Proceeds..............57
Loan-to-Value Ratio...............33
Lock-out Date.....................34
Lock-out Period...................34
MBS...............................30
MBS Agreement.....................36
MBS Issuer........................36
MBS Servicer......................36
MBS Trustee.......................36
NCUA.............................116
Net Leases........................33
Net Operating Income..............32
Nonrecoverable Advance............47
Non-U.S. Person..................102
OCC..............................116
OID Regulations...................86
OTS..............................116
Parties in Interest..............111
Pass-Through Entity...............96
Percentage Interest...............44
Permitted Investments.............57
Plan Asset Regulations...........111
Plan Assets......................111
Plans............................111
Pooling Agreement.................52
Prepayment Assumption.............87
Prepayment Interest Shortfall.....39
Prepayment Premium................34
Purchase Price....................53
Record Date.......................44
Regular Certificateholder.........86
Regular Certificates..............83
Related Proceeds..................47
Relief Act........................82
REMIC.............................83
REMIC Certificates................83
REMIC Pool........................83
REMIC Regulations.................83
REO Property......................55
Residual Certificateholders.......92
Residual Certificates.............83
Service...........................85
Similar Law......................111
SMMEA............................115
SPA...............................41
Standard Certificateholder.......104
Standard Certificates............104
Stripped Certificateholder.......108
Stripped Certificates............104
Tax Exempt Investor..............115
Tax Favored Plans................111
Title V...........................81

Treasury..........................83
U.S. Person.......................98
UBTI.............................115
UCC...............................72
Underwriter......................112
Value.............................33
Voting Rights.....................49
Warranting Party..................54

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below.

      Filing Fee for Registration Statement.........          $2,568,000*
      Legal Fees and Expenses ......................              200,000**
      Accounting Fees and Expenses .................               55,000**
      Trustee's Fees and Expenses (including counsel fees)         25,000**
      Blue Sky Fees and Expenses ...................                3,000**
      Printing and Engraving Fees ..................               50,000**
      Rating Agency Fees ...........................              150,000**
      Miscellaneous ................................               35,000**
      Total ........................................           $3,086,000

-------------------
* Includes $107 previously paid in connection with this Registration Statement and $1,850,066.15 previously paid in connection with the registrant's Registration Statements Nos. 333-125499 and 333-112636.

** All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issurance and distribution of a single series of Certificates in an aggregate principal amount assumed for these purposes to be equal to $100,000,000 of Certificates registered hereby.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Each Pooling Agreement will provide that a director, officer, employee or agent of the Registrant is entitled to be indemnified and held harmless by the related trust fund against any loss, liability or expense incurred in connection with any claim or legal action relating to such Pooling Agreement and related Certificates other than any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties under such Pooling Agreement or negligent disregard of obligations and duties under such Pooling Agreement.

   Any underwriters who execute an Underwriting Agreement in the form filed as
Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement, and each person who controls the Registrant, against certain liabilities which might arise under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") from certain information furnished to the Registrant by or on behalf of such indemnifying party.

   Any purchase agreement pursuant to which the Registrant acquires mortgage assets for inclusion in a trust fund may provide under certain circumstances that each officer and director and certain controlling persons of the Registrant, are entitled to be indemnified by the seller of such mortgage assets or an affiliate against certain liabilities, including liabilities under the Securities Act and the Exchange Act, relating to such mortgage assets.

   Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe the person's conduct was unlawful.

   Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145 of the General Corporation Law of Delaware further provides that
(i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; (ii) that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) empowers the corporation to purchase and maintain insurance on behalf of a person servicing in the capacities set forth above against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

   The Amended and Restated By-Laws of the Registrant provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify any director or officer (and any of their heirs, executors and administrators) who was or is made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Registrant to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, incurred therein or in any appeal thereof.

ITEM 16.  EXHIBITS.

1.1    Form of Underwriting Agreement.
4.1    Form of Pooling and Servicing Agreement.*
4.2    Form of Mortgage Loan Purchase Agreement.*
5.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to the legality of the Certificates.
5.2 Opinion of Latham & Watkins LLP with respect to the legality of the Certificates.
8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included in Exhibit 5.1)
8.2    Opinion of Latham & Watkins LLP with respect to certain tax matters.
23.1   Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1).
23.2   Consent of Latham & Watkins LLP (included in Exhibit 5.2 and Exhibit
       8.2).
24.1 Power of Attorney (included on page II-8 of initial filing of this Registration Statement).

* Previously filed.

ITEM 17.  UNDERTAKINGS.

A.  Undertakings Pursuant to Rule 415.

   The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

   provided, however, that (A) paragraphs (A) (1) (i), (A)(1)(ii) and (A)(1)
(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to

Rule 424(b) that is part of the Registration Statement; and
(B) that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to
Item 1100(c) of Regulation AB.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

    (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

    (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

    (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    The undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. Undertaking In Respect of incorporation of subsequent Exchange Act documents by reference.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking In Respect of Equity Offerings of Nonreporting Registrants.

   The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D. Undertaking in Respect of Indemnification.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

E. Undertaking in respect of incorporation of subsequent Exchange Act documents by third parties

   The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the

Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F. Undertaking in respect of information provided through the Internet

   The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be part of the prospectus included in the Registration Statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant certifies that it (i) has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, (ii) reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and (iii) has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York on the 24th day of February, 2006.

                                  DEUTSCHE MORTGAGE & ASSET
                                  RECEIVING CORPORATION


                                  By: /s/ Helaine Kaplan
                                      ------------------------
                                      Name: Helaine Kaplan
                                      Title: President

                                  By: /s/ John Griffin
                                      ------------------------
                                      Name: John Griffin
                                      Title: Vice President, Treasurer and
                                               Chief Financial Officer

   Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     ---------------------------------------------------------------------

           Signature                   Title                   Date
     ---------------------------------------------------------------------

      /s/ Helaine Kaplan   President                     February 24, 2006
     Helaine Kaplan
     ---------------------------------------------------------------------

     /s/ John Griffin      Vice President, Treasurer     February 24, 2006
     John Griffin          and Chief Financial Officer
     ---------------------------------------------------------------------

      *                    Director                      February 24, 2006
     -------------
     Tobin Cobb
     ---------------------------------------------------------------------

      *                    Director                      February 24, 2006
     -------------
     Kenneth B. Dickey
     ---------------------------------------------------------------------

      *                    Director                      February 24, 2006
     -------------
     Joseph J. Rice
     ---------------------------------------------------------------------

      *                    Director                      February 24, 2006
     -------------
     Eric Schwartz
     ---------------------------------------------------------------------

/s/John Griffin(1)
-----------------------------------
*John Griffin, as Attorney-in-Fact

(1) John Griffin, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION OF EXHIBIT

1.1    Form of Underwriting Agreement.
4.1    Form of Pooling and Servicing Agreement.*
4.2    Form of Mortgage Loan Purchase Agreement.*
5.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to the legality of the Certificates.
5.2 Opinion of Latham & Watkins LLP with respect to the legality of the Certificates.
8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included in Exhibit 5.1).
8.2    Opinion of Latham & Watkins LLP with respect to certain tax matters.
23.1   Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1).
23.2   Consent of Latham & Watkins LLP (included in Exhibit 5.2 and Exhibit
       8.2).
24.1 Power of Attorney (included on page II-8 of initial filing of this Registration Statement).

* Previously filed.





                                      II-9